UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Insightful Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 24, 2008

Dear Stockholder:

You are cordially invited to attend Insightful Corporation’s 2008 annual meeting of stockholders. Our annual meeting will be held on August 29, at 9:00 a.m. Seattle time, at the offices of RR Donnelley, 999 Third Avenue, Suite 3201, Seattle, Washington 98104.

At the annual meeting, you will be asked to adopt an agreement and plan of merger that we entered into on June 18, 2008, providing for the merger of a wholly owned subsidiary of TIBCO Software Inc. with and into Insightful, with Insightful continuing as the surviving corporation and a wholly-owned subsidiary of TIBCO. If the merger is completed, each share of Insightful common stock issued and outstanding immediately prior to the merger (other than shares owned by Insightful and our subsidiaries and TIBCO and its subsidiaries, and shares for which appraisal rights have been properly exercised under Delaware law) will be converted into the right to receive $1.87 in cash, without interest and less any applicable withholding taxes, as more fully described in the accompanying proxy statement.

We cannot complete the merger unless the conditions to closing specified in the merger agreement, as more fully described in the accompanying proxy statement, are satisfied, including obtaining the approval of our stockholders.

At the annual meeting, you will also be asked to consider and vote on the following matters, which are described in more detail in the accompanying proxy statement:

•	Election of one Class III director.

•	Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

•	Adjournment, postponement or continuation of the annual meeting, if necessary or appropriate (e.g., to solicit additional proxies to approve the merger agreement).

•	Any other business that may properly come before the annual meeting.

Our board of directors has unanimously determined that the merger agreement and the merger are advisable, fair to and in the best interests of Insightful and its stockholders, and has unanimously adopted the merger agreement and approved the transactions contemplated by the merger agreement. Our board of directors unanimously recommends that Insightful stockholders vote “FOR” the proposal to adopt the merger agreement. In addition, the Insightful board of directors urges you to vote “FOR” the items in the first three bullet points above.

The attached notice of the annual meeting and accompanying proxy statement explain the proposed merger and provide specific information concerning the annual meeting. Please read the accompanying proxy statement (including the annexes) carefully to learn more about these and related matters.

Your participation and vote are important. Whether or not you plan to attend the annual meeting, you should read the proxy statement (including the annexes) and follow the instructions on your proxy card to vote by Internet, telephone or mail to ensure that your shares will be represented at the annual meeting. If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares using the separate voting instruction form furnished by your broker, bank or other nominee. The enclosed proxy card contains instructions regarding voting. Please vote your shares before the meeting, even if you plan to attend.

Thank you for your support of Insightful Corporation.

Sincerely,

Jeffrey Coombs
President and Chief Executive Officer

The accompanying proxy statement is dated July 24, 2008 and is first being mailed, along with the attached proxy card, to Insightful stockholders on or about July 29, 2008.

This transaction has not been approved or disapproved by the Securities and Exchange Commission, nor has the Securities and Exchange Commission passed upon the fairness or merits of this transaction or the accuracy or adequacy of the information contained in the accompanying proxy statement. Any representation to the contrary is unlawful.

INSIGHTFUL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

August 29, 2008

To the Stockholders of Insightful Corporation:

The 2008 annual meeting of stockholders of Insightful Corporation, a Delaware corporation, will be held on August 29, 2008, at 9:00 a.m. Seattle time, at the offices of RR Donnelley, 999 Third Avenue, Suite 3201, Seattle, Washington 98104, for the following purposes:

1.	To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 18, 2008, by and among TIBCO Software Inc., Mineral Acquisition Corporation and Insightful Corporation;

2.	To elect one Class III director to serve for a three-year term;

3.	To ratify the appointment of Moss Adams LLP as Insightful’s independent registered public accounting firm for the fiscal year ending December 31, 2008;

4.	To adjourn, postpone or continue the annual meeting, if necessary or appropriate (e.g., to solicit additional proxies for the approval of the merger agreement); and

5.	To transact such other business as may properly come before the meeting and any adjournment, postponement or continuation thereof.

The Insightful board of directors has unanimously determined that the merger agreement and the merger are advisable, fair to and in the best interests of Insightful and its stockholders, and has unanimously adopted the merger agreement and approved the transactions contemplated by the merger agreement. The Insightful board of directors unanimously recommends that Insightful stockholders vote “FOR” the proposal to adopt the merger agreement. In addition, the Insightful board of directors urges you to vote “FOR” items 2, 3 and 4 above.

These items of business are more fully described in the proxy statement accompanying this notice. The Insightful board of directors has fixed the close of business on July 8, 2008 as the record date for the meeting. At the close of business on the record date, there were 13,014,636 shares of Insightful common stock outstanding and entitled to vote. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting or any adjournment, postponement or continuation thereof. Please carefully read the proxy statement and other materials concerning Insightful, the merger and the other proposals enclosed with this notice for a more complete statement regarding the matters to be acted upon at the annual meeting. This notice also constitutes notice of appraisal rights under Delaware law in connection with the merger, as described in the proxy statement and Annex C to the proxy statement.

You are cordially invited to attend the annual meeting. To ensure that your shares are represented and voted, however, you should complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible. You may also vote electronically either by telephone or the Internet per the instructions on the enclosed proxy card. Your shares will be voted in accordance with the instructions you give in your proxy. You may revoke your proxy at any time before it is voted by signing and returning a proxy for the same shares bearing a later date, by filing with the Secretary of Insightful a written revocation bearing a later date, or by attending the annual meeting and voting in person. If you submitted your proxy electronically by the Internet or telephone, you may submit a later-dated proxy using the same method of transmission. You will still be able to vote your shares in person should you decide to attend the annual meeting, even if you have previously returned your proxy card.

By Order of the Board of Directors

Ann Parker-Way
Vice President, General Counsel and Secretary

Seattle, Washington

July 24, 2008

YOUR VOTE IS IMPORTANT

Please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope so that your shares will be represented whether or not you attend the annual meeting.

INSIGHTFUL CORPORATION

PROXY STATEMENT

FOR

2008 ANNUAL MEETING OF STOCKHOLDERS

To be held on August 29, 2008

i

ii

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following Q&A is intended to address some commonly asked questions regarding the merger. These questions and answers may not address all questions that may be important to you as an Insightful stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, and the documents we refer to in this proxy statement.

Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to Insightful Corporation. In addition, we refer to Insightful Corporation as “Insightful” and to TIBCO Software Inc. as “TIBCO.”

Q:	Why am I receiving this proxy statement?

A:	Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at the annual meeting of stockholders, or at any adjournments, postponements or continuations of the annual meeting.

Q:	What am I being asked to vote on?

A:	You are being asked to vote to adopt a merger agreement that provides for the acquisition of Insightful by TIBCO. The proposed acquisition would be accomplished through a merger of Mineral Acquisition Corporation, a wholly owned subsidiary of TIBCO (which we refer to as “Merger Sub”), with and into Insightful. As a result of the merger, Insightful will become a wholly-owned subsidiary of TIBCO. Insightful common stock will cease to be listed on the NASDAQ Capital Market, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended.

In addition, you are being asked to elect one Class III director to serve for a three-year term, to ratify the appointment of Moss Adams LLP as Insightful’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and grant Insightful management discretionary authority to adjourn, postpone or continue the annual meeting. If, for example, we do not receive proxies from stockholders holding a sufficient number of shares to approve the proposed transaction, we could use the additional time to solicit additional proxies in favor of approval of the adoption of the merger agreement.

Q:	Are there any stockholders already committed to voting in favor of adopting and approving the merger agreement and the transactions contemplated thereby?

A:	Yes. In connection with the execution of the merger agreement, certain of our stockholders, who collectively beneficially own approximately 22.0% of the voting power of Insightful common stock as of July 8, 2008, the record date, entered into voting agreements agreeing to vote for the proposed transaction. If the merger agreement terminates in accordance with its terms, these voting agreements will also terminate.

Q:	What will I receive in the merger?

A:	As a result of the merger, each share of Insightful common stock outstanding immediately prior to the merger will be converted into the right to receive $1.87 in cash, without interest and less any applicable withholding tax. For example, if you own 100 shares of Insightful common stock as of immediately prior to the merger, you will have the right to receive $187.00 in cash, without interest and less any applicable withholding tax, in exchange for your 100 shares.

Q:	Is the merger consideration subject to adjustment?

A:	In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization, or other like change with respect to our capital stock occurring after June 18, 2008 and prior to the effective time of the merger, all references in this proxy statement and the merger agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this proxy statement and the merger agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization, or other like change.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, or vote via the Internet or telephone, so that your shares can be voted at the annual meeting. Please do not send your stock certificates with your proxy card.

Q:	How does Insightful’s board of directors recommend that I vote?

A:	At a meeting held on June 18, 2008, Insightful’s board of directors unanimously adopted the merger agreement and determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, Insightful and its stockholders. Our board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to elect Ronald M. Stevens as the Class III director to serve for a three-year term, “FOR” the proposal to ratify the appointment of Moss Adams LLP as Insightful’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and “FOR” the proposal to adjourn, postpone or continue the annual meeting, if necessary or appropriate (including for the purpose of soliciting additional proxies in the event there are not sufficient votes in favor of approving the merger agreement at the time of the annual meeting).

Q:	Do any of Insightful’s directors or executive officers have interests in the merger that may differ from those of Insightful stockholders?

A:	Yes. When considering the recommendation of Insightful’s board of directors, you should be aware that members of Insightful’s board of directors and Insightful’s executive officers have interests in the merger other than the interests of Insightful stockholders generally. These interests may be different from, or in conflict with, your interests as Insightful stockholders. The members of our board of directors were aware of these additional interests, and considered them, when they approved the merger agreement. See “The Merger—Interests of Insightful’s Directors and Executive Officers in the Merger” beginning on page 38 for a description of the rights of our directors and executive officers that come into effect in connection with the merger.

Q:	What factors did the Insightful board of directors consider in making its recommendation regarding the proposal to adopt the merger agreement?

A:	In making its recommendation, our board of directors took into account, among other things, (i) our business, financial, technological and competitive position, our strategic business goals and objectives and our prospects if we were to remain an independent company, (ii) the possible alternatives to the merger with TIBCO and the timing and likelihood of accomplishing the goals of such alternatives, (iii) the likelihood of realizing superior benefits through remaining independent and pursuing alternative business strategies, (iv) the general risks of market conditions that could reduce our stock price, in particular the deterioration and current uncertainties in the financial services markets, (v) the merger consideration as compared to the current and historical market prices of our common stock, (vi) the risks involved with the merger and (vii) the extensive process conducted over a nearly nine-month period.

Q:	What vote is required to approve the proposals at the stockholder meeting?

A:	Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting.

The proposal to elect the Class III director requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the annual meeting and entitled to vote at the annual meeting.

The proposals to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 and to approve the adjournment, postponement or continuation of the annual meeting, if necessary or appropriate (including for the purposes of soliciting additional proxies), requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote at the annual meeting.

As of July 8, 2008, the record date for determining who is entitled to vote at the annual meeting, there were 13,014,636 shares of Insightful common stock issued and outstanding.

Q:	Where and when is the annual meeting of stockholders?

A:	The Insightful annual meeting will be held on August 29, 2008 at 9:00 a.m. Seattle time, at the offices of RR Donnelley, 999 Third Avenue, Suite 3201, Seattle, Washington 98104. You may attend the annual meeting and vote your shares in person.

Q:	Who is entitled to vote at the annual meeting?

A:	Only stockholders of record as of the close of business on July 8, 2008 are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held at that time at the annual meeting, or at any adjournments, postponements or continuations of the annual meeting.

Q:	May I vote in person?

A:	Yes. If your shares are not held in “street name” through a broker, bank or other nominee, you may attend the annual meeting and vote your shares in person, rather than signing and returning your proxy card or voting via the Internet or telephone (instructions to voting via the Internet or telephone are included on the proxy card). If your shares are held in “street name,” you must get a proxy from your broker, bank or other nominee in order to attend the annual meeting and vote in person. Even if you plan to attend the annual meeting in person, we urge you to complete, sign, date and return the enclosed proxy or vote via the Internet or telephone to ensure that your shares will be represented at the annual meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Many of our stockholders hold their shares through a broker, bank or other nominee (in “street name”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares beneficially owned.

Stockholder of Record. If your shares are registered directly in your name with Insightful’s transfer agent, you are considered the stockholder of record with respect to those shares and this proxy statement is being sent directly to you by Insightful. As stockholder of record, you have the right to grant your proxy directly to representatives of Insightful or to vote in person at our annual meeting of stockholders. We have enclosed a proxy card for your use.

Beneficial Owner. If your shares are held in a brokerage account, bank account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and this proxy statement is being forwarded to you by your broker, bank or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a legal proxy from the broker, bank or nominee that holds your shares, giving you the right to vote the shares instead of the broker, bank or nominee holding your shares. Your broker, bank or nominee has enclosed or provided voting instructions for your use in directing your broker, bank or nominee how to vote your shares.

Q:	May I vote via the Internet or telephone?

A:	If your shares are registered in your name, you may vote by returning a signed proxy card or voting in person at the annual meeting. Additionally, you may submit a proxy authorizing the voting of your shares over the Internet or by telephone by following the instructions on your proxy card. Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. Eastern time on August 28, 2008. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy over the Internet or telephone.

If your shares are held in “street name” through a broker, bank or other nominee, you may vote by completing and returning the voting form provided by your broker, bank or other nominee, or by the Internet or telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or other nominee.

Q:	What happens if I do not return my proxy card, vote via the Internet or telephone or attend the annual meeting and vote in person?

A:	The approval of the adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting. Therefore, if you do not return your proxy card, vote via the Internet or telephone or attend the annual meeting and vote in person, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement.

For the proposals to elect the Class III director, ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 and adjourn, postpone or continue the annual meeting, if necessary or appropriate (e.g., to solicit additional proxies), abstentions will have no effect on the outcome.

Q:	May I change my vote after I have delivered my proxy?

A:	Yes. You may change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways:

•

First, you can deliver to the Secretary of Insightful a written notice bearing a date later than the proxy you delivered to Insightful stating that you would like to revoke your proxy, provided the notice is received by 11:59 p.m. Eastern time on August 28, 2008. If you submitted the proxy you are seeking to revoke via the Internet or telephone, you may submit this later-dated new proxy using the same method of transmission (Internet or telephone) as the proxy being revoked, provided the new proxy is received by 11:59 p.m. Eastern time on August 28, 2008.

•

Second, you can complete, execute and deliver to the Secretary of Insightful a new, later-dated proxy card for the same shares, provided the new proxy is received by 11:59 p.m. Eastern time on August 28, 2008.

•	Third, you can attend the meeting and vote in person. Your attendance at the annual meeting alone will not revoke your proxy.

Any written notice of revocation or subsequent proxy should be delivered to Insightful Corporation, 1700 Westlake Avenue North, Suite 500, Seattle, Washington 98109, Attention: Secretary, or hand-delivered to our Secretary at or before the taking of the vote at the annual meeting.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change those instructions.

Q:	If my broker, bank or other nominee holds my shares in “street name,” will my broker, bank or other nominee vote my shares for me?

A:	Your broker, bank or other nominee will not be able to vote your shares with respect to the approval of the merger without instructions from you. You should instruct your broker, bank or other nominee to vote your shares following the procedure provided by your broker, bank or other nominee. Without instructions, your shares will not be voted on the merger, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement.

For purposes of voting on the other proposals, if you do not give a proxy to your broker, bank or other nominee with instructions as to how to vote the shares, your broker, bank or other nominee has authority to vote those shares on your behalf.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:	What happens if I sell or transfer my shares of Insightful common stock before the annual meeting?

A:	The record date for the annual meeting is July 8, 2008. If you sell or otherwise transfer your shares of Insightful common stock after the record date but before the annual meeting, you will retain your right to vote at the annual meeting, but you will transfer the right to receive the merger consideration.

Q:	Will the merger be taxable to me?

A:	Yes. The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or non-U.S. income or other tax laws. Generally, for U.S. federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the merger and the stockholder’s adjusted tax basis in the shares of Insightful common stock converted into cash in the merger. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you. See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” on page 45.

Q:	What will the holders of Insightful stock options receive in the merger?

A:	At the effective time of the merger, all stock options granted under the Insightful Amended and Restated 2001 Stock Option and Incentive Plan that are not exercised prior to the effective time of the merger (whether or not then vested), will be assumed by TIBCO, and will be converted into options to purchase shares of TIBCO common stock pursuant to a formula more fully described in this proxy statement at “Proposal I: Adoption of the Merger Agreement—Treatment of Stock Options.”

At the effective time of the merger, each stock option granted under all other stock option plans, programs, agreements or arrangements of Insightful will be terminated and cancelled in exchange for the right to receive an amount in cash equal to (i) the number of shares of Insightful common stock subject to such option, multiplied by (ii) the amount, if any, that $1.87 exceeds the exercise price per share of such option, without interest and less any applicable withholding tax.

For more information of the treatment of Insightful stock options, see “Proposal I: Adoption of the Merger Agreement—Treatment of Stock Options” beginning on page 48.

Q:	What regulatory approvals and filings are needed to complete the merger?

A:	We do not believe that the merger is subject to any regulatory approvals or filings in order to complete the merger. See “The Merger—Regulatory Matters” beginning on page 47.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible and currently expect to consummate the merger shortly after the annual meeting on August 29, 2008. In addition to obtaining stockholder approval, all other closing conditions specified in the merger agreement must be satisfied or, to the extent permitted, waived prior to the consummation of the merger.

Q:	What rights do I have if I oppose the merger?

A:	Insightful’s stockholders are entitled to exercise appraisal rights in connection with the merger. If you do not vote in favor of the merger and it is completed, you may dissent and seek payment of the fair value of your shares under Delaware law. To do so, however, you must strictly comply with all of the required procedures under Delaware law. See “The Merger—Appraisal Rights” beginning on page 42.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will receive written instructions for exchanging your shares of Insightful common stock for the merger consideration of $1.87 in cash, without interest and less any applicable withholding tax, for each share of our common stock you hold.

Q: Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

Insightful Corporation 1700 Westlake Avenue North, Suite 500 Seattle, Washington 98109 Attn: Investor Relations Telephone: (206) 283-8802 or

The Altman Group 1200 Wall Street West-3 rd Floor Lyndhurst, NJ 07071 Attn: Frank Valenzuela
Telephone:	(866) 856-3065 (toll-free) (201) 806-7300 (banks and brokers)

Neither the Securities and Exchange Commission, or the SEC, nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense.

SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. See “Where You Can Find Additional Information” on page 80. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, the legal document that governs the merger.

The Companies (page 23)

Insightful Corporation

1700 Westlake Avenue North, Suite 500

Seattle, Washington 98109

Telephone: (206) 283-8802

Insightful Corporation, a Delaware corporation, is a provider of predictive analytics and reporting solutions. Insightful products S-PLUS®, Insightful Miner™ and S-PLUS® Enterprise Server allow companies to perform sophisticated statistical data analysis and data mining and create high-quality graphics and reports. Our common stock trades on the NASDAQ Capital Market under the symbol “IFUL.”

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, California 94304

Telephone: (650) 846-1000

TIBCO Software Inc., a Delaware corporation, is a leading provider of infrastructure software. TIBCO provides a broad range of standards-based software solutions that help organizations achieve the benefits of real-time business. TIBCO’s common stock trades on the NASDAQ Global Select Market under the symbol “TIBX.”

Mineral Acquisition Corporation

3303 Hillview Avenue

Palo Alto, California 94304

Telephone: (650) 846-1000

Mineral Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of TIBCO, was incorporated on April 18, 2007 and has not conducted any business operations.

Merger Consideration (page 48)

If the merger is completed, each share of Insightful common stock outstanding immediately prior to the merger will be converted into the right to receive $1.87 in cash, without interest and less any applicable withholding tax, provided that the holder of such share has not properly exercised appraisal rights.

After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as an Insightful stockholder as a result of the merger. You will receive the merger consideration after exchanging your Insightful stock certificates in accordance with the instructions contained in the letter of transmittal that will be sent to our stockholders shortly after closing of the merger.

Treatment of Stock Options (page 48)

At the effective time of the merger, all stock options granted under the Insightful Amended and Restated 2001 Stock Option and Incentive Plan that are not exercised prior to the effective time of the merger (whether or not then vested) will be assumed by TIBCO, and will be converted into options to purchase shares of TIBCO common stock pursuant to a formula more fully described in this proxy statement at “Proposal I: Adoption of the Merger Agreement—Treatment of Stock Options” beginning on page 48. The assumed stock options will otherwise continue to have, and be subject to, the same terms and conditions set forth in the Insightful Amended and Restated 2001 Stock Option and Incentive Plan and the applicable stock option agreement for such assumed stock options (including vesting provisions).

At the effective time of the merger, each stock option granted under all other stock option plans, programs, agreements or arrangements of Insightful will be terminated and cancelled in exchange for the right to receive an amount in cash equal to (i) the number of shares of Insightful common stock subject to such option, multiplied by (ii) the amount, if any, that $1.87 exceeds the exercise price per share of such option, without interest and less any applicable withholding tax.

Market Price and Dividend Data (page 18)

Our common stock is quoted on the NASDAQ Capital Market under the symbol “IFUL.” On June 18, 2008, the last full trading day before the public announcement of the merger, the closing price for our common stock was $1.89 per share and on July 23, 2008, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock was $1.82 per share.

Material U.S. Federal Income Tax Consequences of the Merger (page 45)

The exchange of shares of our common stock for the $1.87 per share cash merger consideration will be a taxable transaction to our stockholders for U.S. federal income tax purposes.

Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We recommend that you consult your own tax advisor to fully understand the tax consequences of the merger to you.

Recommendation of Our Board of Directors (page 32)

After careful consideration, our board of directors unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of, Insightful and our stockholders. Accordingly, our board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement and vote for the adjournment, postponement or continuation, if necessary or appropriate, of the meeting (including for the purpose of soliciting additional proxies in favor of the adoption of the merger agreement and the transactions contemplated thereby).

Reasons for the Merger (page 28)

In making its recommendation that you vote “FOR” the proposal to adopt the merger agreement, our board of directors took into account, among other things, (i) our business, financial, technological and competitive position, our strategic business goals and objectives and our prospects if we were to remain an independent company, (ii) the possible alternatives to the merger with TIBCO and the timing and likelihood of accomplishing the goals of such alternatives, (iii) the likelihood of realizing superior benefits through remaining independent and pursuing alternative business strategies, (iv) the general risks of market conditions that could reduce our stock price, in particular the deterioration and current uncertainties in the financial services markets, (v) the merger consideration as compared to the current and historical market prices of our common stock, (vi) the risks involved with the merger and (vii) the extensive process conducted over a nearly nine-month period.

Opinion of Insightful’s Financial Advisor (page 32)

In connection with the merger, we retained RBC Capital Markets Corporation, or RBC, to render an opinion to the special committee of our board of directors as to the fairness, from a financial point of view, to the holders of our common stock of the consideration that would be received by such stockholders in the merger.

On June 18, 2008, representatives of RBC reviewed RBC’s financial analyses and rendered its oral opinion to the special committee and our board of directors, which opinion was subsequently confirmed in writing to the special committee as of the same date, to the effect that, and subject to the various assumptions, qualifications and limitations set forth therein, as of June 18, 2008, the consideration provided for in the merger agreement was fair, from a financial point of view, to the stockholders of Insightful. (See “The Merger—Opinion of Insightful’s Financial Advisor” beginning on page 32).

The full text of the written opinion of RBC, dated June 18, 2008, is attached as Annex B and is incorporated by reference. Holders of our common stock are urged to read the opinion in its entirety for the assumptions made, qualifications and limitations, procedures followed, other matters considered and limits of the analysis by RBC. The summary of the written opinion of RBC set forth herein is qualified in its entirety by reference to the full text of such opinion. RBC’s analyses were prepared for and addressed to the special committee and our board of directors and RBC’s opinion was prepared for and addressed to the special committee and both the analyses and opinion are directed only to the fairness, from a financial point of view, of the consideration provided for in the merger agreement, and do not constitute an opinion as to the merits of the merger or a recommendation to any stockholder as to how to vote on the proposed merger. The consideration to be received in the merger was determined through negotiations between TIBCO and us and not pursuant to recommendations of RBC.

Interests of Insightful’s Directors and Executive Officers in the Merger (page 38)

When considering the recommendation of our board of directors in favor of the adoption of the merger agreement, you should be aware that the members of our board of directors and our executive officers have interests in the merger in addition to their interests as Insightful stockholders generally. These interests may be different from, or in addition to, your interests as Insightful stockholders. These interests include acceleration of vesting of their stock options, the payment of benefits upon the consummation of the merger and the maintenance of indemnification rights and insurance coverage.

•

Our current executive officers have entered into agreements with us that provide certain severance payments and acceleration of vesting of the stock options held by them in the event of their termination of employment under certain circumstances following the merger.

•

The merger agreement provides for indemnification arrangements for each of our current and former directors and officers that will continue for six years following the effective time of the merger, as well as for insurance coverage covering service to Insightful as a director or officer.

The members of our board of directors were aware of these additional interests, and considered them, when they approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Exchange of Stock Certificates (see page 49)

Promptly after the effective time of the merger, BNY Mellon Shareowner Services, LLC, as the exchange agent for the merger, will establish an exchange fund to hold the merger consideration to be paid to our stockholders in connection with the merger. The exchange agent will mail to each record holder of our common stock a letter of transmittal and instructions for surrendering the record holder’s stock certificates or book-entry shares in exchange for the cash consideration. Upon proper surrender of Insightful stock certificates or book-entry shares in accordance with the exchange agent’s instructions, the holder of such stock certificates or book-entry shares will be entitled to receive the merger consideration issuable to such holder pursuant to the merger.

Representations and Warranties (see page 49)

The merger agreement contains customary representations and warranties made by us and TIBCO and the Merger Sub, relating to our respective businesses, as well as other facts pertinent to the merger. These representations and warranties are subject to materiality, knowledge and other similar qualifications in many respects and expire at the effective time of the merger or termination of the merger agreement, as further described below. The representations and warranties of Insightful and TIBCO and the Merger Sub have been made solely for the benefit of the other party and those representations and warranties should not be relied on by any other person. In addition, those representations and warranties may have been modified by the disclosure schedules attached to the merger agreement, are subject to the materiality standards described in the merger agreement, which may differ from what may be viewed as material by you, will not survive consummation of the merger and cannot be the basis for any claims under the merger agreement by the other party after termination of the merger agreement, and were made only as of the date of the merger agreement or another date as is specified in the merger agreement.

Votes Required (see page 19)

The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of Insightful common stock outstanding on the record date. A failure to vote your shares or an abstention will have the same effect as a vote against the proposal to adopt and approve the merger agreement.

The proposal to elect the Class III director requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the annual meeting and entitled to vote at the annual meeting.

The proposals to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 and approve the adjournment, postponement or continuation of the annual meeting, if necessary or appropriate (including for the purpose of soliciting additional proxies), requires the affirmative vote of the holders of a majority of the shares of Insightful common stock present in person or represented by proxy at the annual meeting. A failure to vote your shares or an abstention will not affect the outcome of the proposal to ratify the appointment of Moss Adams LLP or the proposal to adjourn, postpone or continue the annual meeting, but will reduce the number of votes required to approve such proposal.

Conditions to the Completion of the Merger (page 55)

The parties are obligated to effect the merger following the satisfaction or waiver of certain conditions that include:

•	the merger agreement is approved by the holders of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting;

•	no order suspending the use of the proxy statement has been issued and no proceeding for that purpose has been initiated or threatened in writing by the SEC or its staff;

•	all material regulatory consents, approvals, expiration of waiting periods and clearances of governmental entities under any applicable foreign or other applicable laws have been obtained;

•

no judgment, order, injunction, decree, statute, law, ordinance, rule or regulation, or other legal restraint or prohibition (whether temporary, preliminary or permanent), entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction, is in effect that prohibits, makes illegal or enjoins the consummation of the merger and no governmental entity has notified the parties of any intent on its part to seek such judgment, order, injunction, decree, ruling or charge, with respect to any of the transactions contemplated by the merger agreement; and

•

no suit, action, proceeding, application or counterclaim shall be pending before any governmental entity wherein an unfavorable injunction, judgment, order, decree, ruling or charge is reasonably expected to occur and would (i) cause the merger or any of the transactions contemplated by the merger agreement to be rescinded, or (ii) result in any antitrust restraint.

We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•

TIBCO and Merger Sub’s representations and warranties made pursuant to the merger agreement are true and correct (without giving effect to any limitation on materiality or material adverse effect) on and as of signing and closing, as if made at and as of such time, except to the extent that the failure of such representations and warranties to be true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on TIBCO;

•

TIBCO and Merger Sub’s representations and warranties regarding their respective corporate power and authority to enter into the merger agreement and, with respect to TIBCO only, the voting agreements are true and correct on and as of signing and closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in each case as of such date);

•

each of TIBCO and Merger Sub has performed and complied in all material respects with all agreements and covenants required to be performed or complied with by it under the merger agreement on or prior to the closing date of the merger; and

•	a duly authorized officer of TIBCO has provided a certification that each of the above conditions has been satisfied.

TIBCO and Merger Sub will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•

our representations and warranties made pursuant to the merger agreement (other than those described below) are true and correct (without giving effect to any limitation on materiality or material adverse effect) as of signing and closing, as if made at and as of such time, except to the extent that the failure of such representations and warranties to be true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Insightful and its subsidiaries;

•

our representations and warranties with respect to the capitalization of Insightful are true and correct (without giving effect to any limitation on materiality or material adverse effect) in all respects as of signing and closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in each case as of such date), except solely for inaccuracies in the number of shares, options, warrants, convertible or exchangeable securities or other securities or similar rights, which inaccuracies could not result in a number of shares of our common stock outstanding on a fully-diluted basis (excluding any options with an exercise price greater than $1.87), both on and as of signing and closing, exceeding 14,248,589 (as adjusted in the event of any stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization, or other like change);

•

our representations and warranties with respect to our ability to perform the merger agreement and regarding certain statutory takeover laws are true and correct in all respects as of signing and closing, as if made at and as of such time;

•

our representations and warranties with respect to Insightful’s equity incentive plans are true and correct (without giving effect to any limitation on materiality or material adverse effect) in all material respects as of signing and closing, as if made at and as of such time;

•	our representations and warranties with respect to Insightful’s intellectual property are true and correct in all material respects, or the IP Condition;

•

we have performed and complied in all material respects with all agreements and covenants required to be performed or complied with by us under the merger agreement at or prior to the closing date of the merger;

•	no material adverse effect on Insightful and its subsidiaries has occurred and is continuing;

•	a duly authorized officer of Insightful has provided a certification that each of the above conditions has been satisfied; and

•

the holders of no more than 10 percent of the shares of Insightful common stock issued and outstanding immediately prior to the effectiveness of the merger shall have delivered a notice or notices of intent to demand payment in accordance with their appraisal rights under the Delaware General Corporation Law, or DGCL, and which demands have not been finally withdrawn under the DGCL and are not appealable, or the Appraisal Rights Condition.

See “Proposal I: Adoption of the Merger Agreement—Conditions to Completion of the Merger” beginning on page 55.

Limitation on Considering Other Acquisition Proposals (page 53)

We have agreed that we will not, and will cause our subsidiaries and our and our subsidiaries’ representatives not to, directly or indirectly:

•

solicit, initiate, seek, knowingly encourage, knowingly facilitate or knowingly induce any acquisition proposal other than the merger agreement, any inquiry with respect to any other acquisition proposal, or the making, submission or announcement of, any other acquisition proposal;

•

participate or otherwise engage in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action (including granting any person a waiver or release under any standstill or similar agreement with respect to any class of equity security of Insightful or any of our subsidiaries, other than as contemplated by the merger agreement) to facilitate, any other acquisition proposal, any inquiry with respect to any other acquisition proposal or the making, submission or announcement of any proposal that constitutes or would reasonably be expected to lead to, any other acquisition proposal (other than the notification of third parties as to the existence of these provisions);

•	approve, endorse or recommend any other acquisition proposal with respect to Insightful or any of our subsidiaries; or

•	enter into any letter of intent or similar document or any contract, agreement, arrangement or commitment contemplating any other acquisition proposal or any transaction contemplated thereby.

Pursuant to the merger agreement, we have ceased, and caused our subsidiaries and our or our subsidiaries’ officers, directors, affiliates, employees, agents and representatives to immediately cease, any and all existing activities, discussions or negotiations with any third parties conducted prior to the date of the merger agreement with respect to any other acquisition proposal. We have, and have caused our subsidiaries and our and our subsidiaries’ representatives to, use commercially reasonable efforts to enforce (and not waive any provisions of) any confidentiality or standstill agreement (or any similar agreement) which we or any of our subsidiaries is a party relating to any such acquisition proposal.

Furthermore, as promptly as practicable upon receipt by us, our subsidiaries or any of our or our subsidiaries’ representatives of any other acquisition proposal or any request for nonpublic information or any expression of interest or inquiry relating in any way to any other acquisition proposal or which would reasonably be expected to lead to any other acquisition proposal, we will provide to TIBCO with oral and written notice of the material terms and conditions of such acquisition proposal, request, expression of interest or inquiry, the identity of the person or group making any such acquisition proposal, request, expression of interest or inquiry and certain other information. In addition, we will provide to TIBCO as promptly as practicable (but in no event more than 24 hours after receipt by us of any such acquisition proposal, request, expression of interest or inquiry, oral and written notice setting forth all such information as is reasonably necessary to keep TIBCO informed of the status and details (including amendments or proposed amendments) of any such acquisition proposal, request, expression of interest or inquiry subsequently provided by Insightful or to Insightful in connection with such acquisition proposal, request, expression of interest or inquiry and a written summary of all material information provided orally in connection with such acquisition proposal. We will also provide TIBCO with at least 48 hours prior notice (or such lesser prior notice as is provided to the members of our board of directors but in no event less than 24 hours prior notice) of any meeting at which our board of directors is reasonably expected to consider such acquisition proposal, request, expression of interest or inquiry.

However, at any time prior to the adoption of the merger agreement by the stockholders, if we:

•	receive an unsolicited bona fide written acquisition proposal from a third party that is not solicited in violation of the merger agreement,

•

our board of directors has concluded in good faith (following the receipt of advice of our outside legal counsel and financial advisor) that such acquisition proposal is, or is reasonably likely to become, a superior offer,

•	we have given TIBCO at least one business day’s prior written notice of our intentions; and

•	we have not breached in any material respect any of the non-solicitation provisions of the merger agreement,

then we may (but only if our board of directors has concluded in good faith following the receipt of advice of its outside legal counsel, that such action is required in order for our board of directors to comply with its fiduciary duties to our stockholders under applicable laws), furnish nonpublic information (subject to certain conditions) and engage in negotiations with such third party with respect to such acquisition proposal.

Solely in response to the receipt of a superior offer, our board of directors may withdraw or modify its recommendation to our stockholders for the approval of the adoption of the merger agreement if the following conditions are met:

•	the superior offer has not been withdrawn and continues to be a superior offer;

•	the required stockholder approval for the merger agreement has not yet been obtained;

•	we have provided TIBCO notice that we have received a superior offer as well as certain information about the offer and all materials provided to the party making the superior offer;

•	we have engaged in good faith negotiations with TIBCO during a five business day period;

•	following such period our board concludes in good faith that the failure to effect a change in recommendation would be inconsistent with its fiduciary duties to our stockholders; and

•	we have not breached in any material respect any of the non-solicitation provisions in the merger agreement.

In the event that our board withdraws or modifies its recommendation in a manner adverse to TIBCO and the merger agreement is terminated, we may be required to pay a termination fee of $1.25 million to TIBCO. See “Proposal I: Adoption of the Merger Agreement—Termination Fee” beginning on page 58.

Termination of the Merger Agreement (page 57)

The merger agreement can be terminated by the parties under certain circumstances, including:

•	by mutual written consent of us and TIBCO, duly authorized by our board of directors and TIBCO’s board of directors, respectively;

•

by either us or TIBCO, if the merger has not been completed by November 30, 2008 for any reason, except that it cannot be terminated by a party whose action or failure to act has been the principal cause of, or resulted in, the failure of the merger to be consummated on or before such date;

•	by either us or TIBCO, if a court or other governmental entity has issued a final, nonappealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the merger;

•

by either us or TIBCO, if our stockholders do not approve the merger agreement at the annual meeting and, in our case, the failure to obtain stockholder approval is not the result of our violation of the merger agreement or a breach of the voting agreements by any of our directors, certain executive officers or a certain stockholder that are parties to such voting agreement;

•

by us, if TIBCO breaches any of its representations, warranties, covenants or agreements set forth in the merger agreement, or if any of its representations or warranties have become untrue, in either case such that the conditions set forth in the applicable section of the merger agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty will have become untrue; provided, however, that if such breach by TIBCO or such inaccuracies in its representations and warranties are curable by TIBCO prior to November 30, 2008 through the exercise of TIBCO’s commercially reasonable efforts, then we shall not be permitted to terminate the merger agreement prior to 30 calendar days following receipt of written notice from us to TIBCO of such breach or inaccuracy, as applicable, provided, that TIBCO continues to exercise commercially reasonable efforts to cure such breach or inaccuracy through such 30 day period (it being understood that we may not terminate the merger agreement if we have materially breached the merger agreement or if such breach or inaccuracy by TIBCO is cured within such 30 calendar day period);

•

by TIBCO, if we breach any of our representations, warranties, covenants or agreements set forth in the merger agreement, or if any of our representations or warranties have become untrue, in either case such that the conditions set forth in the applicable section of the merger agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty will have become untrue; provided, however, that if such breach by us or such inaccuracies in our representations and warranties are curable by us prior to November 30, 2008 through the exercise of our commercially reasonable efforts, then TIBCO shall not be permitted to terminate the merger agreement prior to 30 calendar days following receipt of written notice from TIBCO to us of such breach or inaccuracy, as applicable, provided, that we continue to exercise commercially reasonable efforts to cure such breach or inaccuracy through such 30 day period (it being understood that TIBCO may not terminate the merger agreement if TIBCO has materially breached the merger agreement or if such breach or inaccuracy by us is cured within such 30 calendar day period);

•	by TIBCO, if we violate our non-solicitation obligations set forth in the merger agreement;

•

by us, in order to enter into a letter of intent or similar document providing to be acquired by a third party other than TIBCO, as long as we have complied with the non-solicitation provisions set forth in the merger agreement and paid the termination fee of $1.25 million described below; or

•	by TIBCO, if, prior to the receipt of the requisite stockholder approval:

•	our board of directors withdraws or modifies in a manner adverse to TIBCO or Merger Sub its recommendation to our stockholders in favor of the approval of the adoption the merger agreement;

•	we fail to include our board of directors’ unanimous recommendation that our stockholders vote in favor of the adoption of the merger agreement in this proxy statement;

•	our board of directors approves or recommends any other acquisition proposal to our stockholders;

•	we enter into a letter of intent or similar document or any contract accepting any other acquisition proposal;

•	our board of directors fails to make a statement recommending the rejection of a tender or exchange offer for our common stock commenced by a person unaffiliated with TIBCO;

•

a majority of our board of directors fails to reaffirm its approval of recommendation of the merger agreement to our stockholders within five business days after receipt of a written request to do so from TIBCO; or

•	we fail to call, duly give notice of, convene and hold a stockholder meeting to obtain the approval of the merger agreement.

Termination Fee (page 58)

We must pay a $1.25 million termination fee in cash to TIBCO promptly, but in no event later than two business days after the date of such termination, in the following circumstances:

•	if we materially breach our non-solicitation obligations set forth in the merger agreement;

•

if we terminate the merger agreement in order to enter into a letter of intent or similar document to be acquired by a third party and have complied with the non-solicitation provisions set forth in the merger agreement; or

•	if TIBCO terminates the merger agreement because, prior to the receipt of the requisite stockholder approval:

•	our board of directors withdraws or modifies in a manner adverse to TIBCO or Merger Sub its recommendation to our stockholders in favor of the approval of the adoption of the merger agreement;

•	we fail to include the board’s recommendation in this proxy statement;

•	our board of directors approves or recommends any other acquisition proposal to our stockholders;

•	we enter into a letter of intent or similar document providing to be acquired by a third party;

•

a tender or exchange offer relating to our securities is commenced by a person unaffiliated with TIBCO and we fail to send, within 10 business days after such tender or exchange offer is first published or sent, a statement by our board of directors recommending the rejection of such tender or exchange offer;

•

a majority of our board of directors fails to reaffirm its approval of recommendation of the merger agreement to our stockholders within five business days after receipt of a written request to do so from TIBCO; or

•	we fail to call, duly give notice of, convene and hold a stockholder meeting to obtain the approval of the merger agreement.

We must pay a $1.25 million termination fee in cash to TIBCO if the agreement is terminated in one of the following ways and a proposal to acquire Insightful has been publicly announced by any person, made to our stockholders by any person or been made to us by any person and subsequently publicly announced and either (a) within 12 months following the termination of the merger agreement, any acquisition is consummated or (b) we enter into a letter of intent or similar document providing for an acquisition within 12 months following the termination of the merger agreement and the acquisition is later consummated, in which case such amount shall be paid promptly, but in no event later than two business days after the consummation of such acquisition:

•

if either we or TIBCO terminate the agreement because it has not been completed by November 30, 2008 and the terminating party’s actions or failure to act was not the principal cause of, or resulted in, the failure of the merger to be consummated on or before such date;

•

if either we or TIBCO terminate the agreement because our stockholders do not approve the merger agreement at the annual meeting and, in our case, the failure to obtain stockholder approval is not the result of our violation of the merger agreement or a breach of the voting agreements by any of our directors, certain executive officers or a certain stockholder that are parties to such voting agreement; or

•

after written notice of TIBCO, if we breach any of our representations, warranties, covenants or agreements set forth in the merger agreement, or if any of our representations or warranties have become untrue, in either case such that the conditions set forth in applicable section of the merger agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if such breach by us or such inaccuracies in our representations and warranties are curable by us prior to November 30, 2008 through the exercise of our commercially reasonable efforts, then TIBCO shall not be permitted to terminate the merger agreement prior to 30 calendar days following receipt of written notice from TIBCO to us of such breach or inaccuracy, as applicable, provided, that we continue to exercise commercially reasonable efforts to cure such breach or inaccuracy through such 30 day period (it being understood that TIBCO may not terminate the merger agreement if TIBCO shall have materially breached the merger agreement or such breach or inaccuracy by us is cured within such 30 calendar day period).

Regulatory Matters (page 47)

To consummate the merger, we must obtain all material federal and state approvals, consents and filings. We are not currently aware of any material federal or state approvals, consents or filings that are required for the parties’ completion of the merger. If any such approvals, consents or filings are required to consummate the merger, we will seek or make such consents, approvals and filings.

Appraisal Rights (page 42)

Under Delaware law, any stockholder of a Delaware corporation is entitled to exercise appraisal rights in connection with the merger, subject to certain restrictions.

If you do not vote in favor of adoption of the merger agreement, you will have the right to a judicial appraisal of the “fair value” of your shares in connection with the approved merger. This value could be more than, less than, or the same as the value of the right to receive merger consideration created by the merger agreement, and would be paid to the stockholder by the surviving corporation at the direction of the Court of Chancery of the State of Delaware.

In order to preserve your appraisal rights, you must take all of the steps required under Delaware law within the given time periods. Failure to follow exactly the procedures specified under Delaware law may result in the loss of your appraisal rights. The provisions of Delaware law regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. We encourage you to read these provisions carefully and in their entirety.

ANY INSIGHTFUL STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT HIS OR HER LEGAL ADVISOR, SINCE FAILURE TO COMPLY IN A TIMELY MANNER WITH THE PROCEDURES SET FORTH IN ANNEX C WILL RESULT IN THE LOSS OF SUCH RIGHTS.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our current expectations, assumptions, beliefs, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “should” and similar expressions, but the absence of this terminology does not necessarily mean that a statement is not forward-looking. Risks and uncertainties, over which we may have little or no control, that may affect those forward-looking statements include, among other things:

•	the risk that the merger may not be consummated in a timely manner, if at all;

•	the risk that our stockholders may not adopt the merger agreement;

•	risks related to satisfaction of conditions to the merger;

•	the risk that the merger agreement may be terminated in circumstances that would require us to pay TIBCO a termination fee of $1.25 million;

•	risks regarding a loss of or substantial decrease in purchases by our major customers;

•	risks related to diverting management’s attention from ongoing business operations as a result of the merger process;

•	risks regarding employee retention; and

•

other risks detailed in our current filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-KSB and our most recent subsequent quarterly report on Form 10-Q, which discuss these and other important risk factors concerning our operations (see “Where You Can Find Additional Information” on page 80).

We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in or implied by any of the forward-looking statements. We do not undertake to release any revisions of these forward-looking statements to reflect future events or circumstances.

MARKET PRICE AND DIVIDEND DATA

Our common stock is included on the NASDAQ Capital Market under the symbol “IFUL.” This table shows, for the periods indicated, the range of high and low per share sales prices for our common stock as reported on The NASDAQ Capital Market.

	Fiscal Quarters
	First	Second	Third	Fourth
Fiscal Year 2008 (through July 23, 2008)
High	$1.69	$2.00	1.84	N/A
Low	$0.72	$1.00	1.79	N/A

Fiscal Year 2007
High	$3.18	$2.69	$2.45	$2.25
Low	$2.28	$2.25	$1.86	$1.02

Fiscal Year 2006
High	$3.22	$3.68	$3.19	$2.67
Low	$2.42	$2.65	$2.25	$2.09

The following table sets forth the closing price per share of our common stock, as reported on the NASDAQ Capital Market on June 18, 2008, the last full trading day before the public announcement of the merger, and on July 23, 2008, the latest practicable trading day before the printing of this proxy statement:

Common Stock Closing Price
June 18, 2008	$1.89
July 23, 2008	$1.82

Following the merger there will be no further market for our common stock and our stock will be delisted from the NASDAQ Capital Market and deregistered under the Exchange Act.

We have never paid cash dividends on our common stock. We do not anticipate paying any cash dividends in the foreseeable future. Our board of directors will determine our future dividend policy.

THE ANNUAL MEETING

The enclosed proxy is solicited on behalf of our board of directors for use at the annual meeting of stockholders or at any adjournment, postponement or continuation thereof.

Date, Time, Place

We will hold the annual meeting on August 29, 2008, at 9:00 a.m. Seattle time, at the offices of RR Donnelley, 999 Third Avenue, Suite 3201, Seattle, Washington 98104.

Purpose of the Annual Meeting

At the annual meeting, we will ask holders of shares of our common stock to consider and vote upon proposals to adopt the merger agreement, elect one Class III director, ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 and approve the adjournment, postponement or continuation of the annual meeting, if necessary or appropriate (including for the purpose of soliciting additional proxies), each as more fully described in this proxy statement, and to transact such other business as may properly come before the annual meeting and any adjournment, postponement or continuation thereof.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of our common stock at the close of business on July 8, 2008, the record date, are entitled to notice of, and to vote at, the annual meeting. As of the record date, 13,014,636 shares of common stock were issued and outstanding and held by approximately 249 holders of record. Holders of record of shares of our common stock on the record date are entitled to one vote per share at the annual meeting on all matters to be considered at the annual meeting.

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum is present at the annual meeting if holders of a majority of shares of our common stock entitled to vote on the record date are present in person or represented by proxy. In the event that a quorum is not present at the annual meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. For purposes of determining the presence or absence of a quorum, votes withheld, abstentions and “broker non-votes” (where a broker or nominee cannot exercise discretionary authority and does not receive voting instructions from the beneficial owners to vote on a matter) will be counted as present, but will not be considered to have been voted in favor of any of the matters to be considered at the annual meeting.

Votes Required; Abstentions and Broker Non-Votes

The approval of the adoption of the merger agreement requires the affirmative vote of a majority of the shares of our common stock entitled to vote at the annual meeting. Approval of the adoption of the merger agreement is a condition to the closing of the merger.

The proposal to elect the Class III director requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the annual meeting and entitled to vote at the annual meeting.

The proposals to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 and approve the adjournment, postponement or continuation of the annual meeting, if necessary or appropriate (including for the purpose of soliciting additional proxies), requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote at the annual meeting.

Shares with respect to which stockholders abstain from voting on a particular matter and shares held in “street name” by brokers, banks or other nominees who indicate on their proxies that they do not have discretionary authority to vote such shares and have not received voting instructions from the beneficial owners with respect to such matter will not be counted as votes in favor of such matter, but will be counted to determine whether a quorum is present at the annual meeting and will be counted as voting power present at the meeting. Abstentions and broker non-votes will have the effect of a negative vote with respect to the proposal to approve the adoption of the merger agreement because approval of this proposal requires the affirmative vote of a majority of all shares of our common stock outstanding on the record date. For the proposals to elect the Class III director, ratify the appointment of Moss Adams LLP and adjourn, postpone or continue the annual meeting, abstentions and broker non-votes will have no effect on the outcome.

Voting by Our Directors, Executive Officers and Stockholders; Voting Agreements

At the close of business on July 8, 2008, the record date, our directors and certain executive officers and stockholders beneficially owned and were entitled to vote 2,860,763 shares of our common stock, which represented approximately 22.0% of the shares of our common stock outstanding on that date. All of our directors and certain executive officers and stockholders, who together beneficially owned and were entitled to vote 2,860,763 shares of our common stock outstanding on the record date, have entered into voting agreements under which they have agreed to vote those shares in favor of adoption of the merger agreement and against any competing acquisition proposal.

Voting of Proxies

If your shares are registered in your name, you may vote by returning a signed proxy card or voting in person at the meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet or by telephone by following the instructions on your proxy card. Authorizations for voting submitted via the Internet or telephone must be received by 11:59 p.m. Eastern time on August 28, 2008. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or telephone.

If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the annual meeting in person.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the annual meeting will be voted at the annual meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” approval of the adoption of the merger agreement, “FOR” election of the Class III director, “FOR” ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 and “FOR” approval of the adjournment, postponement or continuation of the annual meeting, if necessary or appropriate (e.g., to solicit additional proxies). In addition, while our board of directors does not know of any matter that is not described in this proxy statement to be presented for action at the annual meeting, the persons named as proxies by a stockholder are authorized to vote on such other business as may properly come before the annual meeting.

For purposes of voting to adopt the merger agreement, brokers, banks or other nominees who hold shares of our common stock in “street name” may not give a proxy to vote those shares in the absence of specific instructions from their customers who beneficially own those shares. As a result, you should carefully follow the instructions given to you by your broker, bank or other nominee to assure that your shares are properly voted. If no instructions are given to the broker, bank or other nominee holding shares, or if instructions are given to the broker, bank or other nominee indicating that the broker, bank or other nominee does not have authority to vote on the proposal to adopt the merger agreement, then the shares will be counted as present for purposes of determining whether a quorum exists, but will have the same effect as votes “AGAINST” the adoption of the merger agreement. For purposes of voting on the other proposals, if a stockholder does not give a proxy to its broker, bank or other nominee with instructions as to how to vote the shares, the broker, bank or other nominee has authority to vote those shares on behalf of the stockholder. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the annual meeting.

Revocability of Proxies

Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies may be revoked by one of three ways:

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First, you can deliver to the Secretary of Insightful a written notice bearing a date later than the proxy you delivered to Insightful stating that you would like to revoke your proxy, provided the notice is received by 11:59 p.m. Eastern time on August 28, 2008. If you submitted the proxy you are seeking to revoke via the Internet or telephone, you may submit this later-dated new proxy using the same method of transmission (Internet or telephone) as the proxy being revoked, provided the new proxy is received prior to the close of the Internet or telephone voting facility.

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Second, you can complete, execute and deliver to the Secretary of Insightful a new, later-dated proxy for the same shares, provided the new proxy is received by 11:59 p.m. Eastern time on August 28, 2008.

•	Third, you can attend the annual meeting and vote in person. Your attendance at the annual meeting alone will not revoke your proxy.

Any written notice of revocation or subsequent proxy should be delivered to our principal executive offices located at 1700 Westlake Avenue North, Suite 500, Seattle, Washington 98109, Attention: Secretary, or hand-delivered to our Secretary at or before the taking of the vote at the annual meeting.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change those instructions.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by Insightful. We have retained The Altman Group, a proxy solicitation firm, to solicit proxies in connection with the annual meeting at a cost of approximately $8,500 plus expenses. In addition, we may reimburse brokers, banks and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such solicitations.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Secretary, Insightful Corporation, 1700 Westlake Avenue North, Suite 500, Seattle, Washington 98109, (208) 283-8802. If multiple stockholders sharing the same household who receive multiple copies of our proxy statement and annual report would like to receive a single copy instead, they should contact their banks, brokers or other nominee record holders for appropriate instructions.

Stockholder List

A list of our stockholders entitled to vote at the annual meeting will be available for examination by any Insightful stockholder for any purpose germane to the meeting. For ten days prior to the annual meeting, this stockholder list will be available for examination during ordinary business hours at our principal executive offices located at 1700 Westlake Avenue North, Suite 500, Seattle, Washington 98109. This stockholder list will also be available for inspection at the annual meeting by any stockholder who is present in person at the meeting.

Other Matters

As of the date of this proxy statement, our board of directors does not know of any matter that will be presented for consideration at the annual meeting, other than as described in this proxy statement.

Board of Directors’ Recommendations

After careful consideration, our board of directors has unanimously determined and believes that the merger agreement and the merger are advisable and fair to, and in the best interests of, Insightful and its stockholders. Our board of directors unanimously recommends that Insightful stockholders vote “FOR” the proposal to adopt the merger agreement, “FOR” the election of the Class III director, “FOR” the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 and “FOR” the proposal to adjourn, postpone or continue the annual meeting, if necessary or appropriate (including for the purpose of soliciting additional proxies).

THE COMPANIES

Insightful Corporation.

Insightful Corporation, a Delaware corporation, is a provider of predictive analytics and reporting solutions. Insightful products S-PLUS®, Insightful Miner™ and S-PLUS® Enterprise Server allow companies to perform sophisticated statistical data analysis and data mining and create high-quality graphics and reports.

We were incorporated in Massachusetts in October 1984 as Engineering Specific Products Corp. We changed our corporate name to MathSoft, Inc. in January 1986 and to Insightful Corporation in June 2001. We reincorporated in Delaware in June 2001. Our principal executive offices are located at 1700 Westlake Avenue North, Suite 500, Seattle, Washington 98109. Our telephone number is (206) 283-8802. Our website is located at http://www.insightful.com. Additional information regarding Insightful is contained in our filings with the Securities and Exchange Commission. See “Where You Can Find Additional Information” on page 80.

TIBCO Software Inc.

TIBCO Software Inc., a Delaware corporation, is a leading provider of infrastructure software. TIBCO’s common stock trades on the NASDAQ Global Select Market under the symbol “TIBX.”

TIBCO provides a broad range of standards-based software solutions that help organizations achieve the benefits of real-time business. TIBCO is the successor to a portion of the business of Teknekron Software Systems, Inc. (“Teknekron”). Teknekron developed software, known as The Information Bus® (“TIB”) technology, for the integration and delivery of market data, such as stock quotes, news and other financial information, in trading rooms of large banks and financial services institutions. Teknekron was acquired by Reuters Group PLC (“Reuters”), the global information company, in 1994. Following the acquisition, continued development of the TIB® technology was undertaken to expand its use in the financial services markets. In January 1997, TIBCO was established as an entity separate from Teknekron. TIBCO’s principal executive offices are located at 3303 Hillview Avenue, Palo Alto, California 94304. Its telephone number is (650) 846-1000. Its website is located at http://www.tibco.com. Additional information regarding TIBCO is contained in its filings with the Securities and Exchange Commission. See “Where You Can Find Additional Information” on page 80.

Mineral Acquisition Corporation

Mineral Acquisition Corporation a Delaware corporation and a wholly owned subsidiary of TIBCO, was incorporated on April 18, 2007 and has not conducted any business operations. Its principal executive offices are located at 3303 Hillview Avenue, Palo Alto, California 94304. Its telephone number is (650) 846-1000.

THE MERGER

The following discussion summarizes the material terms of the merger. We urge you to carefully read the merger agreement, which is attached as Annex A to this proxy statement.

Background of the Merger

Insightful’s management and board of directors have regularly reviewed and assessed business trends, competitive factors and market conditions affecting Insightful and the predictive analytics and business intelligence markets. In particular, Insightful’s management and board of directors have focused on Insightful’s ability to compete successfully as a very small, independent company in the predictive analytics market in light of recent trends, such as the integration of predictive analytics into business intelligence solutions offered by other companies, including those with much greater resources, greater name recognition and larger customer bases than Insightful, and the growing market acceptance of R as an open source alternative to Insightful’s proprietary S-PLUS software.

As part of this ongoing process, the board of directors and management of Insightful reviewed strategic opportunities from time to time, such as acquisitions of other companies or technologies and the possible sale of Insightful or its technology, each with the view towards maximizing stockholder value. As appropriate, members of Insightful’s management held preliminary discussions and meetings with parties to explore these alternatives, although none of these meetings led to any written offers or discussions of material terms prior to the process that led to the proposal from TIBCO and other bidders described below. In the summer of 2007, Insightful began to receive an increasing number of unsolicited, verbal expressions of interest from parties wanting to discuss a possible sale of Insightful.

In early August 2007, as a result of this activity, as well as Insightful’s outlook for the prospect of significant revenue growth in the near term and the challenges associated with Insightful’s status as a publicly-traded microcap company, the board of directors of Insightful discussed in detail the possibility of initiating a more fulsome and proactive process for exploring Insightful’s strategic alternatives, including the possible sale of Insightful. At this time, the board directed Insightful’s management to begin discussions with representatives of investment banks, including RBC, about their assessment of Insightful’s strategic options and its current market environment and each investment bank’s capabilities to serve as Insightful’s representative in connection with a comprehensive review of strategic alternatives, including the possible sale of Insightful. In August and September of 2007, Insightful’s management and Mark Ozur, an independent member of Insightful’s board of directors, held meetings with multiple investment banks, including RBC.

On September 14, 2007, RBC made a presentation highlighting its qualifications to represent Insightful in a potential transaction to Mr. Ozur and Insightful’s management. On October 1, 2007, Insightful’s board of directors directed management to engage RBC in connection with its review of strategic alternatives available to Insightful and on October 4, 2007, Insightful signed an engagement letter to retain RBC as its exclusive financial advisor in connection with its review of strategic alternatives. See “—Opinion of Insightful’s Financial Advisor.”

On October 31, 2007, RBC met with Insightful’s board of directors and made a presentation reviewing market conditions and Insightful’s strategic alternatives. The board of directors determined that it was in the best interest of stockholders to initiate a proactive process to explore a potential sale of Insightful.

Beginning in November 2007, via conference calls and meetings, RBC consulted with members of Insightful’s board of directors and management to identify parties that might have an interest in a strategic transaction with Insightful, developed preliminary procedures and timetables for considering and implementing a potential strategic transaction and worked with Insightful management in the preparation of certain written materials to be provided to parties potentially interested in a strategic transaction. Also, at the direction of Insightful’s board of directors, RBC began confidentially contacting parties regarding their potential interest in a strategic transaction involving Insightful.

On January 25, 2008, RBC presented an update on the process to Insightful’s board of directors and the board established a special committee of the board, comprised of Sachin Chawla and Ronald Stevens, each of whom is an independent director, to supervise and direct management and RBC in this process.

During the period between RBC’s engagement and April 2008:

•	59 parties, including both strategic and financial buyers, were contacted to assess their potential interest in a strategic transaction involving Insightful;

•	27 parties executed non-disclosure and standstill agreements, or NDAs, with Insightful; and

•	22 parties held meetings (in person or telephonically) with Insightful management and representatives of RBC.

Those parties that executed NDAs received confidential information, including detailed historical financial data and financial projections and a review of Insightful’s business and its prospects, competitive and market dynamics, personnel data and information regarding changes in personnel and proprietary information regarding Insightful’s technology architecture and products.

Of the parties who declined to further pursue the opportunity, some provided reasons for their decisions, which included Insightful’s recent historical operating fundamentals (including declining revenue and lack of profitability), lack of sufficient scale in the business, execution risk for achieving future projections, a challenging competitive and market environment, Insightful’s failure to meet the investment profile of the party, risks and challenges associated with a potential integration effort and other areas of focus or higher priority for the potential suitor. Representatives of RBC and Insightful’s management held multiple telephonic meetings with members of the special committee during this time period to update them regarding the process and the information received from potential suitors.

On April 8, 2008, Insightful’s board of directors, including the members of the special committee, convened a special meeting to discuss the process and results of RBC’s evaluation of potential strategic transactions to date, including a review of the list of parties approached by RBC. An attorney from Fenwick & West LLP, or Fenwick, outside legal counsel to Insightful, made a presentation to the board on the fiduciary duties of the board, including the duty of loyalty and duty of care.

At the direction of Insightful’s board of directors and special committee, representatives of RBC sent bid instruction letters on April 8 and 9, 2008 to the 11 parties that continued to express interest in a potential transaction with Insightful as of that time. The bid instruction letter requested written non-binding indications of interest be submitted by April 15, 2008. In response to the request for written non-binding indications of interest, Insightful received preliminary proposals from seven parties, including both strategic and financial buyers. The remaining four parties that received bid instruction letters declined to further pursue the opportunity, attributing their respective decisions to reasons similar to those described with respect to other declining parties in the preceding paragraph.

On April 17, 2008, Insightful’s board of directors met via teleconference with Insightful management and representatives of RBC and Fenwick, who provided the board with a status update regarding the seven parties that had submitted non-binding indications of interest and summarized the financial terms of those parties’ indications of interest (based, in certain instances, on assumptions drawn from the information provided by the parties submitting the indications of interest and calls held with these parties to clarify certain points in their proposals):

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Bidder A submitted a non-binding and conditional indication of interest to acquire Insightful for a range of cash consideration of $1.75 to $1.85 per share, with an implied valuation range of approximately $22.7 million to $24.0 million. Bidder A indicated to RBC that an agreement by Insightful to negotiate exclusively, or an exclusivity provision, with Bidder A for 30 days would be required in connection with its proposal.

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TIBCO submitted a non-binding and conditional indication of interest to acquire Insightful for cash consideration of $22.0 million, with an implied valuation of approximately $1.66 per share. TIBCO indicated to RBC that a four-week exclusivity provision would be required in connection with its proposal.

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Bidder B submitted a non-binding and conditional indication of interest to acquire Insightful for a range of cash consideration of $1.45 to $1.65 per share, with an implied valuation of approximately $19.1 million to $21.9 million. Bidder B’s proposal was subject to the receipt by Bidder B of financing sufficient to consummate the transaction, among other conditions. Bidder B’s proposal included an exclusivity provision of 45 days.

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Bidder C submitted a non-binding and conditional indication of interest to acquire Insightful for cash consideration of $1.30 to $1.60 per share, with an implied valuation of approximately $17.0 million to $21.2 million. Bidder C indicated that its proposal was subject to members of Insightful management meeting with an affiliate of Bidder C that would have been involved in a potential acquisition.

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Bidder D submitted a non-binding and conditional indication of interest to acquire Insightful for cash consideration of $18.8 million, after factoring in certain estimated adjustments for cash at the time the transaction would close, with an implied valuation of approximately $1.43 per share. Bidder D’s proposal included an exclusivity provision of 45 days.

•	Bidder E submitted a non-binding and conditional indication of interest to acquire Insightful for cash consideration of $1.34 per share, with an implied valuation of approximately $17.6 million.

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Bidder F submitted a non-binding and conditional indication of interest to acquire Insightful for cash consideration of $1.30 per share, with an implied valuation of approximately $17.0 million. Bidder F’s proposal included a four-week exclusivity provision.

On April 18, 2008 and April 19, 2008, respectively, the Insightful special committee and board of directors each met, together with Insightful management and representatives of RBC and Fenwick, to determine the best strategic approach for communicating and negotiating with the interested parties. At the direction of the special committee, RBC contacted the two suitors with the highest offer price per share in their indications of interest and invited each of them to clarify certain aspects of the terms of their bid and, if willing, improve their respective bids. Responses were as follows:

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TIBCO verbally revised its indication of interest on April 18, 2008 and subsequently, on April 19, 2008, submitted a written indication of interest to acquire Insightful for cash consideration of $25.0 million, which implied a per share valuation of approximately $1.87 per share. In conjunction with its revised indication of interest, TIBCO requested an exclusivity provision ending May 19, 2008.

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Bidder A verbally clarified its indication of interest on April 18, 2008 and subsequently, on April 20, 2008, submitted a written indication of interest that revised its initial bid range of $1.75 to $1.85 per share to a per share price of $1.75 per share, with an implied valuation of approximately $22.7 million. In conjunction with its revised indication of interest, Bidder A reaffirmed its request for an exclusivity provision of 30 days.

After reviewing all offers and discussions to date, on April 19, 2008, the Insightful board of directors determined that TIBCO’s written indication of interest not only provided the highest consideration value for Insightful stockholders, but also provided the highest likelihood of closure, due, among other factors, to TIBCO’s available cash resources, the amount of diligence already completed by TIBCO and its level of continued interest, and the potential strategic fit for Insightful products with TIBCO’s business. TIBCO’s $1.87 per share offer price represented a premium of 73.1% over Insightful’s closing price on April 18, 2008 of $1.08 per share. Accordingly, the Insightful board of directors, including the members of the special committee, authorized Insightful management to enter into an exclusivity agreement with TIBCO, subject to the approval of the form of such agreement by Mr. Chawla, the chairman of the special committee, and authorized representatives of RBC to contact each of the other parties that had submitted bid letters to notify them that Insightful would be pursuing a transaction with another interested party that had submitted a proposal with a higher price than their respective offers. Representatives of RBC also provided notice to each of the parties that Insightful would be entering into an exclusivity provision for a period of time.

On April 21, 2008, Insightful and TIBCO executed an exclusivity agreement that continued in effect through May 19, 2008. During this time period, Insightful’s management and representatives of RBC and Fenwick provided the Insightful board of directors and special committee with periodic updates via teleconference meetings.

Between April 21, 2008 and the execution of the merger agreement on June 18, 2008, Insightful’s management and representatives of Fenwick and RBC, acting under the direction of the special committee, and TIBCO management and attorneys for TIBCO prepared drafts of and negotiated the terms of the merger agreement. In addition, during this time period, TIBCO management and attorneys for TIBCO engaged in a broad due diligence investigation of Insightful, including among other things, its financial information, its personnel, its business and customer base, its material contracts and its intellectual property.

When the exclusivity period expired on May 19, 2008, TIBCO continued to show interest in a potential transaction but required additional due diligence. In addition, negotiations between the parties over many of the terms in the merger agreement described above continued. Following multiple discussions with representatives of RBC during this time period and after considering multiple factors, including the progress of the negotiations and that TIBCO’s offer price continued to be the highest and that TIBCO’s cash balance, extensive due diligence and strategic interest offered the highest likelihood of closure, the Insightful special committee convened a special meeting on May 19 and authorized management and Insightful’s advisors to continue working towards completing a transaction with TIBCO.

Subsequent to the expiration of the exclusivity agreement with TIBCO on May 19, 2008, the members of the Insightful special committee had multiple discussions with representatives of RBC regarding how to communicate with other potentially interested parties. At the direction of the board, representatives of RBC responded to inquiries from Bidder A and Bidder D, which parties had expressed continued interest in Insightful. In these discussions with RBC, both Bidder A and Bidder D indicated their unwillingness to increase their respective price per share specified in their respective original indications of interest. At the direction of the Insightful special committee, representatives of RBC also contacted Bidder C. In these discussions with RBC, Bidder C indicated its unwillingness to increase its price per share specified in its original indication of interest. Also at the direction of the Insightful special committee, representatives of RBC contacted two other parties who had been contacted by RBC prior to bid instruction letters being distributed in April 2008, but that had not expressed an interest at that time in submitting a preliminary indication of interest. The special committee directed representatives of RBC to contact these parties due to potential changes in circumstances at these parties that the board felt might have potentially increased their interest level in making a bid. Neither of the other two parties expressed a change in their respective interest levels regarding pursuing a potential transaction with Insightful. At the special committee’s direction, RBC did not contact Bidder B, Bidder E and Bidder F because the price per share in their respective indications of interest was either significantly lower than TIBCO’s outstanding offer or subject to a financing contingency.

From May 19, 2008 until the signing of the merger agreement, TIBCO continued to perform additional due diligence and the parties continued to negotiate the merger agreement and ancillary documents. During this time period, representatives of RBC and Insightful’s management provided the Insightful special committee and board of directors with periodic updates via teleconference meetings.

On May 21, 2008, the Insightful board of directors convened a special meeting to receive an update from Fenwick and RBC on the material terms of the merger agreement that were still being negotiated and the timing on a counterproposal from TIBCO with respect to the material terms described above. Later that day, TIBCO provided its counterproposal to RBC. Following the receipt of such counterproposal, the Insightful special committee also convened a special meeting to receive an update on the counterproposal from representatives of Fenwick and RBC. The committee discussed the open issues in the agreement and directed Insightful management and representatives of Fenwick and RBC to continue negotiations toward execution of a definitive agreement with TIBCO.

On June 6, 2008 and June 12, 2008, respectively, the Insightful special committee and the board of directors each convened special meetings to receive additional updates from Insightful’s management and representatives of Fenwick and RBC regarding the progress of ongoing negotiations and due diligence. On June 16, 2008, the Insightful board of directors convened a special meeting to receive an update from representatives of Fenwick and RBC on the material terms of the proposed transaction as they had been negotiated and substantially resolved.

On June 18, 2008, the Insightful special committee convened a telephonic meeting to consider whether the terms of the merger agreement and the transactions contemplated thereby, including the merger, were advisable, fair to, and in the best interests of, Insightful’s stockholders and whether to recommend that the board approve and adopt the merger and the merger agreement and the transactions contemplated thereby. A representative of Fenwick again reviewed with the special committee the material significant terms of the merger agreement. Representatives of RBC reviewed RBC’s financial analysis and rendered its oral opinion to the special committee and the board, which opinion was subsequently confirmed in writing to the special committee, that as of June 18, 2008, based upon and subject to the various factors, assumptions, procedures, limitations and qualifications set forth in such written opinion, the consideration of $1.87 for each outstanding share of Insightful common stock to be received by stockholders of Insightful pursuant to the merger was fair, solely from a financial point of view, to the Insightful stockholders. For additional detail on the fairness opinion provided by RBC to the special committee, see “—Opinion of Insightful’s Financial Advisor.” The Insightful special committee unanimously recommended to the board that it approve the merger, the merger agreement and the transactions contemplated thereby.

Immediately following the special committee meeting on June 18, 2008, the Insightful board of directors convened a special meeting to consider the recommendations of the special committee. Representatives of Fenwick and RBC reiterated their presentations from the special committee meeting for the benefit of the full board. The board unanimously concluded that the merger and the other transactions contemplated by the merger agreement were advisable, fair to, and in the best interests of, Insightful stockholders, and authorized and directed the executive officers to finalize the terms of the merger agreement and submit the merger agreement and the transactions contemplated thereby to the Insightful stockholders for their approval.

Later the same day, the merger agreement and ancillary agreements were executed by TIBCO, Insightful and Mineral Acquisition Corporation. On June 19, 2008, at 6:00 a.m. Seattle time, a press release announcing the merger was issued by Insightful.

Reasons for the Merger

In the course of reaching its decision to approve the merger, adopt the merger agreement and to recommend that Insightful stockholders vote “FOR” the adoption of the merger agreement, our board of directors consulted with senior management, legal counsel and our financial advisor, reviewed a significant amount of information and considered a number of factors that our board of directors viewed as generally supporting the decision to approve the merger and enter in the merger agreement, including the following:

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Merger Consideration. Our board of directors considered the $1.87 in cash, without interest and less any applicable withholding tax, for each share of Insightful common stock if the merger is consummated, as compared to the uncertainty to our stockholders that might be realized if we remained independent and successfully pursued a growth strategy as an independent microcap company. In evaluating the purchase price, our board of directors considered the fact that the $1.87 per share to be paid as the consideration for Insightful common stock in the merger represents an approximately 32% premium over the average of the closing prices of our common stock for the three month period ending on June 18, 2008 (the last trading day prior to the board’s approval of the merger).

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Review of Prospects in Remaining Independent. Our board of directors considered the possibility of continuing to operate Insightful as an independent public company. Our board of directors considered the perceived risks and uncertainties of this alternative to the merger, the range of possible values to our stockholders arising from this alternative and the timing and uncertainty of successfully accomplishing any meaningful growth and profitability. Our board’s assessment was that pursuit of a growth strategy as an independent company was not reasonably likely to create greater value for the Insightful stockholders than the merger. In considering the alternative of pursuing growth as an independent company, our board of directors considered the following factors:

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our recent quarterly financial performance and uncertainty regarding our ability to maintain revenue levels in the near term, evidenced in part by the fact that our revenue in each of the three most recent consecutive quarters has been less than our revenue for the same quarter in the preceding year;

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the uncertainty regarding our ability to achieve medium- to long-term revenue growth while simultaneously attempting to limit our short-term losses by reducing costs in research and development and marketing;

•	the uncertainty of successfully introducing new products and services in a timely and cost-effective manner;

•	volatility of our operating results and losses in past operating periods and uncertainty of achieving or sustaining consistent profitability;

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the sharp decline in the market price for our common stock, and the sustained low trading prices of our common stock, beginning following the announcement of our quarterly operating results for the third quarter of 2007, the first quarter in which our revenues declined year-over-year after 17 previous quarters of growth;

•	the emergence of companies with far more resources than Insightful as new competitors in the predictive analytics market;

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low morale among our employees, increasing difficulties we have experienced in retaining key employees as evidenced by the departure of three vice presidents and a sizeable number of employees in research and development, sales and marketing in the 12 months preceding the execution of the merger agreement;

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the difficulty in making key new hires and in replacing departed employees, particularly given our status as a microcap company and our recent poor financial and stock market performance and employee turnover;

•	the time and risk involved in integrating new management members and key employees if we were successful in recruiting new management and key employees;

•	the limited growth in our sales pipeline, especially for solutions in the life science sector and the progression of few prospects from our pipeline to later stages of the sales cycle;

•	the growing market acceptance of R as an open source alternative to Insightful’s proprietary S-PLUS software, which poses a significant threat to a portion of our existing revenue stream; and

•	the expense required to remain an independent publicly-traded company, including the potential costs of compliance with Section 404 of the Sarbanes-Oxley Act.

•

Extensive Process. Our board of directors considered our strategic alternatives, which were explored during an extensive process conducted over the nearly nine-month period from the engagement of RBC in October 2007 to the signing of the merger agreement in June 2008. Our board of directors further considered that there was no assurance as to when or whether another favorable opportunity to sell Insightful would arise.

•

Insightful Common Stock Trading History and Market Conditions. Our board of directors considered then-current financial market conditions, and historical market prices, volatility and trading information with respect to shares of Insightful common stock. See “Market Price and Dividend Data” for information about our common stock prices over the past two years.

•

Uncertainty Regarding Execution of a Definitive Agreement With Other Potential Interested Parties. Our board of directors considered the status and history of discussions with six parties other than TIBCO that had submitted non-binding indications of interest, including:

•	the uncertainty to closing as a result of certain required closing conditions of the other bidders, in particular financing contingencies and closing date working capital minimums;

•	the uncertainty whether delay caused by further discussions with the other bidders would jeopardize the firm proposal we had in hand from TIBCO; and

•

the unlikelihood that a definitive agreement could be reached with other bidders at a price higher than $1.87 per share cash consideration as evidenced by the fact that all of the other bids we received contained a price per share lower than $1.87, several bids were significantly lower than $1.87 per share and several bids contained a price range with a highpoint lower than $1.87 per share with the final price per share to be finalized after the bidder performed due diligence on Insightful.

•

Fairness Opinion. Our board of directors considered the financial presentation of RBC and the opinion of RBC, dated June 18, 2008, that, as of the date of the opinion, and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken in such opinion, RBC’s experience as investment bankers and other factors RBC deemed relevant, the merger consideration to be received by holders of shares of Insightful common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. RBC’s written opinion included certain assumptions, qualifications and limitations, and stockholders are urged to read this opinion in its entirety, which is attached as Annex B, as well as the discussion of RBC’s analyses set forth in the section entitled “The Merger—Opinion of Insightful’s Financial Advisor” on page 32.

•	Likelihood and Timing of Closing. Our board of directors considered the likelihood that the proposed acquisition would be consummated on a timely basis, in light of:

•

the nature of the closing conditions included in the merger agreement compared to the proposed closing conditions contained in the non-binding indications of interest presented to Insightful by other bidders and the additional closing conditions expected to be required by other bidders;

•	the fact that the merger does not need to be approved by the regulatory authorities;

•	the available cash resources of TIBCO; and

•	the strategic interests of TIBCO and its wholly-owned subsidiary, Spotfire, Inc.

•	Terms of the Merger Agreement. Our board of directors considered the terms and conditions of the merger agreement, including:

•	the limited conditions to TIBCO’s obligation to complete the merger, including the absence of a financing condition;

•

the ability of our board of directors, under certain circumstances, to furnish information to and conduct negotiations with a third party that is reasonably likely to become a superior proposal (as described in “Proposal I: Adoption of the Merger Agreement—No Solicitation by Insightful” on page 53), and upon the payment to TIBCO of the termination fee of $1.25 million, to terminate the merger agreement and accept a superior proposal on the terms and subject to the conditions of the merger agreement;

•

the belief of our board of directors that the termination fee of $1.25 million is reasonable in light of the size and benefits of the merger, is within the range of reasonable termination fees provided for in comparable transactions, is not a significant deterrent to possible competing offers and is the product of arm’s-length negotiations between Insightful and TIBCO;

•	the definition of “material adverse effect” and its resulting effect on the risk that discoveries or developments after the execution of the merger agreement might prevent the merger from closing; and

•	the limited ability of TIBCO to terminate the merger agreement under clearly defined circumstances.

•

Decrease in Potential Acquirors. Our board of directors considered the fact the emergence of companies as new competitors in the predictive analytics market effectively removed those companies as potential acquirors of Insightful because they had successfully developed competing technology internally or through other acquisitions and did not need to acquire Insightful to acquire predictive analytics technology.

•

Economic Conditions. Our board of directors considered the fact that the U.S. economy, in general, appears to be in a downturn and the financial services market, in particular, is currently facing great industry turmoil, with many leading financial service firms facing illiquidity crises. This turmoil and uncertainty could adversely affect the demand for our solutions by key financial services customers. In addition, because our sales are primarily to corporate customers, our business depends on general economic and business conditions.

In the course of its deliberations, our board of directors also considered a variety of risks and factors weighing against the merger, including:

•

Risks of Announcement and Consummation. Our board of directors considered the risks and contingencies related to the announcement of the merger, including our ability to retain key personnel and maintain our relationships with commercial partners and third parties. Our board of directors also considered the conditions to TIBCO’s obligation to complete the merger and the right of TIBCO to terminate the merger agreement under certain circumstances. In particular, our board of directors considered the fact that after extensive negotiations with TIBCO regarding these items, the consummation of the merger remains conditioned, among other things, on the IP Condition and Appraisal Rights Condition. Our board of directors considered the risks and costs to Insightful if the merger is not consummated, including the diversion of management and employee attention, employee attrition, the potential impact on our stock price and the effect on business relationships.

•

Review of Prospects in Remaining Independent. Our board of directors considered the fact that, if the merger is consummated, Insightful will no longer exist as an independent public company and that our stockholders will not be able to participate in any potential future increase in Insightful’s value or in any potential synergies resulting from the merger, which consideration included:

•	our future product strategy, as well as recently released products licensed by new customers;

•	a recent customer win for our new risk aggregation solution and the possibility for additional growth in this market;

•	reasonable revenue performance in the United Kingdom in the life science and financial services sectors and the possibility for additional growth in this market;

•	the possibility that our new vice president of worldwide operations, who began work with us on February 2008, could with more time have a favorable impact on execution and revenue growth;

•

the possibility that if we were able to make successful key new hires, including a new vice president of research and development and vice president of marketing, it could lead to improved execution and revenue growth; and

•	the depth and quality of our customer base and the size of our sales pipeline for solutions in the life science sector.

•

Low Premium Over Recent Trading History. Our board of directors considered the fact that the $1.87 per share purchase price is only 14.2% greater than the average closing price for Insightful common stock over the 30-day period ending on June 18, 2008 and $0.02 less than the closing price on June 18, 2008, the date our board of directors approved the merger and merger agreement.

•

Termination Fee and Other Alternative Acquirors. Our board of directors considered the possibility that the $1.25 million termination fee payable to TIBCO under clearly defined circumstances might discourage a competing proposal to acquire Insightful or reduce the price of any such proposal.

•

Interests of Directors and Officers. Our board of directors considered the interests that certain of our directors and executive officers have with respect to the merger in addition to their interests as Insightful stockholders generally, as described in “—Interests of Insightful’s Directors and Executive Officers in the Merger.”

The preceding discussion of the information and factors considered by our board of directors is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination, and individual directors may have given different weight to different factors. Rather, our board of directors based its position and recommendation on the totality of the information presented to and the factors considered by it.

Recommendation of Our Board of Directors

After careful consideration of the preceding factors and deliberations, our board of directors unanimously recommends that you vote “FOR” the proposal to approve the adoption of the merger agreement.

Opinion of Insightful’s Financial Advisor

On June 18, 2008, as financial advisor to Insightful’s special committee, representatives of RBC rendered its oral opinion to the special committee and our board of directors, which opinion was subsequently confirmed in writing to the special committee that, as of that date and subject to the assumptions, qualifications and limitations set forth in its opinion, the merger consideration of $1.87 in cash, without interest, per share of Insightful’s common stock specified in the merger agreement was, in the experience of RBC as an investment banker and other factors that RBC deemed relevant, fair, from a financial point of view, to Insightful’s stockholders. The full text of RBC’s written opinion, dated June 18, 2008, is attached to this proxy statement as Annex B. RBC’s opinion was approved by the RBC Fairness Opinion Committee. This summary of RBC’s opinion is qualified in its entirety by reference to the full text of the opinion. RBC’s written opinion included certain assumptions, qualifications and limitations, and Insightful’s stockholders are urged to read the RBC opinion carefully and in its entirety.

RBC’s opinion was provided for the information and assistance of Insightful’s special committee and board of directors in connection with their consideration of the merger. RBC’s opinion did not address Insightful’s underlying business decision to engage in the merger or the relative merits of the merger compared to any alternative business strategy or transaction in which Insightful might engage. RBC’s opinion and presentation to Insightful’s special committee and board of directors were only two of many factors taken into consideration by Insightful’s special committee and board of directors in making their determination to approve the merger. RBC’s opinion does not constitute a recommendation to Insightful’s stockholders as to how they should vote with respect to the merger.

RBC’s opinion addressed solely the fairness of the per share merger consideration, from a financial point of view, to Insightful’s stockholders and did not in any way address other terms or arrangements of the merger or the merger agreement, including, without limitation, the financial or other terms of any other agreement contemplated by, or to be entered into in connection with, the merger agreement. Further, in rendering its opinion, RBC expressed no opinion about the fairness of the amount or nature of the compensation to any of Insightful’s officers, directors, or employees, or class of such persons, relative to the compensation to Insightful’s public stockholders.

In rendering its opinion, RBC assumed and relied upon the accuracy and completeness of all information that was publicly available to and reviewed by RBC (as described in more detail herein) and all of the financial, legal, tax, operating, and other information provided to or discussed with RBC by Insightful, including, without limitation, the financial statements and related notes thereto of Insightful, as such information existed and could be evaluated on June 18, 2008. RBC did not assume responsibility for independently verifying, and did not independently verify, this information. RBC was advised by Insightful management and assumed that the financial projections and forecasts of Insightful prepared by the management of Insightful and reviewed by RBC were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of Insightful as a standalone entity, and represent reasonable estimates and judgments as to the future financial performance of Insightful. RBC expressed no opinion as to those financial projections and forecasts or the assumptions on which they were based. RBC did not assume any responsibility to perform, and did not perform, an independent evaluation or appraisal of any of the assets or liabilities of Insightful, and RBC was not furnished with any such valuations or appraisals. In addition, RBC did not assume any obligation to conduct, and did not conduct, any physical inspection of the property or facilities of Insightful. Additionally, RBC was not asked to, and did not consider or investigate, the possible effects of any litigation or other claims affecting Insightful.

In rendering its opinion, RBC assumed that all conditions to the consummation of the merger would be satisfied without waiver and that the executed version of the merger agreement would not differ, in any respect material to its opinion, from the latest draft RBC reviewed on June 18, 2008.

RBC’s opinion spoke only as of the date it was rendered, was based on the conditions as they existed and information with which RBC was supplied as of such date, and was without regard to any market, economic, financial, legal or other circumstances or event of any kind or nature that may exist or occur after such date. RBC has not undertaken to reaffirm or revise its opinion or otherwise comment on events occurring after the date of its opinion and does not have an obligation to update, revise or reaffirm its opinion. Unless otherwise noted herein, all analyses were performed based on market information available as of June 18, 2008, the last trading day preceding the finalization of RBC’s analysis.

In connection with its review of the merger and the preparation of its opinion, RBC undertook the review and inquiries it deemed necessary and appropriate under the circumstances, including:

•	reviewing the financial terms of the draft merger agreement received by it on June 18, 2008;

•

reviewing and analyzing certain publicly available financial and business data with respect to Insightful and certain other relevant historical operating data relating to Insightful made available to RBC from published sources and from the internal records of Insightful;

•	reviewing financial projections and forecasts of Insightful prepared by the management of Insightful;

•	conducting discussions with members of the senior management of Insightful with respect to the business prospects and financial outlook of Insightful as a standalone entity;

•	reviewing the reported prices and trading activity for the common stock of Insightful; and

•	performing other studies and analyses as RBC deemed appropriate.

In arriving at its opinion, in addition to reviewing the matters listed above, RBC performed the following analyses:

•	RBC compared selected market valuation metrics of Insightful and other comparable publicly-traded companies with the financial metrics implied by the per share merger consideration;

•	RBC compared the financial metrics of selected precedent transactions with the financial metrics implied by the per share merger consideration; and

•	RBC compared the premiums paid in selected precedent transactions with the premiums implied by the per share merger consideration.

In connection with the rendering of its written opinion to the special committee, representatives of RBC prepared and delivered to Insightful’s special committee and board of directors written materials containing the analyses listed above and other information material to the opinion. In orally presenting its opinion to Insightful’s special committee and board of directors, representatives of RBC noted that it did not perform a discounted cash flow analysis due to a lack of long-term financial projections for Insightful. Set forth below is a summary of the analyses used by RBC, including information presented in tabular format. To fully understand the summary of the analyses used by RBC, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analysis.

Comparable Company Analysis. RBC prepared a comparable company analysis of Insightful’s implied transaction multiples relative to a group of publicly-traded companies that RBC deemed for purposes of its analysis to be comparable to Insightful (“Comparable Company Analysis”). In selecting publicly-traded companies, RBC considered comparable software companies an enterprise value (“EV”) of less than $40 million. In this analysis, RBC compared the EV of Insightful implied by the per share merger consideration, expressed as a multiple of Insightful’s actual calendar year 2007 revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) for calendar year 2007, and estimated calendar year 2008 revenue and EBITDA, to the respective minimum, mean, median and maximum multiples of actual 2007 and estimated 2008 EV-to-revenue and to EV-to-EBITDA, of the comparable companies implied by the public trading prices of their common stock. Estimated revenue and EBITDA were based on internal management projections in the case of Insightful and, in the case of the comparable companies, on Wall Street research, IBES, filings with the SEC, Fact Set and ThomsonOne Analytics consensus estimates except where company projections were publicly available. RBC defined EV as equity value plus total debt, preferred stock and minority interest less cash and cash equivalents. For the purpose of RBC’s analyses summarized in this section, EV-to-EBITDA multiples less than zero were deemed Not Meaningful (“NM”) and unavailable multiples were deemed Not Available (“NA”).

For the purposes of its Comparable Company Analysis, RBC reviewed the relevant metrics of the following publicly-traded companies:

•	Angoss Software Corporation;

•	Astea International Inc.;

•	Callwave Inc.;

•	Datawatch Corporation;

•	eGain Communications Corporation;

•	Omtool Ltd.;

•	Pharsight Corporation;

•	Selectica Inc.; and

•	ViryaNet Ltd.

The following table presents, as of June 18, 2008, Insightful’s implied EV-to-revenue and EV-to-EBITDA multiples, and the corresponding multiples for the comparable companies, for the periods reviewed by RBC in connection with its analysis:

	Comparable Companies								Insightful
	Min.		Mean		Median		Max.		(As Implied by the Per Share Merger Consideration)

EV as a multiple of:
2007A Revenue	0.3	x	0.7	x	0.7	x	1.0	x	0.6	x
2008E Revenue	0.6	x	0.7	x	0.7	x	0.8	x	0.6	x

EV as a multiple of:
2007A EBITDA	1.8	x	4.8	x	5.2	x	7.0	x	NM
2008E EBITDA	NA		NA		NA		NA		12.3	x

RBC noted that: (1) Insightful’s multiples implied by the per share merger consideration for the last 12 months and for the actual calendar year 2007 and project calendar year 2008 EV-to-revenue were within the observed range of multiples but were below the mean and median multiples of the comparable companies analyzed; and (2) Insightful’s EV-to-EBITDA multiples implied by the merger consideration was NM for the actual calendar year 2007 and for the projected calendar year 2008 was above the observed range of multiples of the comparable companies analyzed for actual calendar year 2007 (EV-to-EBITDA multiples for comparable companies were NA for the projected calendar year 2008).

Comparable Precedent Transaction Analysis. RBC compared EV-to-LTM revenue and EV-to-LTM EBITDA multiples relating to the merger with corresponding multiples in selected comparable publicly-announced precedent merger and acquisition transactions for software company targets with EV of less than $40 million (“Comparable Precedent Transaction Analysis”). In selecting precedent transactions, RBC considered comparable transactions announced since January 1, 2005.

For the purpose of RBC’s analyses summarized in this section, EV-to-EBITDA multiples less than zero were deemed NM and unavailable metrics were deemed NA. Based on the criteria above, the following 12 transactions were analyzed:

Acquiror	Target
Embarcadero Technologies	CodeGear division of Borland Software Corporation
Bottomline Technologies	Optio Software
Versata Enterprises, Inc.	Gensym Corporation
IDOX plc	CAPS Solutions Limited
M2M Holdings, Inc.	Knova Software, Inc.
Vector Capital	Discovery Informatics business unit of Tripos, Inc.
Management	Vitria Technology Inc.
Versata Enterprises Inc.	Artemis International Solutions Corporation
Austin Ventures	724 Solutions, Inc.
Syntellect Inc.	Apropos Technology, Inc.
Sun Microsystems, Inc.	Tarantella, Inc.
Golden Gate Capital	Blue Martini Software Inc.

For the purpose of calculating the multiples, multiples of LTM revenue and LTM EBITDA were derived from the actual revenue and adjusted EBITDA (adjusted to exclude non-cash and one-time charges) of the target companies in the last 12 months prior to the announcement of the transaction. Financial data regarding the precedent transactions was taken from filings with the SEC, press releases, Bloomberg, Dealogic and other publicly available sources.

The following table compares the implied transaction multiples for the merger with the corresponding minimum, mean, median and maximum multiples for the selected precedent transactions:

	Precedent Transactions								Insightful
	Min.		Mean		Median		Max.		(As Implied by the Per Share Merger Consideration)

EV as a multiple of:
LTM Revenue	0.4	x	1.0	x	0.9	x	1.7	x	0.7	x
LTM EBITDA	7.8	x	12.2	x	12.2	x	16.6	x	NM

RBC noted that Insightful’s multiple for EV-to-LTM revenue implied by the per share merger consideration was within the range of observed transactions but was below both the mean and median multiples found in the selected precedent transactions analyzed. RBC noted that Insightful’s multiple for EV-to-LTM EBITDA was NM.

Premiums Paid Analysis (Premiums to Price). RBC compared the premiums implied by the per share merger consideration to the premiums paid in selected precedent publicly-announced merger and acquisition transactions in the software industry (“Premiums Paid Analysis”). The transactions selected for the Premiums Paid Analysis were a different and broader group of transactions than those selected for the Comparable Precedent Transaction Analysis. In selecting precedent transactions for the Premiums Paid Analysis, RBC considered comparable transactions announced since January 1, 2005 with public targets in which the transaction values were between $10 million and $100 million, which totaled 35 transactions. RBC performed this analysis taking into account the trading prices of Insightful’s common stock during periods it considered relevant ending on June 18, 2008, the last trading day completed prior to the board’s meeting to approve the merger and RBC finalizing its presentation to the Insightful special committee and board of directors with respect to RBC’s conclusions on the fairness, from a financial point of view, of the per share merger consideration to Insightful’s stockholders, as described in more detail herein and in the RBC opinion included as an attachment hereto.

RBC compared (x) the premiums implied by dividing the per share merger consideration by Insightful’s “spot” stock price one day, one week, one month and three months prior to June 18, 2008 to (y) the spot price premiums for the same periods for the targets in the selected precedent transactions. The following table summarizes this analysis:

	Spot Premiums Paid Analysis
	Precedent Transactions				Insightful
	Min.	Mean	Median	Max.	(As Implied by the Per Share Merger Consideration)
Spot Premium
1 Day	(8.2)%	32.2%	29.7%	103.6%	(1.1)%
1 Week	(5.4)%	35.6%	25.8%	119.2%	(1.6)%
1 Month	(14.3)%	32.5%	24.2%	103.6%	13.3%
3 Months	(50.8)%	27.6%	30.4%	132.7%	85.1%

RBC noted that during the measuring period ending June 18, 2008, the spot one day, one week, one month and three month premiums implied by the per share merger consideration as of June 18, 2008 were within the observed range of the selected precedent transactions premiums analyzed. RBC noted the spot three-month premium was above both the mean and median of the selected precedent transactions premiums analyzed, but the spot one day, one week and one month premiums were below both the mean and median of the selected precedent transactions premiums analyzed and the one day and one week premiums were negative amounts.

RBC also compared (x) the premiums implied by dividing the per share merger consideration by Insightful’s “average” stock price for the one week, one month and three month periods prior to June 18, 2008 to (y) the average price premiums for the same periods for the targets in the selected precedent transactions. The following table summarizes this analysis:

	Average Price Premiums Paid Analysis
	Precedent Transactions				Insightful
	Min.	Mean	Median	Max.	(As Implied by the Per Share Merger Consideration)
Average Price Premium
1 Week	(7.3)%	33.3%	25.5%	126.2%	0.5%
1 Month	(14.6)%	33.5%	29.3%	114.7%	1.0%
3 Months	(25.0)%	28.8%	25.9%	91.7%	31.9%

RBC noted that during the measuring period ending June 18, 2008, the average one week, one month and three month premiums implied by the per share merger consideration as of June 18, 2008 were within the observed range of the selected precedent transactions premiums analyzed. RBC noted the average three month premium was above both the mean and median of the selected precedent transactions premiums analyzed, but the average one week and one month premiums were below both the mean and median of the selected precedent transactions premiums analyzed.

Overview of Analyses; Other Considerations. In reaching its opinion, RBC did not assign any particular weight to any one analysis or the results yielded by that analysis and has determined that no single analysis in and of itself should be critical to any overall conclusions reached by RBC. Rather, having reviewed these results in the aggregate, RBC exercised its professional judgment and experience in determining that, based on the aggregate of the analyses used and the results they yielded, the per share merger consideration was fair (subject to the assumptions, qualifications and limitations set forth in the RBC opinion), from a financial point of view, to Insightful’s stockholders. RBC believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analyses and, accordingly, also made subjective and qualitative judgments concerning differences between the characteristics of Insightful and the merger and the data selected for use in its analyses, as further discussed below.

No single company or transaction used in the above analyses as a comparison is identical to Insightful or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses, or transactions analyzed. The analyses were prepared solely for purposes of RBC providing a written opinion to Insightful’s special committee of the board of directors as to the fairness of the per share merger consideration, solely from a financial point of view, to Insightful’s stockholders and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty.

The opinion of RBC as to the fairness, solely from a financial point of view, of the per share merger consideration was necessarily based upon market, economic, and other conditions that existed as of the date of its opinion and on information publicly available to RBC as of that date (as set forth and subject to the limitations described in more detail herein).

The preparation of a fairness opinion is a complex process that involves the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Several analytical methodologies were used by RBC and no one method of analysis should be regarded as critical to the overall conclusion reached by RBC. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions of RBC were based on all the analyses and factors presented and subject to the assumptions, qualifications and limitations herein taken as a whole and also on application of RBC’s own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. RBC therefore believes that its analyses must be considered as a whole and that selecting portions of the analyses and of the factors considered, without considering all factors and analyses, could create an incomplete or misleading view of the processes underlying its opinion.

In connection with its analyses, RBC was provided certain forecasts and projections by Insightful’s management. These forecasts and projections were based on various assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Insightful’s control. Analyses based upon these forecasts and projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Insightful or its advisors, none of Insightful, RBC or any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

Insightful’s special committee selected RBC to render its opinion based on RBC’s experience in mergers and acquisitions and in securities valuation generally. RBC is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of business, RBC may act as a market maker and broker in the publicly-traded securities of Insightful and TIBCO and receive customary compensation, and may also actively trade securities of Insightful and/or TIBCO for its own account and the accounts of its customers, and, accordingly, RBC and its affiliates, may hold a long or short position in such securities.

Under its engagement agreement with Insightful dated October 4, 2007 and as amended on December 27, 2007, RBC became entitled to receive a fee of $300,000 upon the delivery of its written opinion to the Insightful’s special committee of the board of directors regarding the fairness to Insightful’s stockholders, solely from a financial point of view, of the per share merger consideration, without regard to whether RBC’s opinion was accepted or the merger is consummated. In addition, RBC received a retainer fee based on the terms of its engagement agreement, as amended, and, if the merger is consummated, RBC will become entitled to an additional transaction fee, based on the terms of its engagement agreement. Further, in certain circumstances, in the event that the merger is not completed but another transaction is consummated during the term of RBC’s engagement effecting a control transaction of Insightful or within 12 months after such expiration or termination, RBC will be entitled to receive a transaction fee based on the same terms as applied to that transaction as if no such expiration or termination had occurred. In addition, whether or not the merger closes or any other transaction occurs, Insightful has also agreed to reimburse RBC for its reasonable out-of-pocket expenses and to indemnify RBC against liability that may arise out of services performed by RBC as financial advisor to the special committee and board of directors, including, without limitation, liabilities arising under the federal securities laws. The terms of the engagement letter were negotiated at arm’s-length between Insightful and RBC and both the special committee and the board of directors were aware of this fee arrangement at the time of their approval of the merger agreement. RBC has not received any fees from Insightful or TIBCO in the prior two years except as described above, will not receive any fees from TIBCO relating to the merger and does not have any agreement or understanding with Insightful or TIBCO regarding any other services to be performed now or in the future, other than pursuant to its engagement described above.

Interests of Insightful’s Directors and Executive Officers in the Merger

When considering the recommendation of our board of directors, you should be aware that the members of our board of directors and our executive officers have interests in the merger in addition to their interests as Insightful stockholders. These interests may be different from, or in addition to, your interests as Insightful stockholders. The members of our board of directors were aware of these additional interests, and considered them, when they approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The interests described below represent the aggregated interests of our board of directors and executive officers that arise as a result of the merger.

Change of Control and Severance Arrangements. We have entered into change of control arrangements with each of our executive officers that may provide for certain vesting acceleration and severance benefits upon consummation of the merger.

Agreement Regarding Employment Termination with Jeffrey E. Coombs

Under an agreement regarding employment termination, dated October 1, 2007, between us and Jeffrey E. Coombs, Mr. Coombs is entitled to receive accelerated vesting of 50% of Mr. Coombs’ unvested and unexpired stock options immediately prior to the effectiveness of the merger, provided that Mr. Coombs remains employed by Insightful through the effectiveness of the merger.

If, during the period commencing three months prior to the effectiveness of the merger and twelve months after the effectiveness of the merger, Mr. Coombs’ employment is terminated other than for cause (as defined below) or as a result of his death or disability, or if Mr. Coombs terminates his employment for good reason (as defined below), Mr. Coombs will be entitled to accelerated vesting of all of his unvested and unexpired stock options. All of Mr. Coombs’ vested and unexpired options shall continue to be exercisable for a period of nine months after his employment is terminated. All of Mr. Coombs’ options that would vest pursuant to the paragraphs above have exercise prices that are higher than the per share merger consideration.

Additionally, if Mr. Coombs’ employment is terminated during the term of the agreement other than for cause, death or disability or if Mr. Coombs terminates his employment for good reason, Mr. Coombs will be entitled to (i) Mr. Coombs’ base salary through the termination date, (ii) Mr. Coombs’ performance-based bonus fully earned through the termination date, (iii) any accrued vacation or other accrued leave pay that would be payable upon termination of employment under Insightful’s standard policy, (iv) severance pay in an amount equal to the lesser of (A) the sum of (1) 18 months of Mr. Coombs’ base salary as in effect as of the termination date and (2) one and a half times Mr. Coombs’ target at-plan performance based bonus amount of the fiscal year in which the termination date occurs and (B) two times Mr. Coombs’ annual rate of compensation for the fiscal year immediately preceding the fiscal year in which the termination date occurs, equal to approximately $629,025; (v) the right to continue exercising Mr. Coombs vested and unexpired options for a period of nine months after the termination date; and (vi) in the event Mr. Coombs relocates to the San Francisco Bay Area after such termination, reimbursement of documented reasonable costs incurred by Mr. Coombs for shipment of Mr. Coombs’ personal possession from Seattle to the San Francisco Bay Area, if such costs are incurred within six months of the termination date.

Agreement Regarding Employment Termination with Richard P. Barber

Under an agreement regarding employment termination, dated October 1, 2007, between us and Richard P. Barber, Mr. Barber is entitled to receive accelerated vesting of 50% of Mr. Barber’s unvested and unexpired stock options immediately prior to the effectiveness of the merger, provided that Mr. Barber remains employed by Insightful through the effectiveness of the merger.

If, during the period commencing three months prior to the effectiveness of the merger and six months after the effectiveness of the merger, Mr. Barber’s employment is terminated other than for cause (as defined below) or as a result of his death or disability, or if Mr. Barber terminates his employment for good reason (as defined below), Mr. Barber will be entitled to accelerated vesting of all of his unvested and unexpired stock options. All of Mr. Barber’s vested and unexpired options shall continue to be exercisable for a period of six months after his employment is terminated.

Additionally, if Mr. Barber’s employment is terminated during the term of the agreement other than for cause, death or disability or if Mr. Barber terminates his employment for good reason, Mr. Barber will be entitled to (i) Mr. Barber’s base salary through the termination date, (ii) Mr. Barber’s performance-based bonus fully earned through the termination date, (iii) any accrued vacation or other accrued leave pay that would be payable upon termination of employment under Insightful’s standard policy and (iv) severance pay in an amount equal to the lesser of (A) the sum of (1) 12 months of Mr. Barber’s base salary as in effect as of the termination date and (2) Mr. Barber’s target at-plan performance based bonus amount of the fiscal year in which the termination date occurs and (B) two times Mr. Barber’s annual rate of compensation for the fiscal year immediately preceding the fiscal year in which the termination date occurs, equal to approximately $300,600.

“Cause,” for purposes of all Mr. Coombs and Mr. Barber’s agreements means, in Insightful’s reasonable discretion, cause given by the executive officer to Insightful and shall include, without limitation, the occurrence of one or more of the following events: (a) the executive officer’s unreasonable refusal to carry out any material lawful duty of his position, or any lawful directions of the Insightful board or management of Insightful senior to the executive officer that are reasonably consistent with the executive officer’s position and duties; (b) the executive officer’s persistent failure to carry out any lawful duties of his position or any directions of the

Insightful board or senior management reasonably consistent with the executive officer’s position and duties, provided, however, that the executive officer has been given reasonable notice and opportunity to correct any such failure; (c) material violation by the executive officer of a published company policy; (d) violation of state or federal criminal law involving the commission of a crime against Insightful or any other criminal act involving moral turpitude; (d) current abuse by the executive officer of alcohol or controlled substances; (e) fraud or material deception, misrepresentation or dishonesty by the executive officer with respect to Insightful; (f) any act or omission to act of the executive officer or involvement by the executive officer in any circumstances that could reasonably result in material harm to Insightful or that materially compromises the executive officer’s ability to represent Insightful with investors, customers or the public; or (g) material breach by the executive officer of the agreements, provided that the executive officer has failed to cure such breach within thirty days of receiving written notice of such breach.

“Good Reason,” for purposes of Mr. Coombs and Mr. Barber’s agreements, means the taking of one or more of the following actions by Insightful that results in a material negative change in the executive officer’s employment: (a) the assignment to the executive officer of any duties or responsibilities materially inconsistent with, or any other action by Insightful that results in a material diminution in, the executive officer’s authority, duties or responsibilities (or the authority, duties or responsibilities of the supervisor to which the executive officer reports), as such authority, duties or responsibilities existed at effectiveness of the merger; provided that, for the avoidance of doubt, the parties acknowledge and agree that not being employed as the principal executive officer (in the case of Mr. Coombs) or principal financial officer (in the case of Mr. Barber) of a public company would be a material diminution in the executive officer’s authority and would constitute Good Reason; (b) Insightful’s failure to (i) pay an annual base salary and variable compensation (if any) at least equal to the annual base salary and variable compensation earned and payable under the executive officer’s annual salary and variable compensation plan (if any) then in effect, at the same intervals as the salaries and variable compensation of other similar situated executives of Insightful are paid, unless such a reduction in the executive officer’s annual base salary and/or variable compensation applies generally to all officers to Insightful, or (ii) permit the executive officer to participate, subject to and in accordance with applicable eligibility requirements, in such benefit programs as are generally made available to other executives of Insightful; (c) Insightful’s requiring the executive officer to be based at any office or location other than at Insightful’s current headquarters or any office that is subsequently designated as the headquarters of Insightful and is less than 25 miles from the location of Insightful’s current headquarters; (d) any failure by Insightful to comply with or satisfy the assignment provisions of the agreement; or (e) any other material breach by Insightful of the agreement; provided, however, that in each case the executive officer has given written notice to Insightful of the existence of the condition that the executive officer believes gives rise to Good Reason within ninety days of the initial existence of the condition and Insightful has failed to cure such condition within thirty days of receiving such notice.

The following table summarizes the potential value of accelerated stock options at the effective time for each of Mr. Coombs and Mr. Barber under each alternative scenario below. The value realized equals $1.87 less the applicable exercise price per share of the relevant equity award, multiplied by the number of shares that receive accelerated vesting. The values assume that the merger will close on September 3, 2008.

		Potential Value of Accelerated Options Under Each Alternative Scenario Below:
			Following a Change of Control
	Number of Shares Underlying Unvested Options	Upon a Change In Control	Upon Involuntary Termination Other than for Cause	Upon Termination for Good Reason
Jeffrey E. Coombs	248,000	$0	$0	$0
Richard P. Barber	165,313	42,000	84,000	84,000

Indemnification and Insurance. The merger agreement provides that, for six years after the effective time of the merger, TIBCO shall, and shall cause the surviving corporation in the merger to, fulfill and honor the obligations of Insightful to its present directors and officers, which we refer to as Indemnified Persons, for their acts and omissions as directors or officers occurring on or prior to the effective time of the merger to the extent such individual is indemnified by Insightful pursuant to our certificate of incorporation and bylaws as in effect as of the date of the merger agreement, pursuant to existing indemnification agreements in effect as of the date of the merger agreement or pursuant to the provisions of the DGCL. TIBCO has agreed to assume, be liable for and cause the surviving corporation to honor these indemnification obligations.

The merger agreement further provides that, for a period of six years from and after the effective time of the merger, TIBCO shall, and shall cause the surviving corporation to, maintain in effect directors’ and officers’ liability insurance covering those persons who are currently covered by Insightful’s directors’ and officers’ liability insurance policy in an amount and on terms no less advantageous, when taken as a whole, to those applicable to the current directors and officers of Insightful. This insurance may be a new directors’ and officers’ insurance policy or a “tail” insurance policy with a claim period of at least six years from the effective time of the merger, provided, that, in no event will TIBCO or the surviving corporation be required to expend an annual premium for such coverage in excess of 150% of (on an annualized basis) the current premium.

Delisting and Deregistration of Insightful Common Stock

If the merger is completed, Insightful common stock will no longer be traded on the NASDAQ Capital Market and will be deregistered under the Securities and Exchange Act as soon as practicable following the completion of the merger. The delisting and deregistration will be accomplished by filing a Form 25 and a Form 15 with the Securities and Exchange Commission.

Certain Relationships Between Insightful and TIBCO

Insightful and TIBCO are parties to the merger agreement. See “Proposal I: Adoption of the Merger Agreement” beginning on page 48.

TIBCO and each of Insightful’s directors and certain of Insightful’s executive officers are parties to voting agreements requiring such directors and executive officers to vote their shares of Insightful common stock in favor of adoption of the merger agreement and against any competing proposal. See “Proposal I: Adoption of the Merger Agreement—Voting Agreements” beginning on page 59.

Effective February 22, 2008, Insightful and TIBCO entered into a confidentiality and standstill agreement, or the Nondisclosure Agreement. Each party agreed that any information furnished to it or its representatives in connection with a possible transaction between the parties would be kept confidential and used only for purposes of evaluating a possible transaction and disclosed only as may be required by law or with the written consent of the other party. Until the earlier of 12 months from the date of the Nondisclosure Agreement, or the occurrence of certain events described in the Nondisclosure Agreement, without the prior written consent of Insightful, TIBCO agreed that neither it nor its affiliates on its behalf, directly or indirectly, will acquire or seek to acquire in any manner beneficial ownership of any of Insightful’s securities or assets, including rights or options; seek to influence in any manner the management, the Board, the governing instruments or policies or affairs of Insightful; make a request to amend or waive provisions of the Nondisclosure Agreement; or make any public disclosure or take any action that could require Insightful to make any public disclosure with respect to the matters above.

Insightful and Spotfire, Inc., a Delaware corporation and wholly-owned subsidiary of TIBCO, are parties to a Master Collaboration and Marketing Agreement, dated as of May 11, 2005, in which the parties agree to integrate, enhance and/or market one or more of each other’s products and/or services.

Appraisal Rights

Holders of Insightful capital stock who dissent and do not vote to approve the merger are entitled to certain appraisal rights under Delaware law, as described below and in Annex C hereto. Those holders who perfect their appraisal rights by strictly following certain procedures in the manner prescribed by Section 262 of the Delaware General Corporation Law, or the DGCL, as in effect on the date the parties entered into the merger agreement, will be entitled to receive payment of the “fair value” (as determined by the Delaware Court of Chancery) of their shares in cash from Insightful, as the surviving corporation in the merger.

ANY INSIGHTFUL STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT HIS OR HER LEGAL ADVISOR, SINCE FAILURE TO COMPLY IN A TIMELY MANNER WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

The record holders of the shares of Insightful capital stock that elect to exercise their appraisal rights with respect to the merger are referred to herein as “Dissenting Stockholders,” and the shares of Insightful capital stock with respect to which they exercise appraisal rights are referred to herein as “Dissenting Shares.” If an Insightful stockholder has a beneficial interest in shares of Insightful capital stock that are held of record in the name of another person, such as a broker, bank or other nominee, and such Insightful stockholder desires to perfect whatever appraisal rights that stockholder may have, such beneficial Insightful stockholder must act promptly to cause the holder of record to timely and properly follow the steps summarized below.

A VOTE IN FAVOR OF THE MERGER BY AN INSIGHTFUL STOCKHOLDER WILL RESULT IN A WAIVER OF SUCH HOLDER’S APPRAISAL RIGHTS UNDER DELAWARE LAW.

When the merger becomes effective, Insightful stockholders who strictly comply with the procedures prescribed in Section 262 of the DGCL will be entitled to a judicial appraisal of the fair value of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, and to receive payment of the fair value of their shares in cash from Insightful, as the surviving corporation in the merger. The following is a brief summary of the statutory procedures that must be followed by a stockholder of Insightful in order to perfect appraisal rights under the DGCL. This summary is not intended to be complete and is qualified in its entirety by reference to Section 262 of the DGCL, the text of which is included as Annex C to this proxy statement. We advise any Insightful stockholder considering demanding an appraisal to consult legal counsel.

In order to exercise appraisal rights under Delaware law, a stockholder must be the stockholder of record of the shares of Insightful capital stock as to which Insightful appraisal rights are to be exercised on the record date and on the date that the written demand for appraisal described below is made, and the stockholder must continuously hold such shares through the effective date of the merger. While Insightful stockholders electing to exercise their appraisal rights under Section 262 of the DGCL are not required to vote against the approval of the merger, a vote in favor of approval of the merger or written consent thereto will result in a waiver of the holder’s right to appraisal rights.

An Insightful stockholder electing to demand the appraisal of such stockholder’s shares must deliver to Insightful, before the taking of the vote on the merger, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs Insightful of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger shall not constitute such a demand. Please see the discussion below under the heading “Written Demands” for additional information regarding written demand requirements.

Within ten (10) days after the effective date of the merger, Insightful, as the surviving corporation, must provide notice of the date of effectiveness of the merger to all Insightful stockholders who have not voted for approval of the merger agreement and who have otherwise complied with the requirements of Section 262 of the DGCL.

An Insightful stockholder who elects to exercise appraisal rights must mail or deliver the written demand for appraisal to:

Insightful Corporation

1700 Westlake Avenue North, Suite 500

Seattle, Washington 98109

Attention: General Counsel

Within 120 days after the effective date of the merger, any Dissenting Stockholder who has strictly complied with the procedures prescribed in Section 262 of the DGCL will be entitled, upon written request, to receive from Insightful, as the surviving corporation, a statement of the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received by Insightful, and the aggregate number of holders of those shares. This statement must be mailed to the Dissenting Stockholder within ten (10) days after the Dissenting Stockholder’s written request has been received by Insightful, as the surviving corporation, or within ten (10) days after the date of the effective date of the merger, whichever is later.

Within 120 days after the effective date of the merger, any Dissenting Stockholder who has strictly complied with the procedures prescribed in Section 262 of the DGCL may file a petition in the Delaware Court of Chancery, with a copy served on Insightful, as the surviving corporation, demanding a determination of the fair value of each share of Insightful stock of all Dissenting Stockholders. However, any stockholder who has complied with the requirements of Section 262 but has not commenced or joined an appraisal proceeding has the right to withdraw the appraisal demand any time within 60 days after the effective date of the merger.

If a petition for an appraisal is timely filed by a Dissenting Stockholder and a copy of the petition is delivered to Insightful, as the surviving corporation, the surviving corporation will then be obligated, within twenty (20) days after receiving service, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of any Dissenting Stockholders with whom agreements as to the value of their shares have not been reached.

After giving notice to the Dissenting Stockholders, the Delaware Court of Chancery will conduct a hearing upon the petition, and determine those stockholders that have complied with Section 262 of the DGCL and that have become entitled to appraisal rights. The Delaware Court of Chancery may require the Dissenting Stockholders to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any Dissenting Stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determining the stockholders entitled to appraisal rights, the Delaware Court of Chancery will appraise the shares of Insightful capital stock owned by those stockholders by determining the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with the fair rate of interest to be paid, if any, on the amount determined to be the fair value. When fair value is determined, the Delaware Court of Chancery will direct the payment of that value, with interest, if any, by the surviving corporation to the stockholders entitled to appraisal rights, upon surrender to the surviving corporation of the certificates representing those shares.

If no petition for appraisal is filed with the Delaware Court of Chancery by Insightful, as the surviving corporation, or any Dissenting Stockholder within 120 days after the effective time of the merger, then the Dissenting Stockholders’ rights to appraisal will cease and they will be entitled only to receive merger consideration paid in the merger on the same basis as other Insightful stockholders. Since Insightful, as the surviving corporation, has no obligation to file a petition, any Insightful stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the Delaware Court of Chancery demanding appraisal shall be dismissed as to any Insightful stockholder, however, without the approval of the Delaware Court of Chancery, which may be conditioned on any terms the Delaware Court of Chancery deems just.

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a Dissenting Stockholder who has strictly complied with the procedures prescribed in Section 262 of the DGCL, the court may order that all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees, and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of this determination or assessment, each party bears its own expenses.

After the effective time of the merger, a Dissenting Stockholder that has timely demanded appraisal in compliance with Section 262 of the DGCL will not be entitled to vote the Insightful capital stock subject to such demand for any purpose or to receive payment of dividends or other distributions on the Insightful capital stock, except for dividends or other distributions payable to stockholders of record at a date prior to the effective time of the merger.

At any time within sixty (60) days after the effective time of the merger, any Dissenting Stockholder will have the right to submit a written withdrawal of the stockholder’s demand for appraisal and to accept the right to receive merger consideration in the merger on the same basis on which Insightful common stock is converted in the merger. After this sixty (60) day period, a Dissenting Stockholder may withdraw such stockholder’s demand for appraisal only with the written consent of Insightful or TIBCO and the approval of the Delaware Court of Chancery.

Written Demands

When submitting a written demand for appraisal under the DGCL, the written demand for appraisal must reasonably inform Insightful of the identity of the stockholder of record making the demand and indicate that the stockholder intends to demand appraisal of the stockholder’s shares. A demand for appraisal should be executed by or for the Insightful stockholder of record, fully and correctly, as that stockholder’s name appears on the stockholder’s stock certificate. If Insightful capital stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed by the fiduciary. If Insightful capital stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, should execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he, she or it is acting as agent for the record owner.

A record owner who holds Insightful capital stock as a nominee for other beneficial owners of the shares may exercise appraisal rights with respect to the Insightful capital stock held for all or less than all beneficial owners of the Insightful stock for which the holder is the record owner. In that case, the written demand must state the number of shares of Insightful capital stock covered by the demand. Where the number of shares of Insightful capital stock is not expressly stated, the demand will be presumed to cover all shares of Insightful capital stock outstanding in the name of that record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the delivery of written demand prior to the taking of the vote on the merger.

Insightful stockholders considering whether to seek appraisal should bear in mind that the fair value of their Insightful capital stock determined under Section 262 of the DGCL could be more than, the same as or less than the value of the right to receive merger consideration in the merger. Also, Insightful and TIBCO reserve the right to assert in any appraisal proceeding that, for purposes thereof, the “fair value” of the Insightful capital stock is less than the value of the merger consideration to be issued in the merger.

Any stockholder who fails to strictly comply with the requirements of Section 262 of the DGCL, attached as Annex C to this proxy statement, will forfeit his, her or its rights to dissent from the merger and to exercise appraisal rights and will receive merger consideration on the same basis as all other stockholders.

THE PROCESS OF DISSENTING REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE INDIVIDUALS OR ENTITIES WISHING TO DISSENT AND TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL SHALL CONTROL.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the merger to stockholders of Insightful whose shares of Insightful common stock are converted into the right to receive cash in the merger. The following summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions and administrative rulings, all of which are subject to change, possibly with retroactive effect. The summary below is limited to stockholders who hold shares of Insightful common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). The summary does not address all of the U.S. federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who are subject to special rules, including: certain former citizens or residents of the United States, insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, mutual funds, insurance companies, cooperatives, pass-through entities and investors in such entities, stockholders who have a functional currency other than the U.S. Dollar, holders of options to acquire Insightful common stock or stockholders who hold their shares of Insightful common stock as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other risk-reduction transaction or stockholders who acquired their shares of Insightful common stock upon the exercise of employee stock options or otherwise as compensation. Further, this discussion does not address any U.S. federal estate and gift or alternative minimum tax consequences or any state, local or non-U.S. tax consequences relating to the merger.

As used in this discussion, a “U.S. holder” is any beneficial owner of shares of Insightful common stock who is treated for U.S. federal income tax purposes as:

•	an individual citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust that is (i) subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of source.

A “non-U.S. holder” is any beneficial owner of shares of Insightful common stock (other than an entity taxed as a partnership for federal income tax purposes) who is not a U.S. holder for U.S. federal income tax purposes.

U.S. Holders. The receipt of cash pursuant to the merger by U.S. holders will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, a U.S. holder will recognize gain or loss equal to the difference between the amount of cash received by the U.S. holder in the merger and the U.S. holder’s adjusted tax basis in the shares of Insightful common stock converted into cash in the merger. Assuming the shares of Insightful common stock are held by a U.S. holder as capital assets, gain or loss recognized by such U.S. holder will be capital gain or loss, which will be long-term capital gain or loss if the U.S. holder’s holding period for the shares of Insightful common stock exceeds one year at the time of the merger. Capital gains recognized by an individual upon a disposition of a share of Insightful that has been held for more than one year generally will be subject to a maximum U.S. federal income tax rate of 15% or, in the case of a share that has been held for one year or less, will be subject to tax at ordinary U.S. federal income tax rates. In addition, there are limits on the deductibility of capital losses. The amount and character of gain or loss must be determined separately for each block of Insightful common stock (i.e., shares acquired at the same cost in a single transaction) converted into cash in the merger.

Non-U.S. Holders. A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash in exchange for shares of Insightful common stock in the merger. This general rule, however, is subject to some exceptions. For example, the gain would be subject to U.S. federal income tax if:

•

the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, if provided by an applicable income tax treaty, the gain is attributable to a U.S. permanent establishment of the non-U.S. holder or, in the case of an individual, a fixed base in the U.S. maintained by such non-U.S. holder);

•

the non-U.S. person is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition, and certain other requirements are met; or

•

we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes and the non-U.S. holder beneficially owned more than 5% of Insightful common stock at any time during the five years preceding the merger. We believe we are not currently, have not been and do not anticipate becoming a USRPHC. Non-U.S. holders who have owned (actually or constructively) more than five percent (5%) of the shares of our common stock should consult their own tax advisors regarding the U.S. federal income tax consequences of the merger.

Unless a tax treaty provides otherwise, gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a resident of the United States. Non-U.S. holders that are foreign corporations also may be subject to a 30% branch profits tax (or applicable lower treaty rate). Gains described in the second bullet point above generally will be subject to U.S. federal income tax at a flat 30% rate (or applicable lower treaty rate), but may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. Non-U.S. holders are urged to consult any applicable tax treaties that may provide for different rules.

Appraisal Rights. Under specified circumstances, a stockholder may be entitled to appraisal rights in connection with the merger. If a U.S. holder of Insightful common stock receives cash pursuant to the exercise of appraisal rights, such holder generally will recognize gain or loss, measured by the difference between the cash received and such holder’s tax basis in such stock. Interest, if any, awarded in an appraisal proceeding by a court would be included in a U.S. holder’s income as ordinary income for U.S. federal income tax purposes. Holders of Insightful common stock who exercise appraisal rights are urged to consult their own tax advisors.

Backup Withholding. A U.S. holder (other than certain exempt stockholders, including, among others, all corporations and certain foreign individuals) whose shares of Insightful common stock are converted into the merger consideration may be subject to backup withholding at the then applicable rate (under current law, the backup withholding rate is 28%) unless the U.S. holder provides the holder’s taxpayer identification number, or TIN, and certifies under penalties of perjury that such TIN is correct (or properly certifies that it is awaiting a TIN) and the holder is not subject to backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. holder that does not furnish a required TIN or that does not otherwise establish a basis for an exemption from backup withholding may be subject to a penalty imposed by the Internal Revenue Service, or the IRS. Each U.S. holder that is an individual should complete and sign the Substitute Form W-9 included as part of the letter of transmittal that will be sent to U.S. holders promptly following closing of the merger so as to provide the information and certification necessary to avoid backup withholding. Each non-U.S. holder must submit a signed statement (on Form W-8BEN or other applicable form) attesting to U.S. holder’s exempt status. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder by filing a U.S. federal income tax return.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE DATE HEREOF. STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM (INCLUDING THE APPLICATION AND EFFECT OF THE U.S. FEDERAL INCOME TAX LAWS, ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS).

Regulatory Matters

To consummate the merger, we must obtain all material federal and state approvals, consents and filings. We are not currently aware of any material federal or state approvals, consents or filings that are required before the parties’ completion of the purchase. If any such approvals, consents or filings are required to consummate the merger, we will seek or make such consents, approvals and filings.

PROPOSAL I: ADOPTION OF THE MERGER AGREEMENT

Structure of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, at the effective time of the merger, Merger Sub will merge with and into Insightful. Insightful will survive the merger as a wholly owned subsidiary of TIBCO.

Completion and Effectiveness of the Merger

The consummation of the merger will occur as soon as reasonably practicable after all of the conditions to the consummation of the merger contained in the merger agreement are satisfied or waived, including adoption of the merger agreement by our stockholders. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware. We currently expect to complete the merger shortly after the annual meeting on August 29, 2008.

Merger Consideration

If the merger is completed, you will receive $1.87 in cash, without interest and less any applicable withholding tax, in exchange for each share of Insightful common stock that you own and for which you have not properly exercised appraisal rights.

After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as an Insightful stockholder as a result of the merger. Insightful stockholders will receive the merger consideration after exchanging their Insightful stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to our stockholders shortly after closing of the merger.

Treatment of Stock Options

At the effective time of the merger, all stock options granted under the Insightful Amended and Restated 2001 Stock Option and Incentive Plan that are not exercised prior to the effective time of the merger (whether or not then vested), will be assumed by TIBCO, and will be converted into options to purchase shares of TIBCO common stock equal to: (A) the number of shares of Insightful common stock subject to such option immediately prior to the effectiveness of the merger, multiplied by (B) the “Option Exchange Ratio” (as defined below), with the product rounded down to the nearest whole number of TIBCO shares, at a per share exercise price equal to the quotient (rounded up the next whole cent) obtained by dividing the exercise price per share of Insightful common stock at which such option was exercisable immediately prior to the effectiveness of the merger by the Option Exchange Ratio. The assumed stock options will otherwise continue to have, and be subject to, the same terms and conditions set forth in the Insightful Amended and Restated 2001 Stock Option and Incentive Plan (and any applicable stock option agreement for such option) immediately prior to the effectiveness of the merger (including any vesting provisions).

The “Option Exchange Ratio” is the quotient obtained by dividing (A) $1.87 by (B) the average of the closing sales prices of TIBCO common stock as quoted on the NASDAQ Global Select Market for the 10 consecutive trading days ending with the trading day prior to the date that the merger is closed.

At the effective time of the merger, each stock option granted under all other stock option plans, programs, agreements or arrangements of Insightful will be terminated and cancelled in exchange for the right to receive an amount in cash, less any applicable withholding tax, equal to (i) the number of shares of Insightful common stock subject to such option, multiplied by (ii) the amount, if any, that $1.87 exceeds the exercise price per share of such option.

Treatment of the 401(k) Plan

Effective as of the day immediately preceding the date the merger closes, Insightful will terminate any and all group severance, separation or salary continuation plans, programs or arrangements and any and all plans intended to include a Code Section 401(k) arrangement (a “401(k) Plan”). We will take all actions required so that the termination of the 401(k) Plan will result in full vesting of all Insightful contributions in accordance with the terms of the 401(k) Plan and applicable laws.

Treatment of the Employee Stock Purchase Plan

We have suspended all future enrollment dates and purchase dates (as such terms are defined in our 2003 Employee Stock Purchase Plan) scheduled to commence following the next regularly scheduled purchase date of June 30, 2008. Prior to the effective time of the merger, we will terminate the 2003 Employee Stock Purchase Plan effective as of, and contingent upon, the effective time of the merger.

Exchange of Stock Certificates

Upon surrender of a stock certificate representing shares of our common stock, together with a duly completed and validly executed letter of transmittal, and any other documents (including any required Form W-8 or W-9) that may be reasonably required by the exchange agent, the holder of the certificate will be entitled to receive from the exchange agent, acting on behalf of TIBCO, $1.87, without interest and less any applicable tax withholding, in cash for each share of common stock represented by the stock certificate, and that stock certificate will be canceled.

In the event of a transfer of ownership of our common stock that is not registered in our stock transfer books, the per share merger consideration for shares of our common stock so transferred may be paid to a person other than the person in whose name the surrendered certificate is registered if:

•	the certificate is accompanied by all documents required to undertake and effect such transfer (including, if requested by the exchange agent, a medallion guarantee), and

•	the person requesting such payment:

•	pays to TIBCO or its designated agent any transfer or other taxes resulting from the payment of merger consideration to a person other than the registered holder of the certificate; or

•	establishes to the satisfaction of TIBCO or its designated agent that such tax has been paid or is not applicable.

No interest will be paid or will accrue on any cash payable in connection with the merger upon the surrender of stock certificates representing shares of our common stock. The cash paid upon conversion of shares of our common stock in the merger will be issued in full satisfaction of all rights relating to those shares of our common stock.

Representations and Warranties

We made a number of representations and warranties to TIBCO and Merger Sub regarding, among other things:

•	our corporate organization, qualification to do business and subsidiaries;

•	our organizational documents;

•	our capitalization;

•	our corporate power and authority to execute the merger agreement and consummate the transactions contemplated in the merger agreement;

•	the absence of conflicts with, or violations of, our organizational documents, applicable legal requirements or our contracts as a result of the merger;

•	our compliance with applicable legal requirements;

•	our governmental authorizations;

•	the absence of unlawful payments made by us or our agents;

•

the registration statements, proxy statements and other documents we have filed with the Securities and Exchange Commission, or SEC, since January 1, 2005 and our disclosure controls and procedures and internal controls over financial reporting;

•	our liabilities;

•	the absence of specified changes or events affecting us or our business since March 31, 2008;

•	the absence of litigation;

•	our employee benefit plans and agreements, our compliance with the Employee Retirement Income Security Act and other employment, health and welfare laws, and our employees and independent contractors;

•	information supplied by us or on our behalf for inclusion in this proxy statement;

•	the absence of restrictions on our business;

•	title to our real property;

•	tax matters with respect to us;

•	environmental matters with respect to us;

•	the absence of fees payable by us to brokers, finders or financial advisors other than RBC;

•	our intellectual property;

•	our material contracts;

•	our insurance policies;

•	our receipt of a fairness opinion from RBC;

•	the authorization of the merger agreement by our board of directors;

•	the inapplicability of anti-takeover statutes to the merger; and

•	our significant customers and suppliers.

In the event that the merger is consummated, our representations and warranties will expire at the effective time of the merger.

TIBCO and Merger Sub made a number of representations and warranties to us in the merger agreement regarding, among other things:

•	their corporate organization, qualification to do business and good standing;

•	their organizational documents;

•	their authorization of the merger agreement and the enforceability of the merger agreement against them;

•	the absence of conflicts with, or violations of, their organizational documents or judgments or orders applicable to them as a result of the merger;

•	information supplied by or on behalf of TIBCO for inclusion in this proxy statement;

•	the absence of fees payable by them to brokers, finders or agents;

•	the lack of operations by Merger Sub;

•	the sufficiency of TIBCO’s and Merger Sub’s funds to pay the consideration required in the merger; and

•	that neither TIBCO nor Merger Sub owns shares in Insightful.

In the event that the merger is consummated, the representations and warranties of TIBCO and Merger Sub will expire at the effective time of the merger.

Conduct of Business Prior to the Merger

We have agreed that, until the effective time of the merger, we and our subsidiaries will continue to carry on our business in the usual, regular and ordinary course, in substantially the same manner as previously conducted and in compliance in all material respects with all applicable legal requirements, pay our debts and taxes when due (subject to certain good faith disputes), pay or perform our other liabilities when due and use commercially reasonable efforts to preserve our present business organization, keep available the services of our current officers and employees and preserve our relationships with customers, suppliers, distributors, licensors, licensees and others with whom we have contractual or business dealings.

We have agreed that, until the effective time of the merger, except as otherwise agreed to in writing by TIBCO, we will not, and will not permit any of our subsidiaries to do the following:

•

waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock or preferred stock purchase rights, or re-price options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

•

subject to certain limited exceptions, grant or agree to grant any severance or termination pay, special remuneration or other additional salary or compensation (including equity-based compensation) to any director, officer or employee, or adopt any new severance or termination pay plan or other compensation plan or amend, modify or alter in any respect any severance or termination pay plan or other compensation plan, agreement or arrangement existing on the date of the merger agreement;

•

subject to certain limited exceptions, transfer or license to any person or entity or otherwise extend, amend or modify any rights to our intellectual property, or enter into grants to transfer or license to any person future patent or other intellectual property rights;

•

declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of our capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any of our capital stock;

•	purchase, redeem or otherwise acquire, directly or indirectly, any shares of our capital stock or capital stock of our subsidiaries;

•

subject to certain limited exceptions, issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities;

•	cause, permit or propose any amendments to our corporate organizational documents or similar governing instruments of any of our subsidiaries;

•

subject to a limited exception, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

•	subject to certain limited exceptions, sell, lease, license, encumber or otherwise dispose of any properties or assets;

•

incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities;

•

subject to certain limited exceptions, adopt or amend any employee benefit plan, policy, employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration (cash, equity or otherwise) to any stockholder or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of our stockholders or employees;

•	subject to certain limited exceptions, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) or litigation;

•	subject to certain limited exceptions, make any individual or series of related payments outside of the ordinary course of business in excess of $50,000;

•

subject to certain limited exceptions, enter into, materially modify, amend or terminate any material contract to which we are a party to or waive, delay the exercise of, release or assign any material rights or claims thereunder;

•	revalue any of our assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

•	incur or enter into any contract outside of the ordinary course of business providing for obligations in excess of $50,000 individually;

•

make or change any tax election or adopt or change any tax accounting method that is reasonably likely to adversely affect in any material respect our tax liability or tax attributes, enter into any closing agreement, settle or compromise any material tax liability, file any material amended return or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment;

•

subject to certain limited exceptions, (i) lend any money, (ii) make any investments in or capital contributions to, any person, (iii) forgive or discharge in whole or in part any outstanding loans or advances, or (iv) prepay any indebtedness;

•	modify or amend in any manner that is adverse to us any standstill or similar agreements to which we or any of our subsidiaries is a party;

•

engage in any action or enter into any transaction or permit any action to be taken that could reasonably be expected to (i) directly or indirectly materially delay the consummation of any of the transactions contemplated by the merger agreement or (ii) increase the possibility that any governmental entity will seek to object or challenge or take any action to interfere in any respect with or delay the consummation of any of the transactions contemplated by the merger agreement;

•	subject to certain limited exceptions, hire or offer to hire directors, officers, employees or consultants;

•	subject to certain limited exceptions, (i) initiate any litigation or action or (ii) settle or agree to settle any litigation or action;

•	send any written communications (including electronic communications) to current employees describing the merger agreement or the transactions contemplated hereby; or

•	make any representations or issue any communications to employees that are inconsistent with the merger agreement or the transactions contemplated thereby.

No Solicitation by Insightful

We have agreed that we will not, and will cause our subsidiaries, and our and our subsidiaries’ representatives not to, directly or indirectly:

•

solicit, initiate, seek, knowingly encourage, knowingly facilitate or knowingly induce, any acquisition proposal, other than the merger agreement, any inquiry with respect to any acquisition proposal other than the merger agreement, or the making, submission or announcement of, any other acquisition proposal;

•

participate or otherwise engage in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action (including granting any person a waiver or release under any standstill or similar agreement with respect to any class of equity security of Insightful or any of our subsidiaries, other than as contemplated by the merger agreement) to facilitate, any other acquisition proposal, any inquiry with respect to any other acquisition proposal or the making, submission or announcement of any proposal that constitutes or would reasonably be expected to lead to, any other acquisition proposal (other than the notification of third parties as to the existence of these provisions);

•	approve, endorse or recommend any other acquisition proposal with respect to us or any of our subsidiaries; or

•	enter into any letter of intent or similar document or any contract, agreement, arrangement or commitment contemplating any other acquisition proposal or any transaction contemplated thereby.

Pursuant to the merger agreement, we have ceased, and caused our subsidiaries and our or our subsidiaries’ officers, directors, affiliates, employees, agents and representatives to immediately cease, any and all existing activities, discussions or negotiations with any third parties conducted prior to the date of the merger agreement with respect to any other acquisition proposal. We have, and have caused our subsidiaries and our and our subsidiaries’ representatives to, use commercially reasonable efforts to enforce (and not waive any provisions of) any confidentiality or standstill agreement (or any similar agreement) which we or any of our subsidiaries is a party relating to any such acquisition proposal. Any breach of the foregoing by any of our subsidiaries or our and our subsidiaries’ representatives shall be deemed a breach by us.

Furthermore, as promptly as practicable upon receipt by us, our subsidiaries or any of our or our subsidiaries’ representatives of any other acquisition proposal or any request for nonpublic information or any expression of interest or inquiry relating in any way to an acquisition proposal or which would reasonably be expected to lead to an acquisition proposal, we will provide to TIBCO with oral and written notice of the material terms and conditions of such acquisition proposal, request, expression of interest or inquiry, the identity of the person or group making any such acquisition proposal, request, expression of interest or inquiry, a copy of all written materials (including written material provided by e-mail or other electronic format) provided in connection with such acquisition proposal, request, expression of interest or inquiry, and a written summary of all material information provided orally in connection with such acquisition proposal. In addition, we will provide to TIBCO as promptly as practicable (but in no event more than 24 hours after receipt by us of any such acquisition proposal, request, expression of interest or inquiry, oral and written notice setting forth all such information as is reasonably necessary to keep TIBCO informed of the status and details (including amendments or proposed amendments) of any such acquisition proposal, request, expression of interest or inquiry subsequently provided by Insightful or to Insightful in connection with such acquisition proposal, request, expression of interest or inquiry and a written summary of all material information provided orally in connection with such acquisition proposal. We will also provide TIBCO with at least 48 hours prior notice (or such lesser prior notice as is provided to the members of our board of directors but in no event less than 24 hours prior notice) of any meeting at which our board of directors is reasonably expected to consider such acquisition proposal, request, expression of interest or inquiry.

However, at any time prior to the adoption of the merger agreement by the stockholders, if we:

•	receive an unsolicited bona fide written acquisition proposal from a third party that is not solicited in violation of the merger agreement,

•

our board of directors has concluded in good faith (following the receipt of advice of our outside legal counsel and financial advisor) that such acquisition proposal is, or is reasonably likely to become, a superior offer,

•	we have given TIBCO at least one business day’s prior written notice of our intentions; and

•	we have not breached in any material respect any of the non-solicitation provisions of the merger agreement,

then we may (but only if our board of directors has concluded in good faith following the receipt of advice of its outside legal counsel and financial advisor is required in order for our board of directors to comply with its fiduciary duties to our stockholders under applicable laws),

•

furnish nonpublic information to such third party pursuant to a confidentiality agreement on terms at least as restrictive as the terms contained in the confidentiality agreement between TIBCO and Insightful, including customary employee non-solicitation provisions binding such third party for a period of no less than 12 months from the date of the confidentiality agreement, provided that a copy of all such information is delivered simultaneously to TIBCO (to the extent it has not been previously furnished to TIBCO), and

•	engage in negotiations with such third party with respect to such acquisition proposal.

Solely in response to the receipt of a superior offer, our board of directors may withdraw or modify its recommendation to our stockholders for the approval of the adoption of the merger agreement if all of the following conditions are met:

•	the superior offer has not been withdrawn and continues to be a superior offer;

•	the required stockholder approval for the merger agreement has not yet been obtained;

•

we will have (i) provided to TIBCO at least five business days’ written notice expressly stating that we have received a superior offer, the material terms and conditions of the superior offer and that our board of directors intends to change, withdraw, withhold or qualify its recommendation with respect to the merger agreement or, in the case of a tender or exchange offer made by a third party directly to our stockholders, a failure by our board of directors to reject such tender or exchange offer, (ii) provided or made available all materials and information delivered or made available to the party making the superior offer in connection with such superior offer and (iii) during such five business day period, engaged in good faith negotiations to amend the merger agreement in a manner that would enable us to proceed with our board of directors’ recommendation to our stockholders in favor of the merger agreement, as amended (and we will make our chairman of the board of directors and senior management available for discussions with TIBCO during such five business day period);

•

following such five business day period, our board of directors has concluded in good faith, after receipt of advice of its outside legal counsel and financial advisor, that, in light of such superior offer, and notwithstanding any negotiations or any resulting amendments, adjustment or revisions proposed to be made by TIBCO to the merger agreement, that the failure to effect a change in recommendation would be inconsistent with its fiduciary duties to our stockholders under applicable laws; and

•	we have not breached in any material respect any of the non-solicitation provisions in the merger agreement.

In the event that our board withdraws or modifies its recommendation in a manner adverse to TIBCO and the merger agreement is terminated, we may be required to pay a termination fee of $1.25 million to TIBCO. See “Proposal I: Adoption of the Merger Agreement—Termination Fee” beginning on page 58.

Employee Matters

The merger agreement provides that all of our employees who continue employment with Insightful after the effective time of the merger, who we refer to as “continuing employees”, shall continue on Insightful’s existing benefit plans until such time as, in TIBCO’s discretion, an orderly transition can be accomplished to employee benefits plans and programs maintained by TIBCO. TIBCO will take reasonable actions, to the extent permitted by TIBCO’s benefit programs, to allow eligible continuing employees of Insightful to participate in the health, welfare and other employee benefits programs of TIBCO or alternative benefits programs that are, in the aggregate, substantially similar to those applicable to employees of TIBCO in similar functions and positions on similar terms. Following the date the merger closes, (i) continuing employees shall receive credit for purposes of eligibility and vesting for years of service with Insightful or any of its subsidiaries prior to the date the merger closes in the applicable welfare benefit plans and retirement plan of TIBCO, and (ii) subject to the approval of any insurance carrier, TIBCO shall cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans of TIBCO in which such continuing employees and their eligible dependents participate, to be waived. Such service credit or waivers shall not result in a duplication of benefits.

Indemnification and Insurance

The merger agreement provides that, for six years after the effective time of the merger, TIBCO shall, and shall cause the surviving corporation in the merger to, fulfill and honor the obligations of Insightful to its present directors and officers, which we refer to as “Indemnified Persons,” for their acts and omissions as directors or officers occurring on or prior to the effective time of the merger to the extent such individual is indemnified by Insightful pursuant to our certificate of incorporation and bylaws as in effect as of the date of the merger agreement, pursuant to existing indemnification agreements in effect as of the date of the merger agreement or pursuant to the provisions of the DGCL. TIBCO has agreed to assume, be liable for and cause the surviving corporation to honor these indemnification obligations.

The merger agreement further provides that, for a period of six years from and after the effective time of the merger, TIBCO shall, and shall cause the surviving corporation to, maintain in effect directors’ and officers’ liability insurance covering those persons who are currently covered by Insightful’s directors’ and officers’ liability insurance policy in an amount and on terms no less advantageous, when taken as a whole, to those applicable to the current directors and officers of Insightful. This insurance may be a new directors’ and officers’ insurance policy or a “tail” insurance policy with a claim period of at least six years from the effective time of the merger, provided, that, in no event will TIBCO or the surviving corporation be required to expend an annual premium for such coverage in excess of 150% of (on an annualized basis) the current premium.

Conditions to the Completion of the Merger

The parties are obligated to effect the merger only if the following conditions are satisfied or waived, to the extent permitted by law:

•	the merger agreement is approved by the holders of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting;

•	no order suspending the use of the proxy statement has been issued and no proceeding for that purpose has been initiated or threatened in writing by the SEC or its staff;

•	all material regulatory consents, approvals, expiration of waiting periods and clearances of governmental entities under any applicable foreign or other applicable laws have been obtained;

•

no judgment, order, injunction, decree, statute, law, ordinance, rule or regulation, or other legal restraint or prohibition (whether temporary, preliminary or permanent), entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction, is in effect that prohibits, makes illegal or enjoins the consummation of the merger and no governmental entity has notified the parties of any intent on its part to seek such judgment, order, injunction, decree, ruling or charge, with respect to any of the transactions contemplated by the merger agreement; and

•

no suit, action, proceeding, application or counterclaim is pending before any governmental entity wherein an unfavorable injunction, judgment, order, decree, ruling or charge is reasonably expected to occur and would (i) cause the merger or any of the transactions contemplated by the merger agreement to be rescinded, or (ii) result in any antitrust restraint.

We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•

TIBCO and Merger Sub’s representations and warranties made pursuant to the merger agreement are true and correct (without giving effect to any limitation on materiality or material adverse effect) on and as of signing and closing, as if made at and as of such time, except to the extent that the failure of such representations and warranties to be true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on TIBCO;

•

TIBCO and Merger Sub’s representations and warranties regarding their respective corporate power and authority to enter into the merger agreement and, with respect to TIBCO only, the voting agreements are true and correct on and as of signing and closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in each case as of such date);

•

each of TIBCO and Merger Sub has performed and complied in all material respects with all agreements and covenants required to be performed or complied with by it under the merger agreement on or prior to the closing date of the merger; and

•	a duly authorized officer of TIBCO has provided a certification that each of the above conditions has been satisfied.

TIBCO and Merger Sub will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•

our representations and warranties made pursuant to the merger agreement (other than those described below) are true and correct (without giving effect to any limitation on materiality or material adverse effect) as of signing and closing, as if made at and as of such time, except to the extent that the failure of such representations and warranties to be true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Insightful and its subsidiaries;

•

our representations and warranties with respect to the capitalization of Insightful are true and correct (without giving effect to any limitation on materiality or material adverse effect) in all respects as of signing and closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in each case as of such date), except solely for inaccuracies in the number of shares, options, warrants, convertible or exchangeable securities or other securities or similar rights, which inaccuracies could not result in a number of shares of our common stock outstanding on a fully-diluted basis (excluding any options with an exercise price greater than $1.87), both on and as of signing and closing, exceeding 14,248,589 (as adjusted in the event of any stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization, or other like change);

•

our representations and warranties with respect to our ability to perform the merger agreement and regarding certain statutory takeover laws are true and correct in all respects as of signing and closing, as if made at and as of such time;

•

our representations and warranties with respect to Insightful’s equity incentive plans are true and correct (without giving effect to any limitation on materiality or material adverse effect) in all material respects as of signing and closing, as if made at and as of such time;

•	the IP Condition;

•

we have performed and complied in all material respects with all agreements and covenants required to be performed or complied with by us under the merger agreement at or prior to the closing date of the merger;

•	no material adverse effect on Insightful and its subsidiaries has occurred and is continuing;

•	a duly authorized officer of Insightful has provided a certification that each of the above conditions has been satisfied; and

•	the Appraisal Rights Condition.

Termination of the Merger Agreement

The merger agreement can be terminated by the parties under certain circumstances, including:

•	by mutual written consent of us and TIBCO, duly authorized by our board of directors and TIBCO’s board of directors, respectively;

•

by either us or TIBCO, if the merger has not been completed by November 30, 2008 for any reason, except that it cannot be terminated by a party whose action or failure to act has been the principal cause of, or resulted in, the failure of the merger to be consummated on or before such date;

•	by either us or TIBCO, if a court or other governmental entity has issued a final, nonappealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the merger;

•

by either us or TIBCO, if our stockholders do not approve the merger agreement at the annual meeting and, in our case, the failure to obtain stockholder approval is not the result of our violation of the merger agreement or a breach of the voting agreements by any of our directors, certain executive officers or a certain stockholder that are parties to such voting agreement;

•

by us, if TIBCO breaches any of its representations, warranties, covenants or agreements set forth in the merger agreement, or if any of its representations or warranties have become untrue, in either case such that the conditions set forth in the applicable section of the merger agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty will have become untrue; provided, however, that if such breach by TIBCO or such inaccuracies in its representations and warranties are curable by TIBCO prior to November 30, 2008 through the exercise of TIBCO’s commercially reasonable efforts, then we shall not be permitted to terminate the merger agreement prior to 30 calendar days following receipt of written notice from us to TIBCO of such breach or inaccuracy, as applicable, provided, that TIBCO continues to exercise commercially reasonable efforts to cure such breach or inaccuracy through such 30 day period (it being understood that we may not terminate the merger agreement if we have materially breached the merger agreement or if such breach or inaccuracy by TIBCO is cured within such 30 calendar day period);

•

by TIBCO, if we breach any of our representations, warranties, covenants or agreements set forth in the merger agreement, or if any of our representations or warranties have become untrue, in either case such that the conditions set forth in the applicable section of the merger agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty will have become untrue; provided, however, that if such breach by us or such inaccuracies in our representations and warranties are curable by us prior to November 30, 2008 through the exercise of our commercially reasonable efforts, then TIBCO shall not be permitted to terminate the merger agreement prior to thirty (30) calendar days following receipt of written notice from TIBCO to us of such breach or inaccuracy, as applicable, provided, that we continue to exercise commercially reasonable efforts to cure such breach or inaccuracy through such thirty (30) day period (it being understood that TIBCO may not terminate the merger agreement if TIBCO has materially breached the merger agreement or if such breach or inaccuracy by us is cured within such 30 calendar day period);

•	by TIBCO, if we violate our non-solicitation obligations set forth in the merger agreement;

•

by us, in order to enter into a letter of intent or similar document providing to be acquired by a third party other than TIBCO, as long as we have complied with the non-solicitation provisions set forth in the merger agreement and paid the termination fee of $1.25 million described below; or

•	by TIBCO, if, prior to the receipt of the requisite stockholder approval:

•	our board of directors withdraws or modifies in a manner adverse to TIBCO or Merger Sub its recommendation to our stockholders in favor of the approval of the adoption the merger agreement;

•	we fail to include our board of directors’ unanimous recommendation that our stockholders vote in favor of the adoption of the merger agreement in this proxy statement;

•	our board of directors approves or recommends any other acquisition proposal to our stockholders;

•	we enter into a letter of intent or similar document or any contract accepting any acquisition proposal;

•	our board of directors fails to make a statement recommending the rejection of a tender or exchange offer for our common stock commenced by a person unaffiliated with TIBCO;

•

a majority of our board of directors fails to reaffirm its approval of recommendation of the merger agreement to our stockholders within five business days after receipt of a written request to do so from TIBCO; or

•	we fail to call, duly give notice of, convene and hold a stockholder meeting to obtain the approval of the merger agreement.

Termination Fee

We must pay a $1.25 million termination fee in cash to TIBCO promptly, but in no event later than two business days after the date of such termination, in the following circumstances:

•	if we materially breach our non-solicitation obligations set forth in the merger agreement;

•

if we terminate the merger agreement in order to enter into a letter of intent or similar document to be acquired by a third party other than TIBCO and have complied with the non-solicitation provisions set forth in the merger agreement; or

•	if TIBCO terminates the merger agreement because, prior to the receipt of the requisite stockholder approval:

•	our board of directors withdraws or modifies in a manner adverse to TIBCO or Merger Sub its recommendation to our stockholders in favor of the approval of the adoption the merger agreement;

•	we fail to include the board’s recommendation in this proxy statement;

•	our board of directors approves or recommends any other acquisition proposal to our stockholders;

•	we enter into a letter of intent or similar document providing to be acquired by a third party other than TIBCO;

•

a tender or exchange offer relating to our securities is commenced by a person unaffiliated with TIBCO and we fail to send, within 10 business days after such tender or exchange offer is first published or sent, a statement by our board of directors recommending the rejection of such tender or exchange offer;

•

a majority of our board of directors fails to reaffirm its approval of recommendation of the merger agreement to our stockholders within five business days after receipt of a written request to do so from TIBCO; or

•	we fail to call, duly give notice of, convene and hold a stockholder meeting to obtain the approval of the merger agreement.

We must pay a $1.25 million termination fee in cash to TIBCO if the agreement is terminated in one of the following ways and a proposal to acquire Insightful has been publicly announced by any person, made to our stockholders by any person or been made to us by any person and subsequently publicly announced and either (a) within 12 months following the termination of the merger agreement, any acquisition is consummated or (b) we enter into a letter of intent or similar document providing for an acquisition within 12 months following the termination of the merger agreement and the acquisition is later consummated, in which case such amount shall be paid promptly, but in no event later than two business days after the consummation of such acquisition:

•

if either we or TIBCO terminate the agreement because it has not been completed by November 30, 2008 and the terminating party’s actions or failure to act was not the principal cause of, or resulted in, the failure of the merger to be consummated on or before such date;

•

if either we or TIBCO terminate the agreement because our stockholders do not approve the merger agreement at the annual meeting and, in our case, the failure to obtain stockholder approval is not the result of our violation of the merger agreement or a breach of the voting agreements by any of our directors, certain executive officers or a certain stockholder that are parties to such voting agreement; or

•

after written notice of TIBCO, if we breach any of our representations, warranties, covenants or agreements set forth in the merger agreement, or if any of our representations or warranties have become untrue, in either case such that the conditions set forth in applicable section of the merger agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if such breach by us or such inaccuracies in our representations and warranties are curable by us prior to November 30, 2008 through the exercise of our commercially reasonable efforts, then TIBCO shall not be permitted to terminate the merger agreement prior to 30 calendar days following receipt of written notice from TIBCO to us of such breach or inaccuracy, as applicable, provided, that we continue to exercise commercially reasonable efforts to cure such breach or inaccuracy through such 30 day period (it being understood that TIBCO may not terminate the merger agreement if TIBCO shall have materially breached the merger agreement or such breach or inaccuracy by us is cured within such 30 calendar day period).

Voting Agreements

As a condition and inducement to TIBCO entering into the merger agreement, certain of our directors, executive officers and stockholders, and their affiliates, in their capacities as Insightful stockholders and optionholders (each a “Signatory” and together, “Signatories”), entered into voting agreements with TIBCO, dated as of June 18, 2008, pursuant to which each Signatory agreed, among other things, to vote the shares of Insightful common stock over which Signatory exercises voting control in favor of adoption of the merger agreement. The Signatories exercise voting control over an aggregate of 2,860,763 shares of our common stock as of July 8, 2008, the record date for the annual meeting, which constitutes approximately 22.0% of the shares of our common stock outstanding on that date. TIBCO did not pay Signatories any consideration for their execution and delivery of the voting agreements other than the consideration they may receive pursuant to the merger agreement in respect of their shares.

The voting agreements require each Signatory, among others things, to vote the subject shares as follows:

•	in favor of the adoption of the merger agreement; and

•	against the following actions:

•	any proposal made in opposition to, or in competition with, consummation of the merger and transactions contemplated by the merger agreement; and

•

against any other action that is intended to, or could reasonably be expected to, impede, interfere with, expect to frustrate, delay, postpone, or adversely affect the merger or any of the other transactions contemplated by the merger agreement.

In addition, each Signatory subject to a voting agreement appointed the board of directors of TIBCO as irrevocable proxies to vote such Signatory’s shares of Insightful common stock in the manner set forth above.

Each Signatory subject to a voting agreement also agreed that he would not:

•

subject to limited exceptions, sell, tender, pledge, encumber, hypothecate, grant an option with respect to, transfer, assign or otherwise dispose of the subject shares or any interest in the subject shares;

•	grant any proxy or power of attorney with respect to the subject shares or enter into any voting agreement with respect to the subject shares; or

•

take any action that would make any representation or warranty of Signatory contained in the voting agreement untrue or incorrect or have the effect of impairing Signatory from performing any of Signatory’s obligations under the voting agreement.

Signatories’ obligations under the voting agreements will terminate upon the earlier to occur of the date on which the merger becomes effective or the date on which the merger agreement is validly terminated in accordance with its terms.

PROPOSAL II: ELECTION OF DIRECTORS

The Board of Directors recommends that you vote “FOR” election of the nominee for director.

In accordance with our Amended and Restated Certificate of Incorporation, the Board is divided into three classes, with directors in each class serving for three-year terms. Sachin Chawla is serving as a Class I Director until his term expires on the date of the 2009 annual meeting. Jeffrey E. Coombs is serving as a Class II Director until his term expires on the date of the 2010 annual meeting. Mark C. Ozur is serving as a Class III Director until his term expires on the date of the annual meeting. Ron Stevens, who was serving as a Class I Director but was appointed as a Class III director on April 29, 2008, is serving as a Class III director until his term expires on the date of the annual meeting.

Mr. Stevens is the nominee to be elected at the annual meeting as a Class III Director for a term of three years. Shares represented by all valid proxies received by the Board and not marked to withhold authority to vote for Mr. Stevens will be voted FOR his election. The Board knows of no reason why Mr. Stevens should be unable or unwilling to serve, but if that should be the case, proxies may be voted for the election of one or more other persons or for fixing the number of directors at a lesser number. If a quorum is present, the nominee receiving the highest number of votes cast will be elected to serve as a Class III Director.

After discussion with Mr. Ozur, the Board determined not to nominate Mr. Ozur for reelection, but Mr. Ozur intends to serve on the Board through the date of the annual meeting. In the event the merger does not close for any reason, the Board expects to recruit additional new directors.

Directors and Nominees

The following table sets forth the name and age of each director and nominee to be elected at the annual meeting, the positions currently held by each nominee and director with Insightful, the year each nominee’s and director’s term will expire, the class of director of each nominee and director, and the period during which each nominee and director has served as a director of Insightful.

Name	Age	Position(s) Held	Term Expires	Class of Director	Director Since
Sachin Chawla	48	Chairman of the Board of Directors	2009	I	2004
Jeffrey E. Coombs	50	Director, President and Chief Executive Officer	2010	II	2004
Mark C. Ozur	52	Director	2008	III	2001
Ronald M. Stevens	44	Director, Nominee	2008	III	2006

Nominees for Director

Ronald M. Stevens. Mr. Stevens has served as a director since April 2006. Since December 2005, Mr. Stevens has been serving as a senior financial manager to several companies, with a focus on fundraising and restructuring. Mr. Stevens served as CFO and COO of Loudeye Corporation, a digital media solutions company, from March 2005 to December 2005. From 2000 to 2004, he was CFO/COO of Primus Knowledge Solutions, a Seattle software company acquired by ATG in 2004. Prior to Primus, Mr. Stevens was Chief Operating Officer of OnHealth Network Company, Inc., a consumer health care website acquired by WebMD in 2000. Before joining OnHealth, Mr. Stevens was Senior Vice President at consumer software company Sierra On-Line, Inc. Mr. Stevens has a B.A. in accounting and business administration from Western Washington University.

Directors Whose Terms Extend Beyond the Annual Meeting

Sachin Chawla. Mr. Chawla has served as a director of Insightful since April 2004 and as Chairman of the Board since February 2008. Mr. Chawla currently serves as Vice President of Engineering at GoldenGate

Software, Inc., a provider of transactional data management solutions. From 2002 to 2006, he served as Vice President of the Data Integration Division for Business Objects. In 1996, he co-founded Acta Technology, a data integration provider that was acquired by Business Objects in 2002, and served as its CEO from 1996 through 1998 and in multiple capacities as a Vice President from 1998 through 2002. Before Acta, Mr. Chawla spent five years with Sybase Corporation where he spearheaded the development of Replication Server, Sybase’s distributed, heterogeneous data replication product. Mr. Chawla holds a B.S. in electrical engineering from the University of California, Berkley and an M.S. in computer science from Stanford University.

Jeffrey E. Coombs. Mr. Coombs has served as President and Chief Executive Officer and a director of Insightful since April 2004. Mr. Coombs joined Insightful in January 2003 as a consultant for Insightful’s Text Analysis (InFact) business, became Senior Vice President of Sales and Marketing in May 2003, and became interim Chief Executive Officer in October 2003. He became President and Chief Executive Officer in April 2004 and joined the Board at that time. From 1997 to 2002, he served as Vice President of Marketing and Market Development for Acta Technology, a data integration company that was acquired by Business Objects in 2002. He served as Group Director of Worldwide Partner Alliances and Strategic Marketing for Business Objects from 1994 to 1997, and held assorted director-level positions in marketing, channels, and partnerships for Informix from 1989 to 1994. Mr. Coombs holds an M.B.A. from Harvard and a B.A. from Williams College.

CORPORATE GOVERNANCE

Director Independence

The Board has determined that each member of the Board of Directors other than Mr. Coombs is an “independent director” within the meaning of the applicable rules of the Nasdaq Stock Market (“Nasdaq”). The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board are composed entirely of independent directors.

Board and Committee Meetings

Our Board meets regularly during the year and holds annual meetings and acts by unanimous written consent whenever circumstances require. The Board met nine times and took action by written consent two times during 2007. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During 2007, each of the directors attended at least 75% of the aggregate number of meetings of the Board and committees on which he served that were held during the period in which he served as a director or committee member.

Committees of the Board

The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee is governed by a written charter and is responsible for:

•	retaining, approving and compensating all services to be provided by, and overseeing the qualifications, independence and performance of, our independent auditors;

•	overseeing our accounting and financial reporting processes, the audits of our consolidated financial statements and the review of our interim consolidated financial statements;

•	assisting board oversight of our compliance with legal and regulatory requirements;

•	facilitating communications among our independent auditors, management and the Board;

•	providing a means for processing complaints and anonymous submissions by employees of concerns regarding auditing and accounting matters; and

•	fulfilling the other responsibilities set out in its charter.

The Audit Committee is currently comprised of Messrs. Stevens (chair), Chawla and Ozur. After the annual meeting, the Audit Committee will be comprised of Messrs. Stevens (chair) and Chawla. In addition to qualifying as an “independent director” under Nasdaq rules, each director serving on the Audit Committee meets the independence and financial literacy requirements for audit committee members under the applicable rules of the Securities and Exchange Commission (the “SEC”) and Nasdaq. The Board has further determined that Mr. Stevens is an “audit committee financial expert” within the meaning of applicable SEC rules.

The Audit Committee met four times during 2007. The report of the Audit Committee is set forth on page 69. Its charter is available on our website at http://www.insightful.com/investors.

Compensation Committee

The Compensation Committee is governed by a written charter and is responsible for:

•	evaluating and approving our policies and programs for executive compensation, including performance-based and long-term compensation;

•	evaluating the performance of our executive officers and approving their compensation;

•	reviewing and making recommendations regarding the compensation of certain non-executive employees, directors and consultants;

•	supervising the administration of our stock option plan, employee stock purchase plan and other stock- or cash-based compensation and incentive programs;

•	approving and making grants and awards of stock, stock options and other equity securities to our executive officers, directors, and certain other employees and persons;

•	reviewing and approving executive employment, severance, retirement and change of control agreements and special or supplemental benefits; and

•	fulfilling the other responsibilities set out in its charter.

The Compensation Committee is currently comprised of Messrs. Chawla, Stevens and Ozur (chair). Until February 2008, the Compensation Committee was comprised of Messrs. Chawla, Ozur and Samuel Meshberg. In February 2008, Mr. Meshberg resigned from the Board and Compensation Committee, and Mr. Stevens was appointed to the Compensation Committee. After the annual meeting, the Compensation Committee will be comprised of Messrs. Chawla (chair) and Stevens. In addition to qualifying as an “independent director” under Nasdaq rules, each director serving on the Compensation Committee meets the definition of “non-employee director” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee met six times and took action by unanimous written consent three times during 2007. Its charter is available on our website at www.insightful.com/investors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is governed by a written charter and is responsible for:

•	identifying, evaluating and selecting (or recommending that the Board select) the director nominees for election at our annual meetings of stockholders;

•	recommending to the Board candidates for filling vacancies on the Board, using the same criteria that it uses to select nominees for election at the annual meeting;

•	recommending directors for appointment to committees of the Board;

•

providing a leadership role in shaping our corporate governance by, among other things, periodically reviewing and assessing the adequacy of our Code of Conduct and making recommendations to the Board regarding any modifications or waivers of our Code of Conduct; and

•	fulfilling the other responsibilities set out in its charter.

The Nominating and Corporate Governance Committee is currently comprised of Messrs. Chawla, Ozur and Stevens. Until February 2008, the Nominating and Corporate Governance Committee was comprised of Messrs. Chawla, Meshberg and Ozur. After the annual meeting, the Nominating and Corporate Governance Committee will be comprised of Messrs. Chawla and Stevens. Each director serving on the Nominating and Corporate Governance Committee qualifies as an “independent director” under Nasdaq rules.

The Nominating and Corporate Governance Committee did not meet during 2007, as its functions were performed by the full Board during 2007. Its charter is available on our website at www.insightful.com/investors.

Director Nominations Process

The Nominating and Corporate Governance Committee considers possible candidates referred from a number of sources, including members of the Board, senior level management, stockholders, and research sources, including publications, databases and Internet searches. In addition, the Nominating and Corporate Governance Committee may from time to time retain a search firm to assist it in identifying and evaluating potential candidates.

The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. The Nominating and Corporate Governance Committee has not established any special qualifications or minimum criteria for selecting and evaluating director nominees, and will take into account such factors as it deems appropriate. These factors may include, but are not limited to, the experience, education, background, and expected contributions of such director candidates and current directors, the diversity of the Board, and the evolving needs of Insightful. The Nominating and Corporate Governance Committee also evaluates any potential conflicts of interest, including financial relationships, and if, based on its initial evaluation, a candidate continues to be of interest, arranges for appropriate background and reference checks and interviews.

The nominating committee evaluates director candidates recommended by stockholders in the same way that it evaluates candidates recommended by its members, other board members or other persons. Stockholder recommendations for director candidates should be sent by certified or registered mail to: Nominating and Corporate Governance Committee, c/o Secretary, Insightful Corporation, 1700 Westlake Avenue North, Suite 500, Seattle, Washington, 98109. The recommendation must provide the following information for each candidate recommended:

•	the candidate’s name, age, business and residence addresses, and principal occupation or employment, and an indication of whether the candidate has expressed a willingness to serve;

•	the number of shares of Insightful stock beneficially owned by the candidate;

•	the name, address, and phone number of the stockholder or group of stockholders making the recommendation, and the number of shares beneficially owned by such stockholder or group of stockholders;

•

to the extent the stockholder or group of stockholders making the recommendation is not a registered holder of such securities, proof of the number of shares beneficially owned and length of time held; and

•	any other information required by law to be disclosed in connection with the solicitation of proxies for the election of directors, and any other information that we may reasonably require.

For more information regarding the dates by which we must receive director candidate nominations to be considered for inclusion in the proxy materials for, or to be presented at, the 2009 annual meeting of stockholders, see the section entitled “Stockholder Proposals for the 2009 Annual Meeting” on page 80.

Communications with the Board

Stockholders may communicate directly with the Board or any Board member by writing to them care of: Secretary, Insightful Corporation, 1700 Westlake Avenue North, Suite 500, Seattle, Washington, 98109. The outside of the envelope should prominently indicate that the correspondence is intended for the Board or for a specific director. In general, the Secretary will forward all such written communication to the director to whom it is addressed or, if no director is specified, to the entire Board. However, the Secretary reserves the right not to forward any abusive, threatening or otherwise inappropriate communications.

Director Attendance at Annual Meetings of Stockholders

We have no official policy regarding director attendance at annual meetings. One director, Jeffrey Coombs, was present at the 2007 annual meeting.

PROPOSAL III: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board recommends that you vote “FOR” this proposal.

The Audit Committee has appointed the firm of Moss Adams LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2008. Upon the recommendation of the Audit Committee, our stockholders are asked to ratify the appointment of Moss Adams. Moss Adams has served as our independent auditor since 2004. If the proposal to ratify the appointment of Moss Adams for the 2008 fiscal year is not approved, the Audit Committee and the Board will re-consider retaining Moss Adams, and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if the selection of Moss Adams is ratified, the Audit Committee, in its discretion, may direct the appointment of a different firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of Insightful and its stockholders.

Representatives of Moss Adams are not expected to be present at the annual meeting.

Principal Accountant Fees and Services

For the fiscal years ended December 31, 2007 and 2006, the aggregate fees for accounting services billed to Insightful by Moss Adams LLP, our independent registered public accounting firm, were as follows:

Audit Fees. The aggregate fees billed for professional services rendered for the audit of our annual consolidated financial statements, review of financial statements included in our Forms 10-Q, the A-133 program audit for our government grants and services provided in connection with statutory and regulatory filings were $247,000 for 2007 and $241,240 for 2006.

Audit-Related Fees. The aggregate fees billed for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements, not reported as audit fees, were $1,020 for 2007 and $6,035 for 2006.

Tax Fees. The aggregate fees billed for professional services for tax compliance, tax advice and tax planning were $27,408 for 2007 and $15,600 for 2006. The services were related to income tax compliance.

All Other Fees. Moss Adams LLP did not bill us for any other professional services in 2007 or 2006.

Pre-Approval Policies and Procedures

In accordance with its charter, the Audit Committee pre-approves all audit services and permissible non-audit services to be performed for us by our independent registered public accounting firm. Under the policy adopted by the Audit Committee for pre-approval of services, services are pre-approved as follows:

•

Annually, our independent auditors and management present to the Audit Committee the audit and non-audit services proposed to be provided during the current fiscal year and the estimated fees associated with each such service. The Audit Committee pre-approves or rejects the proposed services as it deems appropriate.

•

If additional audit or non-audit services are presented for pre-approval during the year, the Audit Committee pre-approves or rejects such additional services and the fees associated with such services as it deems appropriate.

•

In deciding whether to pre-approve any proposed services, the Audit Committee considers whether the proposed services are consistent with SEC rules on auditor independence; whether the independent auditors are qualified to provide effective and efficient service; whether and how the proposed service would be beneficial to Insightful; and the relationship between fees for audit and non-audit services.

The Audit Committee will not approve the provision by the independent auditors of any audit or non-audit service that it believes, individually or in the aggregate, may impair the independence of the independent auditors.

•

The independent auditors provide updates regularly with respect to, and the Audit Committee reviews, the services actually provided by the independent auditors and the fees incurred with respect to those services.

•

The Audit Committee has delegated to each of its members the authority to evaluate and approve proposed engagements on behalf of the Audit Committee, in the event that a need arises for pre-approval between committee meetings. Any member who exercises this authority must report any pre-approval decisions to the full Audit Committee at its next meeting.

All fees billed by Moss Adams LLP in 2007 and 2006 were pre-approved by the Audit Committee.

PROPOSAL IV: ADJOURNMENT, POSTPONEMENT OR CONTINUATION OF THE ANNUAL MEETING

The Board recommends that you vote “FOR” this proposal.

We may ask our stockholders to vote on a proposal to adjourn, postpone or continue the annual meeting, if necessary or appropriate (e.g., to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement). We currently do not intend to propose adjournment, postponement or continuation at the meeting. If the proposal to adjourn, postpone or continue our meeting is submitted to our stockholders for approval, such approval requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote on the matter.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of independent directors, as required by SEC and Nasdaq rules, and operates in accordance with a written charter adopted by the Board. The current members of the Audit Committee are Messrs. Stevens, Chawla and Ozur. The following is the report of the Audit Committee with respect to Insightful’s audited financial statements for the fiscal year ended December 31, 2007:

As more fully described in its charter, the Audit Committee oversees Insightful’s accounting and financial functions and the annual audit and quarterly reviews of its consolidated financial statements. The Audit Committee appoints Insightful’s independent auditors, approves all proposed audit and non-audit services to be performed by the independent auditors (including the scope of the audit and fees) and evaluates the independent auditors’ performance and independence from management.

The Audit Committee reviewed Insightful’s audited consolidated financial statements for the fiscal year ended December 31, 2007 and discussed them with both management and Moss Adams. The Audit Committee also received from and discussed with Moss Adams the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of Moss Adams’ provision of services to Insightful with its independence from Insightful. The Audit Committee also discussed with Moss Adams any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, the Audit Committee recommended to the Board that Insightful’s audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

Management is responsible for the preparation, presentation, and integrity of Insightful’s consolidated financial statements, including compliance with generally accepted accounting principles (GAAP), Insightful’s internal control over financial reporting and financial reporting processes, and Insightful’s procedures designed to ensure compliance with GAAP and other applicable laws and regulations. Moss Adams is responsible for performing independent audits of the consolidated financial statements in accordance with GAAP, and issuing reports thereon. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of financial statements. In giving its recommendation to the Board, the Audit Committee has relied on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with GAAP, and the report of Moss Adams with respect to the consolidated financial statements.

Respectfully Submitted by the Audit Committee:

Ronald M. Stevens (Chair)

Mark C. Ozur

Sachin Chawla

MANAGEMENT

Executive Officers

Our executive officers, their ages, positions and the period during which the executive officers have served as executive officers of Insightful as of June 1, 2008, are as follows:

Name	Age	Position	Officer Since
Jeffrey E. Coombs	50	President and Chief Executive Officer	2003

Richard P. Barber	39	Chief Financial Officer and Treasurer	2004

Jeffrey E. Coombs. Please see Mr. Coombs’ biographical information in the section entitled “Directors Whose Terms Extend Beyond the Annual Meeting.”

Richard P. Barber. Mr. Barber has served as Chief Financial Officer and Treasurer of Insightful since July 2004 and as Executive Vice President since July 2008. From August 2003 to July 2004, Mr. Barber served as a financial consultant to high-technology companies. From January 2001 to August 2003, he served as Chief Financial Officer of Fullplay Media Systems, a hardware and software company. From 1991 to 2000, Mr. Barber held various positions at KPMG LLP, most recently as a senior manager in the assurance department. Mr. Barber holds a B.S. in business administration and accounting from Gonzaga University and is a Certified Public Accountant and Certified Management Accountant.

Significant Employees

Robert Fitzgerald. Mr. Fitzgerald has served as Insightful’s Vice President of Worldwide Field Operations since February 2008 and as Senior Vice President of Worldwide Field Operations since July 2008. From September 2004 to January 2008, he served as the Executive Vice President of Protegrity, Inc., a leading provider of data security management solutions. From December 1998 to September 2004, Mr. Fitzgerald served in several leadership positions at Cartesis, a leading specialist in finance and performance management software, including Executive Vice President of North American Operations, member of the Executive Committee, and Vice President of Sales and Marketing. From September 1990 to December 1998 he served in a variety of management positions in sales, professional services and product development at Hyperion Software, Inc., a global leader in eBusiness performance management software. He holds a B.S. in business administration and finance from Villanova University and an MBA from Sacred Heart University.

Giovanni Marchisio. Mr. Marchisio has served as Insightful’s Chief Technology Officer since December 2007. He served as Insightful’s Vice President of Research and Development from December 2006 to December 2007, as its Vice President of Engineering, Text Analysis and Search (InFact) from October 2005 to December 2006, and as its Director of Emerging Products from January 2002 to October 2005. Between April 1996 and December 2001, he served at Insightful as a principal investigator for several R&D projects for agencies of the federal government (DARPA, NASA, USAF and the NIH) and as a consultant for finance customer engagements. From 1985 to 1996, he held a number of management or technical lead positions with Active Voice Corporation (now a division of Cisco Systems, Inc.), Sierra Geophysics Inc. (a former division of The Halliburton Company), and Gulf Canada Resources Ltd. He also served as a visiting professor at the University of British Columbia. He holds a B.A.Sc. in Engineering from the University of British Columbia and a Ph.D. in Geophysics from the University of California, San Diego.

Ann Parker-Way. Ann Parker-Way has served as Insightful’s Vice President, General Counsel and Corporate Secretary since September 2006. From May 2003 to September 2006, Ms. Parker-Way served as Senior Director and Associate General Counsel of drugstore.com, inc., a publicly traded online retailer. From March 2000 to May 2003, she was an attorney in the law firm of Orrick, Herrington & Sutcliffe LLP, and from September 1998 to March 2000 she was an attorney in the law firm of Perkins Coie LLP. Ms. Parker-Way holds a B.S. in psychology from Eastern Michigan University and a J.D. from the University of Michigan Law School.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation earned by our Chief Executive Officer and the other most highly compensated executive officer whose total salary and bonus exceeded $100,000 for 2007. These persons are referred to as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Compensation ($)(1)	Option Awards ($)(2)		All Other Compensation ($)(3)	Total
Jeffrey E. Coombs	2007	$260,466	$40,000	$331,563	(4)	$3,875	$635,905
President and Chief Executive Officer	2006	$248,063	$135,148	$329,531	(5)	$3,750	$716,705

Richard P. Barber	2007	$213,800	$58,000	$61,997	(6)	$3,875	$337,672
Chief Financial Officer and Treasurer	2006	$206,600	$60,000	$46,914	(7)	$3,633	$315,464

(1)	Bonuses are reported for the year earned, even if actually paid in the following year.
(2)	Represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R (which we adopted beginning in fiscal year 2006) and, as required by SEC rules, disregards any reduction resulting from our estimate of forfeitures expected to occur over the lifetime of these options. Because the amounts recorded in our statement of operations includes a reduction in expense resulting from our estimate of forfeitures, the stock option expense for these options included in the statement of operations is lower than the amounts disclosed in this table. No actual forfeitures occurred during 2007 or 2006 with respect to the options presented in this Summary Compensation Table. We adopted FAS 123R beginning in fiscal year 2006, so although stock options were outstanding in 2005 for the Named Executive Officers, no stock compensation expense was included in our financial statements under FAS 123R in 2005. The material terms of outstanding options granted to the Named Executive Officers are described in Outstanding Equity Awards at Fiscal Year End table below. Fifty percent of the executive officers’ unvested options will accelerate and become fully vested, if such executive officer remains employed by Insightful through the effectiveness of the merger and the remaining unvested options will accelerate and become fully vested upon certain other conditions. See “The Merger—Interests of Insightful’s Directors and Executive Officers in the Merger.”
(3)	Represents 401(k) matching funds.
(4)	On March 9, 2007, Mr. Coombs received a stock option to purchase 73,000 shares of our common stock at an exercise price of $2.4500, which was the closing price of our common stock on that date, but is above the per share merger consideration in the proposed merger with TIBCO. Other material terms of this option are described in the “The Merger—Interests of Insightful’s Directors and Executive Officers in the Merger” and Outstanding Equity Awards at Fiscal Year-End table below.
(5)	On March 10, 2006, Mr. Coombs received a stock option to purchase 100,000 shares of our common stock at an exercise price of $3.12, which was the closing price of our common stock on that date, but is above the per share merger consideration in the proposed merger with TIBCO. Other material terms of this option are described in the “The Merger—Interests of Insightful’s Directors and Executive Officers in the Merger” and Outstanding Equity Awards at Fiscal Year-End table below.
(6)	On March 9, 2007, Mr. Barber received a stock option to purchase 50,000 shares of our common stock at an exercise price of $2.4500, which was the closing price of our common stock on that date, but is above the per share merger consideration in the proposed merger with TIBCO. Other material terms of this option are described in the “The Merger—Interests of Insightful’s Directors and Executive Officers in the Merger” and Outstanding Equity Awards at Fiscal Year-End table below.
(7)	On March 10, 2006, Mr. Barber received a stock option to purchase 35,000 shares of our common stock at an exercise price of $3.12, which was the closing price of our common stock on that date, but is above the per share merger consideration in the proposed merger with TIBCO. Other material terms of this option are described in the “The Merger—Interests of Insightful’s Directors and Executive Officers in the Merger” and Outstanding Equity Awards at Fiscal Year-End table below.

Pursuant to Mr. Coombs’ employment agreement dated October 27, 2004, Mr. Coombs received a salary of $260,466 and non-equity incentive compensation of $40,000 in 2007. The Insightful board of directors determined that the grant of a stock option to purchase 73,000 shares of our common stock in 2007 was fair in light of stock option grants made to chief executive officers in similarly capitalized corporations.

With respect to Mr. Barber, the Insightful board of directors determined that a salary of $213,800, non-equity incentive compensation of $58,000 and the grant of a stock option to purchase 50,000 shares of our common stock in 2007 was fair in light of the compensation packages made to chief financial officers in similarly capitalized corporations.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the outstanding options held by the Named Executive Officers as of December 31, 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jeffrey E. Coombs	17,250	(1)	—	$1.17	12/6/2012
	225,000	(2)	—	$1.13	5/5/2013
	398,437	(3)	26,563	$2.43	1/22/2014
	—	(4)	150,000	$2.63	3/5/2015
	—	(5)	100,000	$3.12	3/10/2016
	—	(6)	73,000	$2.45	3/9/2017
Richard P. Barber	101,562	(7)	23,438	$1.66	7/27/2014
	15,312	(8)	19,688	$3.12	3/10/2016
	—	(9)	50,000	$2.45	3/9/2017

(1)	Represents an option to purchase 17,250 shares granted to Mr. Coombs on December 6, 2002. This option has fully vested. This option expires on December 6, 2012.
(2)	Represents an option to purchase 225,000 shares granted to Mr. Coombs on May 5, 2003. This option has fully vested. The option expires on May 5, 2013.
(3)	Represents an option to purchase 425,000 shares granted to Mr. Coombs on January 22, 2004. This option will vest as follows: one-eighth of the option shares will vest and become exercisable six months after the date of grant, and an additional one-sixteenth will vest each quarter thereafter, with the result that 100% of the option shares will be vested and exercisable on January 22, 2008, provided that Mr. Coombs continues to provide service to us through that date. This option expires on January 22, 2014.
(4)	Represents an option to purchase 150,000 shares granted to Mr. Coombs on March 5, 2005. This option will vest as follows: one-fourth of the option shares will vest and become exercisable on March 7, 2008, and an additional one-fourth will vest each quarter thereafter, with the result that 100% of the option shares will be vested and exercisable on December 5, 2008, provided that Mr. Coombs continues to provide service to us through that date. This option expires on March 5, 2015.
(5)	Represents an option to purchase 100,000 shares granted to Mr. Coombs on March 10, 2006. This option will vest as follows: one-fourth of the option shares will vest and become exercisable on March 10, 2009, and an additional one-fourth will vest each quarter thereafter, with the result that 100% of the option shares will be vested and exercisable on December 10, 2009, provided that Mr. Coombs continues to provide service to us through that date. This option expires on March 10, 2016.
(6)	Represents an option to purchase 73,000 shares granted to Mr. Coombs on March 9, 2007. This option will vest as follows: one-fourth of the option shares will vest and become exercisable on March 9, 2010, and an additional one-fourth will vest each quarter thereafter, with the result that 100% of the option shares will be vested and exercisable on December 9, 2010, provided that Mr. Coombs continues to provide service to us through that date. This option expires on March 9, 2017.

(7)	Represents an option to purchase 125,000 shares granted to Mr. Barber on July 27, 2004. This option will vest as follows: one-eighth of the option shares will vest and become exercisable six months after the date of grant, and an additional one-sixteenth will vest each quarter thereafter, with the result that 100% of the option shares will be vested and exercisable on July 27, 2008, provided that Mr. Barber continues to provide service to us through that date. This option expires on July 27, 2014.
(8)	Represents an option to purchase 35,000 shares granted to Mr. Barber on March 10, 2006. This option will vest as follows: one-eighth of the option shares will vest and become exercisable six months after the date of grant, and an additional one-sixteenth will vest each quarter thereafter, with the result that 100% of the option shares will be vested and exercisable on March 10, 2010, provided that Mr. Barber continues to provide service to us through that date. This option expires on March 10, 2016.
(9)	Represents an option to purchase 50,000 shares granted to Mr. Barber on March 9, 2007. This option will vest as follows: one-half of the option shares will vest and become exercisable on March 9, 2009, and an additional one-sixteenth will vest each quarter thereafter, with the result that 100% of the option shares will be vested and exercisable on March 9, 2011, provided that Mr. Barber continues to provide service to us through that date. This option expires on March 9, 2017.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

On October 27, 2004, when Jeffrey Coombs became our Chief Executive Officer, we executed an offer letter that provided for initial base salary of $225,000 annually plus an initial bonus target of $120,000 annually, a minimum annual increase of 5% in salary and target bonus amount in each year from 2005 through 2008, a monthly local living expense allowance of $2,300 through April 2005, and reimbursement for actual relocation expenses incurred by Mr. Coombs in connection with his move to Seattle, Washington by December 31, 2005.

On October 1, 2007, we entered into an employment agreement regarding termination, amending an existing termination agreement dated October 27, 2004. The amended agreement, or the Coombs Severance Agreement, provides that, in the event Mr. Coombs is terminated without cause or resigns for good reason, we will pay him his salary and performance bonus earned through the date of termination, plus severance pay equal to the lesser of (a) 18 months of his salary at the rate in effect on the date of termination plus 1.5 times his target at-plan bonus amount for the fiscal year in which the termination occurs, and (b) 2 times his “annual rate of compensation” (as such term is defined in the Internal Revenue Code and related interpretations and guidance of the Internal Revenue Service, or the IRC. In addition, the Coombs Severance Agreement provides that, upon a change of control, we will accelerate the vesting of 50% of Mr. Coombs’ unvested and unexpired stock options. The Coombs Severance Agreement also provides for severance pay and acceleration of stock options in the event Mr. Coombs is terminated without cause or resigns for good reason within three months prior to, or within the 12 months following, a change of control. In such event, we will pay the severance amount described above, and accelerate the vesting of the remainder of Mr. Coombs’ unvested and unexpired stock options. Mr. Coombs will have nine months from the date of his termination, whether or not such termination occurs in connection with a change of control, to exercise any unexpired stock options that were vested and exercisable as of the date of termination.

On October 1, 2007, we entered into an employment agreement regarding termination of Richard P. Barber, our Chief Financial Officer, amending an existing termination agreement dated July 26, 2004. The amended agreement, or the Barber Severance Agreement, provides that, in the event Mr. Barber is terminated without cause or resigns for good reason, we will pay him his salary and performance bonus earned through the date of termination, plus severance pay equal to the lesser of (a) 12 months of his salary at the rate in effect on the date of termination plus his target at-plan bonus amount for the fiscal year in which the termination occurs, and (b) 2 times his “annual rate of compensation” (as such term is defined in the IRC). In addition, the Barber Severance Agreement provides that, upon a change of control, we will accelerate the vesting of 50% of Mr. Barber’s unvested and unexpired stock options. The Barber Severance Agreement also provides for severance pay and acceleration of stock options in the event Mr. Barber is terminated without cause or resigns for good reason within three months prior to, or within the six months following, a change of control. In such event, we will pay the severance described above and accelerate the vesting of the remainder of Mr. Barber’s unvested and unexpired stock options. Mr. Barber will have six months from the date of his termination, whether or not such termination occurs in connection with a change of control, to exercise any unexpired stock options that were vested and exercisable as of the date of termination.

Executive Compensation Policy

Procedure for Establishing Compensation

The Compensation Committee establishes the compensation for Insightful’s executive officers, including the Chief Executive Officer (“CEO”), each year. In general, the Compensation Committee takes into account Insightful’s performance with respect to revenue and profit targets and other objectives, the individual’s contribution to Insightful’s success, the individual’s performance with respect to personal objectives, compensation paid to executives with similar responsibilities at comparable companies, and the internal equity of compensation levels among executive officers. In addition, with respect to executive officers other than the CEO, the Compensation Committee considers the recommendation of the CEO.

Compensation Philosophy; Elements of Executive Compensation

Insightful’s compensation policy for executive officers is designed to:

•	enhance long-term profitability of Insightful and increase stockholder value;

•	reward executives consistent with Insightful’s annual and long-term performance goals;

•	recognize individual initiative and achievement;

•	provide competitive compensation that will attract and retain qualified executives; and

•	align executive financial interests with Insightful’s strategic business plans.

An executive officer’s compensation package includes base salary; annual performance-based cash compensation; long-term incentive compensation in the form of stock options; and benefits generally available to all employees of Insightful, including medical, savings and insurance plans and an employee stock purchase plan.

Base Salary. In setting base cash compensation levels for executive officers, the Compensation Committee generally takes into account such factors as: (1) Insightful’s past financial performance and future expectations; (2) the general and industry-specific business environment, including market-competitive salary levels for the executive’s position, level of responsibility and experience; (3) the individual executive officer’s base compensation in the prior year; and (4) corporate and individual performance. The Compensation Committee’s review of the foregoing factors is subjective and the Committee assigns no fixed value or weight to any specific factors when making its decisions. The base salary for Jeffrey Coombs, our CEO, is also based on his October 27, 2004 offer letter described under the heading “Employment Contracts, Termination of Employment and Change-In-Control Arrangements” above, which offer letter provides for a minimum annual increase of 5% in Mr. Coombs’ salary in each year from 2005 through 2008.

Performance-Based Cash Compensation. Insightful’s performance-based compensation policies are designed to reward an executive officer to the extent that Insightful meets pre-determined goals or objectives and the executive meets pre-determined individual objectives, such as the ability to effectively manage and motivate others, recognize and pursue new business opportunities and initiate and/or manage programs that are necessary for or enhance Insightful’s success. Performance-based cash compensation is generally awarded based on formulas established by the Compensation Committee at the time the target amounts are fixed. In establishing performance-based compensation formulas for executive officers, the Compensation Committee generally takes into account such factors as: (1) the annual base compensation of each individual; (2) individual performance; (3) the actual performance of Insightful as compared to projected performance under Insightful’s annual operating plan; (4) the projected future performance of Insightful; (5) the general business environment, including market-competitive bonus levels for the executive’s position, level of responsibility and experience. The Committee’s review of the foregoing factors is subjective and, depending on the executive, the Committee assigns varying weights to specific factors when making its decisions. The target bonus amount for Jeffrey Coombs is also based on his October 27, 2004 offer letter, which provides for a minimum annual increase of 5% in Mr. Coombs’ target bonus amount in each year from 2005 through 2008.

Stock Options. Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of Insightful’s common stock. The Board of Directors believes that stock option participation aligns executive officers’ long-term interests with those of the stockholders and encourages the achievement of superior results over an extended period. When establishing stock option grant levels for executive officers, the Compensation Committee generally considers (1) the existing levels of stock ownership; (2) previous grants of stock options; (3) vesting schedules of outstanding options; (4) individual performance; and (5) Insightful’s past financial performance and future expectations. Stock options granted under our Amended and Restated 2001 Stock Option and Incentive Plan generally have an exercise price equal to the fair market value of common stock on the date of grant and generally vest over a four-year period.

DIRECTOR COMPENSATION

The following table provides information about compensation earned in 2007 by members of the Board who are neither employees nor officers. These directors are referred to as non-employee directors.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)		Total ($)
Sachin Chawla	$32,500	$18,571	(3)	$51,071

Mark C. Ozur	$35,000	$18,571	(4)	$54,071

Ronald M. Stevens	$32,500	$18,571	(5)	$51,571

Samuel R. Meshberg(6)	$27,500	$18,571	(7)	$46,071

(1)	Fees are reported for the year earned, even if actually paid in the following year.
(2)	Represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R (which we adopted beginning in fiscal year 2006), including reductions resulting from our estimate of forfeitures expected to occur over the lifetime of these options. Assumptions made in connection with this valuation are described in Note 2(c) of our consolidated financial statements, Significant Accounting Policies—Stock-Based Compensation and Stockholders’ Equity.
(3)	Represents option grants made to Mr. Chawla of 20,000 shares on February 3, 2007 and 15,000 shares on March 16, 2007. At December 31, 2007, Mr. Chawla held outstanding options to purchase 90,000 shares of our common stock.
(4)	Represents option grants made to Mr. Ozur of 20,000 shares on February 3, 2007 and 15,000 shares on March 16, 2007. At December 31, 2007, Mr. Ozur held outstanding options to purchase 157,000 shares of our common stock.
(5)	Represents option grants made to Mr. Stevens of 16,667 shares on March 3, 2007 and 15,000 shares on March 16, 2007. At December 31, 2007, Mr. Stevens held outstanding options to purchase 51,667 shares of our common stock.
(6)	Mr. Meshberg resigned from our Board of Directors effective February 5, 2008.
(7)	Represents option grants made to Mr. Meshberg of 20,000 shares on February 3, 2007 and 15,000 shares on March 16, 2007. At December 31, 2007, Mr. Meshberg held outstanding options to purchase 155,000 shares of our common stock.

Each non-employee director receives $5,000 per calendar quarter for attending Board and committee meetings, provided that he or she attends a minimum of 75% of the regular and annual meetings of the Board and of any committees of which he or she is a member. Members of the Audit Committee receive an additional $1,875 each quarter, and members of the Compensation Committee receive an additional $625 each quarter. The chairman of the Board, the chairman of the Compensation Committee and the chairman of the Audit Committee receive an additional $625 per quarter. In addition, each non-employee director receives $2,000 for each special meeting of the Board he or she attends in person, $500 for each special meeting of the Board he or she attends by telephone, and $250 for each special meeting of a Board committee he or she attends by telephone.

In addition, each non-employee director is entitled to participate in our Amended and Restated 2001 Non-Employee Director Stock Option Plan, or 2001 Director Plan. Under the 2001 Director Plan, as amended March 16, 2007, each non-employee director who first becomes a member of the Board after March 16, 2007 automatically receives, on the date he or she becomes a member of the Board, an option to purchase a number of shares of our common stock equal to the sum of (i) 15,000 plus (ii) 15,000 divided by 12 multiplied by the full number of months between the date on which he or she becomes a member of the Board and the next March 16th. In addition, effective March 16, 2007 and on each March 16th thereafter, each non-employee director who is serving on the Board automatically receives an option to purchase 15,000 shares of our common stock. Both the initial option grants and each annual grant vests quarterly in equal increments over a one-year period.

Under the 2001 Director Plan in effect before March 16, 2007, each non-employee director received automatically on the date of his or her first election or appointment to the Board an option to purchase 20,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on that date. In addition, on February 3 of each year, each non-employee director who had served on the Board for at least one year automatically received an option to purchase 20,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. Each non-employee director who had served for less than a full year as of February 3 automatically received an option to purchase that number of shares of our common stock equal to the number of full months he or she had served as a director during the prior year, divided by 12 and multiplied by 20,000. Options granted under the 2001 Director Plan before March 16, 2007 were fully vested on the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of July 8, 2008 by:

•	each person known by us to own beneficially more than 5% of our common stock, based on publicly available information;

•	each of our Named Executive Officers;

•	each of our directors; and

•	all of our directors and executive officers as a group.

As of July 8, 2008, we had 13,014,636 shares of common stock outstanding. Except as otherwise indicated below, to our knowledge, the beneficial owners listed below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Under the rules of the SEC, shares of common stock subject to options exercisable currently or within 60 days of July 8, 2008 are deemed outstanding for purposes of computing the ownership percentage of the person holding the option, but are not deemed outstanding for purposes of computing the ownership percentage of any other person. Except for Samuel R. Meshberg, the address for the persons listed below is c/o Insightful Corporation, 1700 Westlake Avenue North, Suite 500, Seattle, Washington 98109.

Name and Address of Beneficial Owner	Amount and Nature of Ownership		Percent of Class
Samuel R. Meshberg and certain affiliates 118 Via Palacio Palm Beach Gardens, FL 33418-6202	2,997,913	(1)	23.0%

Jeffrey E. Coombs	756,370	(2)	5.8%

Sachin Chawla	93,750	(3)	*

Mark C. Ozur	160,750	(3)	1.2%

Ronald M. Stevens	55,417	(3)	*

Richard P. Barber	144,687	(3)	1.1%

All directors and executive officers as a group (5 persons)	1,210,974	(4)	9.3%

*	Less than 1%
(1)	Mr. Meshberg has sole voting and dispositive power with respect to 2,090,470 shares of common stock, including 151,250 shares subject to options exercisable on or within 60 days of July 8, 2008. In addition, Mr. Meshberg may be deemed to share voting and dispositive power with respect to 865,193 shares held by family trusts of which Mr. Meshberg is a beneficiary and/or co-trustee, 37,188 shares held by trusts for the benefit of his children, and 5,062 shares owned by a limited liability company of which Mr. Meshberg controls the voting power. Mr. Meshberg disclaims beneficial ownership of the shares owned by these trusts and limited liability company, except to the extent of his pecuniary interest in the shares.
(2)	Includes 742,250 shares subject to options exercisable on or within 60 days of July 8, 2008.
(3)	Represents shares subject to options exercisable on or within 60 days of July 8, 2008.
(4)	Includes 1,196,854 shares subject to options exercisable on or within 60 days of July 8, 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2007 regarding the equity compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	3,061,613	$2.35	1,968,159
Equity compensation plans not approved by security holders(2)	17,250	$1.17	—

Total	3,078,863	$2.35	1,968,159

(1)	Represents shares issuable with respect to options issued and issuable under our Amended and Restated 2001 Stock Option and Incentive Plan and our Amended and Restated 2001 Non-Employee Director Stock Option Plan, and shares issuable upon the exercise of options issued under our 1992 Stock Plan. Because the 1992 Stock Plan has expired, no additional options may be issued under that plan.
(2)	Represents shares issuable with respect to options issued under our 1996 Non-Qualified, Non-Officer Stock Option Plan. Because the 1996 Non-Qualified, Non-Officer Stock Option Plan has expired, no additional options may be issued under that plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and regulated rules of the SEC require our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports of initial ownership and reports of changes in ownership of our common stock. SEC regulations require such persons to furnish us with copies of all such filings. To our knowledge, based solely on our review of the copies of such forms we have received, or based on written representations from certain reporting persons that no forms were required for those persons, our officers, directors and holders of more than 10% of our common stock filed the required Section 16(a) reports on a timely basis in 2007, except as follows: one Form 4 (Statement of Changes in Beneficial Ownership) was filed late for each of Sachin Chawla (one option grant transaction), Samuel Meshberg (one option grant transaction), Mark Ozur (one option grant transaction) and Ronald Stevens (two option grant transactions).

OTHER MATTERS

At the time of mailing this proxy statement, the Board knows of no other matters to be presented at the annual meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders. If other matters not now known or determined properly come before the annual meeting, however, the persons named as proxies in the enclosed proxy card or their substitutes will vote such proxy in accordance with the recommendations of the Board.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Under the SEC’s proxy rules, stockholder proposals (including nominations for the election of directors) that satisfy specified conditions may be included in our proxy statement and form of proxy card for, and may be presented at, the 2009 annual meeting of stockholders. If you intend to present a proposal at the 2009 annual meeting, you must deliver the proposal in writing to the following address by no later than March 27, 2009 in order for the proposal to be considered for inclusion in the proxy materials for that meeting: Secretary, Insightful Corporation, 1700 Westlake Avenue North, Suite 500, Seattle, WA 98109. All stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act in order to be considered for inclusion in the proxy materials for the 2009 annual meeting.

In addition, if you intend to submit a nomination or other business for consideration at the 2009 annual meeting, other than submitting a proposal to be included in our proxy materials, you must comply with the advance notice provisions of our bylaws. These provisions require you to give written notice to our Secretary, at the address above, at least 120 days and not more than 150 days before July 24, 2009, the first anniversary of the date of the proxy statement for the 2008 annual meeting. (If, however, the date of the 2009 annual meeting is more than 30 days before or more than 60 days after August 29, 2009, the first anniversary date of the 2008 annual meeting, the written notice must be received no earlier than 90 days before the 2009 annual meeting and no later than the date that is the later of 60 days before the 2009 annual meeting or 10 days after we first publicly announce the 2009 annual meeting.)

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information that we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the Securities Exchange Commission at that address. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

ANNUAL REPORT AND FORM 10-KSB

A copy of our annual report on Form 10-KSB for the year ended December 31, 2007 accompanies this proxy statement. An additional copy will be furnished, without charge, to beneficial stockholders or stockholders or record upon request in writing to Secretary, Insightful Corporation, 1700 Westlake Avenue North, Seattle, WA 98109, or by telephone to (206) 283-8802.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

TIBCO SOFTWARE INC.,

INSIGHTFUL CORPORATION,

and

MINERAL ACQUISITION CORPORATION

Dated as of June 18, 2008

Page
ARTICLE I THE MERGER		-A-2-

1.1	The Merger	-A-2-
1.2	Effective Time; Closing	-A-2-
1.3	Effect of the Merger	-A-2-
1.4	Certificate of Incorporation and Bylaws of the Surviving Corporation	-A-2-
1.5	Directors and Officers of the Surviving Corporation	-A-2-

ARTICLE II CONVERSION OF SECURITIES		-A-3-
2.1	Effect on Capital Stock	-A-3-
2.2	Surrender of Certificates; Payment of Merger Consideration	-A-5-
2.3	Dissenting Shares	-A-7-
2.4	Further Assurances	-A-7-

ARTICLE III REPRESENTATIONS AND WARRANTIES OF COMPANY		-A-8-
3.1	Organization and Qualification; Subsidiaries	-A-8-
3.2	Certificate of Incorporation and Bylaws	-A-8-
3.3	Capitalization	-A-9-
3.4	Authority Relative to this Agreement	-A-10-
3.5	No Conflict; Required Filings and Consents	-A-11-
3.6	Compliance; Permits	-A-12-
3.7	SEC Filings; Financial Statements	-A-13-
3.8	No Undisclosed Liabilities	-A-14-
3.9	Absence of Certain Changes or Events	-A-14-
3.10	Absence of Litigation	-A-16-
3.11	Employee Matters and Benefit Plans	-A-17-
3.12	Proxy Statement	-A-21-
3.13	Restrictions on Business Activities	-A-21-
3.14	Property	-A-21-
3.15	Taxes	-A-22-
3.16	Environmental Matters	-A-24-
3.17	Brokers	-A-24-
3.18	Intellectual Property	-A-25-
3.19	Agreements, Contracts and Commitments	-A-30-
3.20	Insurance	-A-31-
3.21	Opinion of Financial Advisor	-A-32-
3.22	Board Approval	-A-32-
3.23	State Takeover Statutes	-A-32-
3.24	Customers and Suppliers	-A-32-

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB		-A-33-
4.1	Organization and Qualification; Merger Sub	-A-33-
4.2	Charter Documents	-A-33-
4.3	Authority Relative to this Agreement	-A-33-
4.4	No Conflict; Required Filings and Consents	-A-34-
4.5	Proxy Statement	-A-34-
4.6	Brokers	-A-34-
4.7	No Prior Merger Sub Operations	-A-34-
4.8	Financing	-A-34-
4.9	Ownership of Shares	-A-34-

-A-i-

(continued)

Page

ARTICLE V CONDUCT PRIOR TO THE EFFECTIVE TIME		-A-35-
5.1	Conduct of Business by Company	-A-35-

ARTICLE VI ADDITIONAL AGREEMENTS		-A-38-
6.1	Proxy Statement	-A-38-
6.2	Company Meeting	-A-38-
6.3	Confidentiality	-A-39-
6.4	Access to Information	-A-39-
6.5	No Solicitation	-A-39-
6.6	Public Disclosure	-A-42-
6.7	Reasonable Efforts	-A-42-
6.8	Notification	-A-43-
6.9	Third Party Consents	-A-43-
6.10	Company 401(k) Plan; Company ESPP; Employee Benefit Matters	-A-43-
6.11	Indemnification	-A-44-
6.12	Disqualified Individuals	-A-45-
6.13	Form S-8	-A-45-

ARTICLE VII CONDITIONS TO THE MERGER		-A-45-
7.1	Conditions to Obligations of Each Party to Effect the Merger	-A-45-
7.2	Additional Conditions to Obligations of Company	-A-46-
7.3	Additional Conditions to the Obligations of Acquiror	-A-46-

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER		-A-47-
8.1	Termination	-A-47-
8.2	Notice of Termination; Effect of Termination	-A-48-
8.3	Fees and Expenses	-A-49-
8.4	Amendment	-A-49-
8.5	Extension; Waiver	-A-50-

ARTICLE IX GENERAL PROVISIONS		-A-50-
9.1	Survival of Representations and Warranties	-A-50-
9.2	Notices	-A-50-
9.3	Interpretation; Definitions	-A-51-
9.4	Counterparts; Facsimile Signatures	-A-52-
9.5	Entire Agreement; Third Party Beneficiaries	-A-52-
9.6	Severability	-A-52-
9.7	Other Remedies; Specific Performance	-A-53-
9.8	Governing Law	-A-53-
9.9	Rules of Construction	-A-53-
9.10	Assignment	-A-53-

-A-ii-

INDEX OF EXHIBITS

Exhibit A	List of Stockholders Entering into Voting Agreements

Exhibit B	Form of Voting Agreement

Exhibit C-1	List of Employees Entering into Employment Agreements

Exhibit C-2	List of Contractors Entering into Contractor Agreements

Exhibit D	Form of Employment Agreement

Exhibit E	Form of Contractor Agreement

-A-iii-

INDEX OF DEFINED TERMS

Term	Paragraph
Acquiror	Preamble
Acquiror Charter Documents	4.2
Acquisition Proposal	6.5(f)(i)
Action	3.10
Agreement	Preamble
Approvals	3.1(a)
Assumed Options	2.1(b)(ii)
Assumed Plan	2.1(b)(iii)
Blue Sky Laws	3.5(b)
business day	9.3(b)(i)
Certificate of Merger	1.2
Certificates	2.2(c)
Change in Recommendation	6.2(b)
Closing	1.2
Closing Date	1.2
COBRA	3.11(a)(i)
Code	2.2(e)
Company	Preamble
Company 2001 Plan	2.1(b)(v)(2)
Company 2001 Plan Options	2.1(b)(v)(2)
Company Acquisition	8.3(b)(i)
Company Balance Sheet	3.8
Company Balance Sheet Date	3.8
Company Board	Recitals
Company Capital Stock	2.1(f)
Company Charter Documents	3.2
Company Common Stock	2.1(a)
Company Contract	3.19(b)
Company Disclosure Letter	Article III
Company Employee Plan	3.11(a)(ii)
Company ESPP	2.1(c)
Company Financial Advisor	3.17
Company Form 10-KSB	3.1(b)
Company Indemnification Provisions	6.11(a)
Company Indemnified Persons	6.11(a)
Company Intellectual Property	3.18(a)(ii)
Company Meeting	3.4(b)
Company Optionholder	2.1(b)(i)
Company Option Plans	2.1(b)(v)(1)
Company Preferred Stock	3.3(a)(i)
Company Privacy Policy	3.18(a)(viii)
Company Products	3.18(a)(iii)
Company Registered Intellectual Property	3.18(a)(iv)
Company SEC Documents	3.7(a)
Company Securityholders	2.2(a)
Company Source Code	3.18(r)
Company Stock Options	2.1(b)(i)
Company Stockholders	2.2(a)
Company Stockholder Approval	3.4(b)

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Term	Paragraph
Confidentiality Agreement	6.3
Contract	3.1(b)
Contractor Agreement	Recitals
Copyrights	3.18(a)(i)
Delaware Law	Recitals
Dissenting Shares	2.3(a)
DOL	3.11(a)(iii)
Effect	9.3(b)(iv)
Effective Time	1.2
Employee	3.11(a)(iv)
Employee Agreement	3.11(a)(v)
Employment Agreement	Recitals
Encumbrance	3.5(a)
End Date	8.1(b)
Environmental Laws	3.16
ERISA	3.11(a)(vi)
ERISA Affiliate	3.11(a)(vii)
Exchange Act	3.5(b)
Exchange Agent	2.2(a)
Free Product	3.18(a)(x)
Fully Diluted As Adjusted Shares	3.3(a)(i)
GAAP	3.7(b)
Governmental Entity	3.5(b)
Governmental Permits	3.6(c)
Hazardous Materials	3.16
Intellectual Property	3.18(a)(i)
International Employee Plan	3.11(a)(viii)
IRS	3.11(a)(ix)
knowledge	9.3(b)(iii)
Leased Property	3.14
Leases	3.14
Legal Requirements	3.3(a)(ii)
Material Adverse Effect	9.3(b)(iv)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Common Stock	2.1(e)
Multiemployer Plan	3.11(a)(x)
Nasdaq	3.5(b)
Open Source Material	3.18(s)
Option Exchange Ratio	2.1(b)(v)(3)
Patents	3.18(a)(i)
Pension Plan	3.11(a)(xi)
Per Share Merger Consideration	2.1(a)
person	9.3(b)(v)
Personal Data	3.18(a)(v)
Privacy Laws	3.18(q)
Projectware	3.18(a)(ix)
Proxy Statement	3.12
PTO	3.18(b)
Registered Intellectual Property	3.18(a)(vi)
Representatives	6.5(a)

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Term	Paragraph
Required Company Stockholder Approval	6.2(a)
Returns	3.15(b)
Sarbanes Act	3.7(d)
SEC	3.4(a)
Securities Act	3.5(b)
Significant Customer	3.24(a)
Significant Supplier	3.24(b)
subsidiary	9.3(b)(vi)
Superior Offer	6.5(f)(ii)
Surviving Corporation	1.1
Tax	3.15(a)
Tax Incentive	3.15(n)
Tax Indemnity Agreements	3.15(j)
Taxes	3.15(a)
Terminating Company Plans	6.10(a)
Termination Fee	8.3(b)(i)
Third Party Product Technology	3.18(i)
Time and Materials Contract	3.9(d)
Unvested Cash	2.1(g)
Unvested Shares	2.1(g)
User Data	3.18(a)(vii)
Voting Agreement	Recitals
WARN Act	3.11(a)(xii)

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of June 18, 2008 by and among TIBCO Software Inc., a Delaware corporation (“Acquiror”), Insightful Corporation, a Delaware corporation (“Company”), and Mineral Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Acquiror (“Merger Sub”).

RECITALS

A. Upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (“Delaware Law”), Acquiror and Company intend for Acquiror to acquire Company in a merger transaction in which (i) Merger Sub will be merged with and into Company, with Company to be the surviving corporation of such merger (the “Merger”), and (ii) all of the outstanding capital stock of Company will be converted into the right to receive cash as set forth herein.

B. Upon the terms and subject to the conditions contained in this Agreement and in accordance with Delaware Law, the Board of Directors of Company (the “Company Board”) has unanimously (i) declared this Agreement to be advisable, (ii) approved this Agreement and approved and authorized the Merger and the other transactions contemplated hereby, (iii) determined that the Merger is fair to, and in the best interests of, Company and its stockholders, and (iv) determined to recommend that the stockholders of Company adopt this Agreement.

C. Upon the terms and subject to the conditions contained in this Agreement and in accordance with Delaware Law, the Board of Directors of Acquiror has (i) declared this Agreement to be advisable, (ii) approved this Agreement and approved and authorized the Merger and the other transactions contemplated hereby, and (iii) determined that the Merger is fair to, and in the best interests of, Acquiror and its stockholders.

D. Concurrently with the execution and delivery of this Agreement, as a condition of and an inducement to the willingness of Acquiror and Merger Sub to enter into this Agreement, (i) each stockholder of Company listed on Exhibit A hereto is entering into a voting agreement in substantially the form attached hereto as Exhibit B (each a “Voting Agreement”), (ii) each employee of Company listed on Exhibit C-1 hereto is entering into with Acquiror or the Surviving Corporation (as determined by Acquiror) an employment agreement, including all exhibits thereto, in the form attached hereto as Exhibit D (each an “Employment Agreement”) and an offer letter, and (iii) each contractor of Company listed on Exhibit C-2 hereto is entering into with Acquiror or the Surviving Corporation (as determined by Acquiror) a side letter agreement in the form attached hereto as Exhibit E (the “Contractor Agreement”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and other agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and the applicable provisions of Delaware Law, at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into Company, the separate corporate existence of Merger Sub shall thereupon cease, and Company shall continue as the surviving corporation and as a wholly owned subsidiary of Acquiror. Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

1.2 Effective Time; Closing. Upon the terms and subject to the conditions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger, and such other articles, certificates or other appropriate filing documents, with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (collectively, the “Certificate of Merger”) (the time of such filing, or such later time as may be mutually agreed in writing by Company and Acquiror and specified in the Certificate of Merger, being referred to herein as the “Effective Time”) as soon as practicable after the satisfaction or waiver of all conditions to the Merger set forth in Article VII. The closing of the Merger (the “Closing”) shall take place remotely via the exchange of final documents and signature pages, at a time and date to be specified by the parties, which shall be no later than the second (2nd) business day after the satisfaction or waiver of the conditions set forth in Article VII (excluding conditions that by their terms are to be satisfied on the Closing Date, but subject to the satisfaction or waiver of such conditions), or at such other time, date and location upon which the parties may mutually agree in writing (the date of the Closing, the “Closing Date”).

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers, and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities, and duties of the Surviving Corporation.

1.4 Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a) Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to be identical to the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time, and such amended and restated Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with Delaware Law; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to provide that the name of the Surviving Corporation shall be “Insightful Corporation.”

(b) Bylaws. At the Effective Time, the Bylaws of the Surviving Corporation shall be amended and restated to be identical to the Bylaws of Merger Sub in effect immediately prior to the Effective Time, and such amended and restated Bylaws shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws; provided, however, that all references in such Bylaws to “Seaplane Acquisition Corporation” shall be amended to refer to “Insightful Corporation.”

1.5 Directors and Officers of the Surviving Corporation.

(a) Directors. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified in accordance with Delaware Law, and the Certificate of Incorporation and Bylaws of the Surviving Corporation.

(b) Officers. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly appointed in accordance with Delaware Law and the Certificate of Incorporation and Bylaws of the Surviving Corporation.

ARTICLE II

CONVERSION OF SECURITIES

2.1 Effect on Capital Stock. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities, the following shall occur:

(a) Conversion of Company Capital Stock. Each share of common stock, $0.01 par value per share, of Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 2.1(d) and any Dissenting Shares (as defined in Section 2.3)), will be cancelled and extinguished and automatically converted (subject to Section 2.1(f)) into the right to receive, upon the surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 2.2 (or, in the case of a lost, stolen or destroyed certificate, upon the delivery of an affidavit (and bond, if required) in the manner provided in Section 2.2(h)), cash, net of tax withholding and without interest, in an amount per share equal to $1.87 (the “Per Share Merger Consideration”).

(b) Stock Options. By virtue of the Merger and without any action on the part of any Company Optionholder (as defined in Section 2.1(b)(i)) other than acknowledgments referred to in Section 2.1(b)(iv):

(i) At the Effective Time, each then-outstanding option (whether vested or unvested and whether exercisable or unexercisable) to purchase Company Common Stock (each a “Company Stock Option,” and each such holder a “Company Optionholder”), other than any Company 2001 Plan Options, shall be terminated and cancelled in exchange for the right to receive from Acquiror or the Surviving Corporation an amount (subject to any applicable withholding tax) in cash equal to the product of (A) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, and (B) the amount, if any, by which the Per Share Merger Consideration exceeds the per share exercise price of such Company Stock Option. Such payment shall be made promptly following the Effective Time.

(ii) At the Effective Time, each Company 2001 Plan Option that is outstanding and unexercised immediately prior to the Effective Time (each, an “Assumed Option”) shall be converted into an option to acquire that number of shares of Acquiror Common Stock equal to the product of (A) the number of shares of Company Common Stock subject to such Assumed Option immediately prior to the Effective Time, multiplied by (B) the Option Exchange Ratio (with the product rounded down to the nearest whole number of shares of Acquiror Common Stock), at a per share exercise price equal to the quotient (rounded up the next whole cent) obtained by dividing the exercise price per share of Company Common Stock at which such Assumed Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio. The Assumed Option shall otherwise continue to have, and be subject to, the same terms and conditions set forth in the respective Company Option Plan (and any applicable stock option agreement for such Company Stock Option) immediately prior to the Effective Time (including any vesting provisions).

(iii) Acquiror shall assume the Company’s Amended and Restated 2001 Stock Option and Incentive Plan (the “Assumed Plan”) with such assumption being effective as of the Effective Time. Company shall cause the Company Option Plans, other than the Assumed Plan, to terminate effective as of the Effective Time.

(iv) Prior to the Effective Time, and subject to the review and approval of Acquiror, Company shall take any and all actions reasonably necessary to effect the transactions contemplated by this Section 2.1(b) under all Company Stock Option agreements and any Company Option Plan or other arrangement of Company (whether or not written), including delivering all notices and/or amending the terms of its equity incentive plans or agreements and obtaining acknowledgments of treatment in Section 2.1(b)(i) of options granted under Company’s 2001 Amended and Restated Non-Employee Director Stock Option Plan and Company’s 1992 Non-Employee Director Stock Option Plan.

(v) For purposes of this Agreement:

(1) “Company Option Plans” shall mean all stock option plans, programs, agreements or arrangements of Company, collectively, including Company’s Amended and Restated 2001 Stock Option and Incentive Plan, Company’s 2001 Amended and Restated Non-Employee Director Stock Option Plan, the Mathsoft, Inc. 1996 Non-Qualified, Non-Officer Stock Option Plan, Company’s 1992 Non-Employee Director Stock Option Plan and the Mathsoft, Inc. Amended and Restated 1992 Stock Plan, and any other non-plan option grant, agreement or arrangement with respect to Company Common Stock, in each case as amended (excluding the Company ESPP).

(2) “Company 2001 Plan Options” shall mean each Company Stock Option granted under Company’s Amended and Restated 2001 Stock Option and Incentive Plan (the “Company 2001 Plan”).

(3) “Option Exchange Ratio” shall mean shall mean the quotient obtained by dividing (A) the Per Share Merger Consideration, by (B) the average of the closing sales prices of Acquiror Common Stock as quoted on the NASDAQ National Market for the ten (10) consecutive trading days ending with the trading day prior to the Closing Date.

(c) Company ESPP. Prior to the Effective Time, Company shall take all actions necessary pursuant to the terms of Company’s 2003 Employee Stock Purchase Plan (the “Company ESPP”) to (i) suspend all future enrollment dates and purchase dates (as such terms are defined in the Company ESPP) scheduled to commence following the next regularly scheduled purchase date (as such term is defined in the Company ESPP) of June 30, 2008 and (ii) terminate the Company ESPP effective as of, and contingent upon, the Effective Date.

(d) Cancellation of Company-Owned and Acquiror-Owned Company Capital Stock. Each share of Company Common Stock held by Company, Acquiror, or any direct or indirect wholly owned subsidiary of Company or Acquiror (including, without limitation, Merger Sub) immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

(e) Capital Stock of Merger Sub. Each share of Common Stock, $0.01 par value per share, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall thereafter evidence ownership of such shares of capital stock of the Surviving Corporation.

(f) Adjustments to Per Share Merger Consideration. In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization, or other like change with respect to the capital stock of Company (“Company Capital Stock”) occurring after the date hereof and prior to the Effective Time, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization, or other like change.

(g) Unvested Shares. If there are any shares of Company Common Stock that may be forfeited to or repurchased by Company under the terms of any Contract with Company (including, without limitation, any restricted stock purchase agreement) (“Unvested Shares”) that are issued and outstanding immediately prior to the Effective Time, then the right to recover or extinguish such Unvested Shares under the terms of any Contract with Company shall be assigned to Acquiror and the cash payable upon conversion of such Unvested Shares in the Merger (the “Unvested Cash”) shall be, in place of such Unvested Shares, equally subject to such right assigned to Acquiror and shall be withheld by Acquiror and paid (in respect of the cash portion, without interest) to the holders of such Unvested Shares if and to the extent such assigned right expires unexercised by Acquiror pursuant to the terms of the applicable Contract with Company; provided, however, that (i) the Surviving Corporation and Acquiror shall be entitled to deduct and withhold from such payments the amount of withholding imposed for Taxes (as defined in Section 3.15(a)) as required by any applicable Legal Requirements; (ii) a portion of such newly vested cash so distributed may be treated as imputed interest and will be so treated to the extent required under the Code and the regulations promulgated thereunder; (iii) Acquiror shall make all such required payments of newly vested cash according to its normal payroll schedule following the date within a month upon which such cash became vested. Notwithstanding the foregoing, if any such holder paid for Unvested Shares with promissory notes, Unvested Cash which vests shall first be applied towards repayment of accrued interest and then outstanding principal under such promissory notes before being distributed to such holder. Company shall take all actions that may be reasonably necessary to ensure that, from and after the Effective Time, Acquiror (or its assignee) is entitled to exercise any such right assigned hereunder, such that any Unvested Cash shall be returned to Acquiror without payment to such holder (other than payment of the original purchase price of any Unvested Shares converted into Unvested Cash upon exercise of the applicable right by Acquiror according to the terms of the Contract with Company governing such Unvested Shares as of immediately prior to the Effective Time).

2.2 Surrender of Certificates; Payment of Per Share Merger Consideration.

(a) Exchange Agent. BNY Mellon Shareowner Services, LLC shall act as the exchange agent for the Merger (the “Exchange Agent”) to receive and pay out the Per Share Merger Consideration to which the holders of Company Common Stock (“Company Stockholders”) and Company Optionholders (collectively, the “Company Securityholders”) shall become entitled to pursuant to this Article II.

(b) Acquiror to Provide Per Share Merger Consideration. Promptly after the Effective Time, Acquiror shall deposit with the Exchange Agent, as needed, for exchange in accordance with this Article II, the Per Share Merger Consideration. Any cash deposited with the Exchange Agent shall be invested by the Exchange Agent as directed by Acquiror for the benefit of Acquiror; provided, that no such investment or loss thereon shall affect the amounts payable to holders of Company Securityholders pursuant to this Article II.

(c) Exchange Procedures. As soon as reasonably practicable after the Effective Time (and in any event within ten (10) days), Acquiror shall cause the Exchange Agent to mail to each holder of record (as of immediately prior to the Effective Time) of a certificate or certificates or other instruments, including uncertificated shares as represented on the books of Company, evidencing Company Common Stock and Company Stock Options (excluding Assumed Options) that were outstanding immediately prior to the Effective Time (the “Certificates”), and which were converted into the right to receive cash pursuant to Section 2.1(a) and Section 2.1(b): (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Acquiror and the Exchange Agent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the portion of the Per Share Merger Consideration payable upon surrender of said Certificates. Subject to Section 2.2(h), upon surrender of Certificates to the Exchange Agent for cancellation or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required by the Exchange Agent (including any required Form W-8 or W-9), the holders of such Certificates shall be entitled to receive in exchange therefor a check in the amount of U.S. dollars that the holders thereof have the right to receive pursuant to Section 2.1(a) and Section 2.1(b) subject to the provisions of Section 2.1(g) (regarding the continuation of vesting and repurchase rights), and the Certificates so surrendered shall forthwith be cancelled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive upon surrender thereof a check in the amount of U.S. dollars that the holders thereof have the right to receive pursuant to Section 2.1(a) and Section 2.1(b) subject to the provisions of Section 2.1(g) (regarding the continuation of vesting and repurchase rights). No interest will be paid or accrued on any cash payable to holders of Certificates. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of Company, a check in the amount of U.S. dollars that the holder thereof has the right to receive pursuant to Section 2.1(a) and Section 2.1(b) subject to the provisions of Section 2.1(g) (regarding the continuation of vesting and repurchase rights) may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer (including, if requested by Acquiror or the Exchange Agent, a medallion guarantee) and by evidence that any applicable stock transfer Taxes (as defined in Section 3.15(a)) have been paid or are not payable.

(d) Distributions With Respect to Unexchanged Shares. Subject to any applicable Legal Requirements (as defined in Section 3.3(a)(ii)), following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, the portion of the Per Share Merger Consideration to which such person is entitled by virtue thereof.

(e) Required Withholding. Each of the Exchange Agent, Acquiror, and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the “Code”) or under any provision of state, local or non-U.S. tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

(f) No Liability. At any time following the one hundred eightieth (180th) day after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any cash amounts which had been made available to the Exchange Agent and not disbursed to Company Securityholders (including all interest and other income received by the Exchange Agent in respect of all funds made available to it) and, thereafter, such Company Securityholders who have not previously complied with this Section 2.2 shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as general creditors thereof with respect to any portion of the Per Share Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding anything to the contrary in this Section 2.2, none of the Exchange Agent, Acquiror, the Surviving Corporation, and any party hereto shall be liable to a holder of shares of Acquiror Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

(g) No Further Ownership Rights in Company Capital Stock. Payment of the Per Share Merger Consideration issued in accordance with the terms hereof (together with any cash paid in respect thereof pursuant to Section 2.2(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

(h) Lost, Stolen or Destroyed Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, a check in the amount of U.S. dollars into which the Company Common Stock and Company Stock Options represented by such

Certificates were converted pursuant to Section 2.1(a) and Section 2.1(b) subject to the provisions of Section 2.1(g) (regarding the continuation of vesting and repurchase rights); provided, however, that Acquiror or Exchange Agent may, in its discretion and as a condition precedent to the issuance of such cash, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation, or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.3 Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by Company Stockholders who shall have not voted in favor of the Merger and who shall have properly demanded in writing, appraisal for such Company Common Stock in accordance with Section 262 of Delaware Law (collectively, the “Dissenting Shares”), shall not be converted into, or represent the right to receive, the portion of the Per Share Merger Consideration payable for such Company Common Stock. Such stockholders shall be entitled to receive payment of the appraised value of such Company Common Stock held by them in accordance with the provisions of such Section 262 of Delaware Law, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Company Common Stock under such Section 262 of Delaware Law shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the portion of the Per Share Merger Consideration payable for such Company Common Stock, without any interest thereon, upon surrender, in the manner provided in Section 2.2, of the Certificate or Certificates that formerly evidenced such Company Common Stock.

(b) Company shall give Acquiror (i) prompt written notice of any demands for appraisal received by Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by Company, and (ii) prior to the Effective Time, the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. Company shall not, except with the prior written consent of Acquiror, or as otherwise required under Delaware Law, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

2.4 Further Assurances. If, at any time before or after the Effective Time, Acquiror reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then Company, Acquiror, the Surviving Corporation and their respective officers and directors shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things reasonably necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

Except as disclosed in the disclosure letter delivered by Company to Acquiror concurrently with the execution of this Agreement (the “Company Disclosure Letter”), Company hereby represents and warrants to Acquiror and Merger Sub, as follows:

3.1 Organization and Qualification; Subsidiaries.

(a) Each of Company and its subsidiaries is duly organized, validly existing and in good standing (where such concept is applicable) under the laws of the jurisdiction of its formation and has the requisite corporate or other power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted except where the failure to have such power and authority would not, reasonably be expected to be, either individually or in the aggregate, material to Company and its subsidiaries, taken as a whole. Each of Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not reasonably be expected to be, either individually or in the aggregate, material to Company and its subsidiaries, taken as a whole. Each of Company and its subsidiaries is duly qualified or licensed as a foreign corporation or other entity to do business, and is in good standing (where such concept is applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected to be, either individually or in the aggregate, material to Company and its subsidiaries, taken as a whole.

(b) A true and complete list of all subsidiaries of Company is set forth in Exhibit 21 to Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 (the “Company Form 10-KSB”). Company is the owner of all outstanding shares of capital stock of each subsidiary of Company and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each subsidiary of Company are owned free and clear of all encumbrances. Neither Company nor any of its subsidiaries has agreed nor is obligated to make nor be bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, bond, mortgage, indenture, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, permit, franchise, commitment or undertaking of any nature (each a “Contract”), as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity. There are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by Company or any subsidiary of Company relating to the issued or unissued capital stock of any of the subsidiaries of Company or obligating Company or any of its subsidiaries to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, any subsidiary of Company.

3.2 Certificate of Incorporation and Bylaws. The copies of Company’s Certificate of Incorporation and Bylaws that are filed as exhibits to the Company Form 10-KSB (together, the “Company Charter Documents”) are complete and correct copies thereof as in effect on the date hereof. Such Company Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Company is not in violation of any of the provisions of the Company Charter Documents, and no subsidiary of Company is in violation of its equivalent organizational documents.

3.3 Capitalization.

(a) Capitalization.

(i) The authorized capital stock of Company consists of 30,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock of Company, $0.01 par value (“Company Preferred Stock”). At the close of business as of the date hereof (1) 12,989,300 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (2) 115,810 shares of Company Common Stock were held in treasury by Company; (3) 3,142,805 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Company Option Plans, including 2,363,625 shares of Company Common Stock reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Company 2001 Plan; (4) 2,588,604 shares of Company Common Stock were available for future grant under the Company Option Plans, including 2,115,521 shares of Company Common Stock that were available for future grant under the Company 2001 Plan; (5) 491,024 shares of Company Common Stock were available for future issuance under the Company ESPP; (6) 964,188 shares of Company Capital Stock were subject to outstanding Company 2001 Plan Options, which if exercised immediately prior to the Effective Time would have an exercise price per share less than the Per Share Merger Consideration, (7) 235,150 shares of Company Capital Stock were subject to outstanding Company Stock Options, warrants, convertible or exchangeable securities and similar rights (other than Company 2001 Plan Options) which if exercised immediately prior to the Effective Time, would have an exercise price per share less than the Per Share Merger Consideration; and (8) no more than 33,214 shares of Company Capital Stock were purchasable as of June 30, 2008 upon exercise of any Options granted under the Company ESPP, assuming an exercise price of $1.3855. The Fully Diluted As Adjusted Shares (as defined below) consists of 14,221,852 shares of Company Capital Stock. Except as set forth in this Section (i), there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its subsidiaries is a party or by which it is bound obligating Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Company or any of its subsidiaries or obligating Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date hereof, no shares of Company Preferred Stock were issued or outstanding. Section 3.3(a)(i) of the Company Disclosure Letter sets forth the following information with respect to each Company Stock Option outstanding as of the close of business on as of the date hereof: (1) the particular plan pursuant to which such Company Stock Option was granted; (2) the number of shares of Company Common Stock subject to such Company Stock Option; (3) the exercise price of such Company Stock Option; (4) the date on which such Company Stock Option was granted; (5) the applicable vesting schedule, including the shares exercisable pursuant to such Company Stock Option; (6) the date on which such Company Stock Option expires; and (7) the total shares exercisable pursuant to all Company Stock Options. For purposes of this Agreement, “Fully Diluted As Adjusted Shares” shall mean all shares of Company Capital Stock, issued and outstanding, after taking into account all outstanding shares of Company Capital Stock and assuming the exercise, conversion or exchange of all options (including Company Stock Options), warrants, convertible or exchangeable securities, other securities and similar rights (and assuming the exercise, conversion or exchange of all Options granted under the Company ESPP at an exercise price of $1.3855), excluding however, Company Stock Options, which if exercised immediately prior to the Effective Time, would have an exercise price per share greater than or equal to the Per Share Merger Consideration. The aggregate exercise price of all Company Stock Options, warrants, convertible or exchangeable securities, other securities and similar rights included in the definition of Fully Diluted Adjusted Shares is no less than $1,538,411.

(ii) Section 3.3(a)(i) of the Company Disclosure Letter also sets forth the name and address with respect to each Company Stock Option outstanding as of the close of business on as of the date hereof. Company has made available to Acquiror accurate and complete copies of the Company Option Plans pursuant to which Company has granted such Company Stock Options that are currently outstanding and the form of all stock option agreements evidencing such Company Stock Options. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which Company is bound obligating Company to accelerate the vesting of any Company Stock Option as a result of the Merger. All outstanding shares of Company Common Stock, all outstanding Company Stock Options, and all outstanding shares of capital stock of each subsidiary of Company have been issued and granted in compliance with (1) all applicable securities laws and other applicable Legal Requirements (as defined below), and (2) all requirements set forth in applicable Contracts. For the purposes of this Agreement, “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issues, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 3.5(b)).

(b) Other Capitalization Matters. Except for securities Company owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) directly or indirectly through one or more subsidiaries, and except for shares of capital stock or other similar ownership interests of subsidiaries of Company that are owned by certain nominee equity holders as required by any applicable Legal Requirements of the jurisdiction of organization of such subsidiaries (which shares or other interests do not materially affect Company’s control of such subsidiaries), there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is, except for the Voting Agreements, no voting trust, proxy, rights plan, antitakeover plan, or other agreement or understanding to which Company or any of its subsidiaries is a party or by which they are bound with respect to any equity security of any class of Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

3.4 Authority Relative to this Agreement.

(a) Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby subject, with respect to the Merger, to the Company Stockholder Approval (as defined in Section 3.4(b)). The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Company (including without limitation the approval of the Company Board), and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions so contemplated other than, (i) with respect to the Merger, the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement with respect to, and the receipt of, the Company Stockholder Approval, and (ii) the filing of the Certificate of Merger as required by Delaware Law.

(b) The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock, as of the close of business on the record date set for the annual meeting of Company’s stockholders to adopt this Agreement in accordance with Delaware Law (the “Company Meeting”) is the only vote of the holders of any class or series of Company’s capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby under applicable Legal Requirements and the Company Charter Documents (the “Company Stockholder Approval”).

(c) This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Acquiror and Merger Sub, constitutes a legal and binding obligation of Company, enforceable against Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

3.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Company do not, and the performance of this Agreement and the transactions contemplated hereby by Company (including but not limited to the execution and delivery of the Voting Agreements by Company) will not, (i) conflict with or violate the Company Charter Documents or the equivalent organizational documents of any of Company’s subsidiaries; (ii) subject (A) with respect to the Merger, to the Company Stockholder Approval and (B) to compliance with the requirements set forth in Section 3.5(b) below, conflict with, or result in any violation of, in any material respect, any Legal Requirement applicable to Company or any of its subsidiaries or by which either Company or any of its subsidiaries or any of their respective properties is bound or affected; (iii) conflict with or violate, or result in any breach, impermissible assignment or non-transferability of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Company’s or any of its subsidiaries’ rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material Company Contract or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties are bound or affected; or (iv) result in the creation of any material Encumbrance (as defined in this Section 3.5(a)) on any of the material properties or assets of Company or any of its subsidiaries. “Encumbrance” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, conditional sale or other security arrangement, collateral assignment, claim, charge, adverse claim of title, ownership or right to use, restriction or other encumbrance of any kind in respect of such asset (including any restriction on (A) the voting of any security or the transfer of any security or other asset, (B) the receipt of any income derived from any asset, (C) the use of any asset, and (D) the possession, exercise or transfer of any other attribute of ownership of any asset).

(b) The execution and delivery of this Agreement by Company do not, and the performance of this Agreement and the transactions contemplated hereby (including but not limited to the execution and delivery of the Voting Agreements) by Company will not, require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Entity (as defined in this Section 3.5(b)), except for (i) applicable requirements, if any, of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), state securities laws (“Blue Sky Laws”), the rules and regulations of the Nasdaq Stock Market (“Nasdaq”) and the filing and recordation of the Certificate of Merger as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits or to make such filings or notifications, would not (A) result in potential payments which exceed $10,000 individually or $100,000 in the aggregate or (B) reasonably be expected to be, either individually, or in the aggregate, material to Company and its subsidiaries, taken as a whole. For purposes of this Agreement “Governmental Entity” shall mean any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case, whether domestic or foreign, or any quasi-governmental body exercising any regulatory, taxing or other governmental or quasi-governmental authority.

3.6 Compliance; Permits.

(a) Legal Requirements; Contracts. Neither Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any Legal Requirements applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any material Company Contract to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not be material to Company and its subsidiaries, taken as a whole. No investigation or review by any Governmental Entity is pending or, to the knowledge of Company, threatened against Company or its subsidiaries, nor has any Governmental Entity indicated to Company or any of its subsidiaries an intention to conduct the same.

(b) Nasdaq. Company is in material compliance with the applicable criteria for continued listing of Company Common Stock on the Nasdaq, including all applicable corporate governance rules and regulations.

(c) Governmental Permits. Company and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals from, and have made all material filings with, Governmental Entities, that are necessary and/or legally required to be held by it to conduct the business of Company and its subsidiaries, taken as a whole, without any violation of any applicable Legal Requirements (“Governmental Permits”). Company and its subsidiaries have materially complied, and are now in material compliance, with all Legal Requirements, and all such Governmental Permits are valid and in full force and effect. Company has delivered to Acquiror true, correct and complete copies of each Governmental Permit. Neither Company nor any of its subsidiaries has received any notice or other communication from any Governmental Entity regarding (i) any actual or possible violation of law or any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit, in each case that remains unresolved. None of the Governmental Permits will be terminated or impaired, or will become terminable, in whole or in part, as a result of the Merger or transactions contemplated hereby.

(d) Product Disclosures. Company and its subsidiaries have, with respect to all materials, products and services distributed or marketed by Company and its subsidiaries, at all times made all material disclosures to users or customers required by any applicable Legal Requirements, and none of such disclosures made or contained in any such materials have been inaccurate, misleading or deceptive in any material respect.

(e) Export Control Laws. Company and each of its subsidiaries has conducted its export transactions in accordance in all respects with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations. Without limiting the foregoing: (i) Company and each of its subsidiaries has obtained all export licenses and other approvals required for its exports of products, software and technologies from the United States; (ii Company and each of its subsidiaries is in compliance with the terms of all applicable export licenses or other approvals; (iii) there are no pending or, to the knowledge of Company, threatened claims against Company or any of its subsidiaries with respect to such export licenses or other approvals; (iv) there are no actions, conditions or circumstances pertaining to Company’s or any of its subsidiaries export transactions that would reasonably be expected to give rise to any future claims; and (v) no consents or approvals for the transfer of export licenses to Acquiror are required, except for such consents and approvals that can be obtained expeditiously without material cost.

(f) Unlawful Payments. Neither Company nor any of its subsidiaries nor any director, officer, agent or employee of Company or any of its subsidiaries has, for or on behalf of Company or any of its subsidiaries: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other payment in violation of any Legal Requirements.

3.7 SEC Filings; Financial Statements.

(a) Company SEC Documents. Company has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by Company with the SEC since January 1, 2005. Company has made available (including via the SEC’s EDGAR system, as applicable) to Acquiror a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Company with SEC since January 1, 2005 (all such required registration statements, prospectuses, reports, forms, statements, schedules, certifications and other documents, including those that Company may file subsequent to the date hereof, are referred to herein as the “Company SEC Documents”). The Company SEC Documents (i) were prepared in accordance and complied in all material respects as of their respective dates with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Company’s subsidiaries is required to file any reports or other documents with the SEC.

(b) Financial Statements. Each of the audited consolidated financial statements (including, in each case, any related notes thereto) and unaudited interim financial statements contained in the Company SEC Documents (i) was and will be prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q, Form 10-QSB or Form 8-K of the Exchange Act), (ii) fairly presents and will fairly present the consolidated financial position of Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be material, and (iii) has complied and will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto in effect at the time of such filing. Company has not had any dispute with any of its auditors regarding accounting matters or policies during any of its past three full fiscal years or during the current fiscal year-to-date. Since January 1, 2005, the books and records of Company and each of its subsidiaries have been, and are being maintained in all material respects in accordance with applicable legal and accounting requirements.

(c) Amendments. Company has previously furnished to Acquiror a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

(d) Sarbanes Act. Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Act”) and the related rules and regulations promulgated under such act or the Exchange Act, in each case, as currently in effect and as applicable to Company. Since January 1, 2005, no party has submitted any complaint to the Audit Committee of the Company Board pursuant to the procedures established in accordance with Section 10A(m)(4) of the Exchange Act. To Company’s knowledge, there are no material violations of Company’s code of conduct, adopted pursuant to Nasdaq Rule 4350(n). As of the date hereof, no attorney representing Company or any of its subsidiaries has reported any material violation to Company’s chief legal officer, chief executive officer, or any committee of the Company Board, including any qualified legal compliance committee, as contemplated by the rules set forth in 17 C.F.R. Part 205.

(e) Controls. Company has established and maintains “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f)) promulgated under the Exchange Act) and such internal control over financial reporting is effective based on the criteria issued by the Committee on Sponsoring Organizations of the Treadway Committee on “Internal Control-Integrated Framework.” Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e)

promulgated under the Exchange Act) designed to ensure that material information required to be disclosed by Company in the reports that it files under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to Company’s principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the “principal executive officer” and the “principal financial officer” of Company required by Section 302 of the Sarbanes Act with respect to such reports, and such controls are effective for this purpose. As of the filing date of the Company Form 10-KSB, there were no “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of Company’s internal controls and procedures which are reasonably likely to adversely affect Company’s ability to record, process, summarize and report financial information. To Company’s knowledge, there is no fraud, whether or not material, that involves management or other employees of Company who have a significant role in Company’s internal controls over financial reporting. Each of the principal executive officer of Company and the principal financial officer of Company (or each former principal executive officer of Company and each former principal financial officer of Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes Act and the rules and regulations promulgated thereunder with respect to the Company SEC Reports and (i) the statements contained in such certifications were true and accurate as of the date they were made, (ii) Company has no knowledge and is not otherwise aware of any facts or circumstances that would make such certification unable to be accurately made as of that date it was made, and (iii) since December 31, 2007, there has been no change in Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Company’s internal controls over financial reporting.

(f) Off-Balance Sheet Arrangements. Neither Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including without limitation any Contract or arrangement relating to any transaction or relationship between or among Company and any of its subsidiaries, on the one hand, and any unconsolidated Affiliate on the other hand), including without limitation any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC)), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Company or any of its subsidiaries in Company’s or such subsidiary’s published financial statements or other Company SEC Documents.

3.8 No Undisclosed Liabilities. Neither Company nor any of its subsidiaries has any liabilities or obligations of any kind whatsoever (absolute, accrued, contingent or otherwise), and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in any such liability or obligation except (i) liabilities provided for in Company’s balance sheet or in the related notes to the Company Balance Sheet as of March 31, 2008 (the “Company Balance Sheet Date,” and such balance sheet, the “Company Balance Sheet”), prepared in accordance with GAAP; (ii) liabilities incurred since the Company Balance Sheet Date in the ordinary course of business, consistent with past practice, and which do not result from any breach of Contract, tort or violation of any applicable Legal Requirement; (iii) liabilities incurred since the Company Balance Sheet Date outside the ordinary course of business, inconsistent with past practice, and which do not exceed $10,000 individually or $100,000 in the aggregate; and (iv) liabilities incurred prior to the Company Balance Sheet Date that were not required under GAAP to be included in the Company Balance Sheet or in the related notes and which do not exceed $10,000 individually or $100,000 in the aggregate.

3.9 Absence of Certain Changes or Events. During the period between the Company Balance Sheet Date and the date hereof, Company and its subsidiaries have operated their business in the ordinary course of business consistent with past practice, and since such date there has not been:

(a) any Material Adverse Effect on Company and change or Effect (as defined in Section 9.3(b)(iv)) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company;

(b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock, or property) in respect of, any of Company’s or any of its subsidiaries’ capital stock, or any direct or indirect purchase, redemption or other acquisition by Company of any of Company’s capital stock or any other securities of Company or its subsidiaries, or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from former service providers following their termination pursuant to the terms of their pre-existing stock option or purchase agreements or the Company Option Plans;

(c) any split, combination or reclassification of any of Company’s or any of its subsidiaries’ capital stock;

(d) (i) any granting by Company or any of its subsidiaries of any increase in compensation (cash, equity or otherwise), except for normal increases of base cash compensation to non-officer Employees (as defined in Section 3.11(a)(iv)) pursuant to performance reviews held in the ordinary course of business consistent with past practice (in any event not exceeding 10% of base salary), or (ii) any change to the employment status or title of any officer, director, or employee of Company or any of its subsidiaries; or (iii) any payment by Company or any of its subsidiaries of any bonus (including any special bonus or special remuneration (cash, equity or otherwise), except for cash bonuses made to non-officer employees in the ordinary course of business consistent with past practice (in any event not exceeding 10% of base salary), or (iv) any granting by Company or any of its subsidiaries of any increase in severance or termination pay (cash, equity or otherwise) or (v) any entry by Company or any of its subsidiaries into any employment, bonus, severance, termination or indemnification plan, policy, agreement or similar arrangement, or (vi) adoption or amendment of any Company Employee Plan, or execution or amendment of any Employee Agreement (as defined in Section 3.11(a)(v)) (other than, solely with respect to this clause (vi): (A) execution of Company’s standard at-will offer letter, (B) execution of an Employment Agreement with an independent contractor that (1) is on a time and materials basis (a “Time and Materials Contract”), (2) is terminable by Company within 90 days without any liability to Company, (3) has been made in the ordinary course of business, consistent with past practices, (4) has not resulted in payments or liabilities due and payable in excess of $10,000, and (5) has been made pursuant to Company’s form agreement for independent contractors, a form of which has previously been provided to Acquiror, (C) execution of an Employment Agreement, other than a Time and Materials Contract, that (1) is made in the ordinary course of business, consistent with past practices, (2) is not for more than an aggregate of $10,000, and (3) has been made pursuant to Company’s form agreement for independent contractors, a form of which has previously been provided to Acquiror, or (D) where required by applicable law or the terms of this Agreement);

(e) any waiver of any stock repurchase rights, acceleration, amendment or change of the period of exercisability of options, restricted stock or any other equity or similar incentive awards (including without limitation any long-term incentive awards), or repricing of options granted under any employee, consultant, director or other stock plans or authorization of any cash payments in exchange for any options granted under any of such plans;

(f) entry by Company or any of its subsidiaries into any licensing or other Contract with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 3.18) other than the grant by Company or its subsidiaries to end users of licenses to Company Products in the ordinary and usual course of business, consistent with past practice, or any amendment or consent with respect to any licensing agreement filed or required to be filed by Company with the SEC;

(g) any change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or by the SEC;

(h) any revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Company other than in the ordinary and usual course of business, consistent with past practice;

(i) any making or entry into any Contract with respect to any acquisition, sale or transfer of any material asset of Company and its subsidiaries, taken as a whole (other than such Contracts by or among Company and its wholly owned subsidiaries);

(j) any deferral of the payment of any accounts payable other than in the ordinary course of business, consistent with past practices, or in an amount in excess of $50,000 in the aggregate;

(k) any amendment or change in the Company Charter Documents;

(l) incurrence, creation or assumption by Company or any of its subsidiaries of any Encumbrance, any discharge of any material liability in excess of $50,000 or material Encumbrance material to Company and its subsidiaries;

(m) damage, destruction or loss of any material property or material asset, of Company or any of its subsidiaries, whether or not covered by insurance;

(n) any making or changing of any material Tax election, adopting or changing any Tax accounting method, entering into any closing agreement, settling or compromising any material Tax liability, filing any material amended Tax Return, or consenting to the extension or waiver of the limitations period applicable to any material Tax claim or assessment;

(o) hiring or termination of any employee of Company, promotion or demotion of any officer of Company or resignation or removal of any director of Company;

(p) waiver or release of any right or claim of Company or any of its subsidiaries, including any waiver, release or other compromise of any account receivable of Company or any of its subsidiaries;

(q) settlement of any lawsuit by Company or any of its subsidiaries, or the settlement of any lawsuit, proceeding or other investigation against Company or any of its subsidiaries or relating to any of their businesses, properties or assets; or

(r) agreement by Company or any of its subsidiaries, or any officer or employees on behalf of Company or any of its subsidiaries, to do any of the things described in the preceding clauses (a) through (q) of this Section 3.9.

3.10 Absence of Litigation. There is no action, suit, arbitration, mediation, proceeding, audit, claim or investigation (each, an “Action”) pending against Company or any of its subsidiaries or any of their respective assets or properties, tangible or intangible, (or against any officer, director, employee or agent of Company or any of its subsidiaries in their capacity as such or relating to their employment, services or relationship with Company or such subsidiary) before any Governmental Entity, arbitrator or mediator, nor, to the knowledge of Company, has any such Action been threatened, nor is there any reasonable basis for the foregoing. There is no judgment, decree, injunction, rule or order of any Governmental Entity, arbitrator or mediator outstanding against Company or any of its subsidiaries (or against any officer, director, employee or agent of Company or any of its subsidiaries in their capacity as such or relating to their employment, services or relationship with Company or such subsidiary). Neither Company nor any of its subsidiaries has any Action pending against any Governmental Entity or other person. There has not been since January 1, 2005, nor are there any currently pending, any internal investigations or inquiries being conducted by Company, the Company Board (or any committee thereof) or any third party at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, illegal activity, fraudulent or deceptive conduct or other misfeasance or malfeasance issues. To Company’s knowledge, there is no reasonable basis for any person to assert a claim against Company based upon a claim of ownership of, or options, warrants or other rights to acquire ownership of, any shares of Company Capital Stock or any rights as a holder of securities of Company, including any option, warrant, preemptive right or right to notice or to vote, other than the rights of the stockholders of Company with respect to the Company Capital Stock shown as being outstanding in Section 3.3(a), the rights of holders of Company Stock Options with respect to the Company Stock Options shown as being owned by such persons on Section 3.3(a) of the Company Disclosure Letter, and the rights of the holders of any warrant of Company with respect to such warrants shown as being owned by such persons on Section 3.3(a) of the Company Disclosure Letter.

3.11 Employee Matters and Benefit Plans.

(a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

(i) “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA;

(ii) “Company Employee Plan” shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, welfare benefits, retirement benefits, material fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is maintained, contributed to, or required to be contributed to, by Company, any of its subsidiaries or any ERISA Affiliate for the benefit of any Employee, or with respect to which Company, any of its subsidiaries or any ERISA Affiliate has or may have any liability or obligation, including all International Employee Plans;

(iii) “DOL” shall mean the United States Department of Labor;

(iv) “Employee” shall mean any current or former employee, consultant, independent contractor, or director of Company or any ERISA Affiliate;

(v) “Employee Agreement” shall mean each management, employment, severance, separation, settlement, consulting, contractor, relocation, change of control, retention, bonus, repatriation, expatriation, loan, visa, work permit or other agreement, or contract (including any offer letter or any agreement providing for acceleration of Company Stock Options, or any other agreement providing for compensation or benefits) between Company, any of its subsidiaries or any ERISA Affiliate and any Employee (except for any at-will offer letters or employment agreements that may be terminated by Company without liability) with respect to which the Company, any of its subsidiaries or any ERISA Affiliate has or may have any current liability or obligation;

(vi) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended;

(vii) “ERISA Affiliate” shall mean each subsidiary of Company and any other person or entity under common control with Company or any of its subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

(viii) “International Employee Plan” shall mean each Company Employee Plan or Employee Agreement that has been adopted or maintained by Company, any of its subsidiaries or any ERISA Affiliate, whether informally or formally, with respect to which Company, any of its subsidiaries or any ERISA Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

(ix) “IRS” shall mean the United States Internal Revenue Service;

(x) “Multiemployer Plan” shall mean any “Pension Plan” which is a “multiemployer plan,” as defined in Section 3(37) of ERISA;

(xi) “Pension Plan” shall mean each Company Employee Plan which is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA; and

(xii) “WARN Act” shall mean the Worker Adjustment and Retraining Notification Act.

(b) Schedule. Section 3.11(b)(1) of the Company Disclosure Letter contains an accurate and complete list of each Company Employee Plan and, for employees or directors who have been employed or provided services within the past two years (whether or not such employees or directors are currently providing services), or independent contractors currently providing services to Company or any ERISA Affiliate, each Employee Agreement. Neither Company, any of its subsidiaries, nor any ERISA Affiliate has any plan or commitment to establish, adopt or enter into any new Company Employee Plan or Employee Agreement with (i) former and current employees or directors or (ii) independent contractors currently providing services to Company or any ERISA Affiliate that would be required to be disclosed under Section 3.9(d)(vi) absent clauses (B) and (D) therein and irrespective of when such plan or agreement was made, or to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable Legal Requirements, or as required by this Agreement). Section 3.11(b)(2) of the Company Disclosure Letter sets forth a table setting forth the name, hiring date, annual salary, commissions, bonus and accrued but unpaid vacation balances, and exempt/non-exempt status of each current employee of Company and each of its subsidiaries as of the date hereof. No employee listed on Section 3.11(b)(2) of the Company Disclosure Letter has provided notice that such employee will terminate his or her employment for any reason. Section 3.11(b)(3) of the Company Disclosure Letter contains an accurate and complete list of all Persons that are currently providing paid consulting or paid advisory services to Company or any of its subsidiaries.

(c) Documents. Company and each of its subsidiaries has provided or made available to Acquiror correct and complete copies of: (i) all documents embodying each Company Employee Plan and each Employee Agreement with employees or directors who have been employed or provided services within the past two years (whether or not such employees or directors are currently providing services), or independent contractors currently providing services to Company or any ERISA Affiliate, including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Company; (viii) all correspondence to or from any governmental agency relating to any Company Employee Plan; (ix) all COBRA forms and related notices (or such forms and notices as required under comparable law) currently used by Company and its subsidiaries; (x) the three (3) most recent plan years discrimination tests for each Company Employee Plan; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

(d) Employee Plan Compliance. Company, its subsidiaries and its ERISA Affiliates have performed in all material respects all obligations required to be performed by them under, are not in default or violation of, and have no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable Legal Requirements, including but not limited to ERISA and the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either applied for, prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements, or obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. Company has made available to Acquiror a copy of the most recent IRS determination or opinion letter with respect to each such Company Employee Plan and nothing has occurred since the issuance of such letter that could reasonably be expected to cause the loss of tax-qualified status of any Company Employee Plan subject to Section 401(a) of the Code. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending, or, to the knowledge of Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Acquiror, Company or any of its ERISA Affiliates (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the knowledge of Company or any ERISA Affiliates, threatened by the IRS or DOL, or any other Governmental Entity with respect to any Company Employee Plan. Neither Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. Company and each ERISA Affiliate have timely made all contributions and other payments required by and due under the terms of each Company Employee Plan.

(e) Compensation Plan Compliance. Company and its subsidiaries are in compliance with all of their respective bonus, commission and other compensation plans and have paid any and all amounts required to be paid under such plans, including any and all bonuses and commissions (or pro rata portion thereof) that may have accrued or been earned through the last full calendar quarter preceding the Closing, and is not liable for any payments, taxes or penalties for failure to comply with any of the terms or conditions of such plans or the laws governing such plans.

(f) No Pension or Welfare Plans. Neither Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code, (ii) Multiemployer Plan, (iii) “multiple employer plan” as defined in ERISA or the Code, or (iv) a “funded welfare plan” within the meaning of Section 419 of the Code. No Company Employee Plan provides health benefits that are not fully insured through an insurance contract.

(g) No Post-Employment Obligations. Except as set forth in Section 3.11(g) of the Company Disclosure Letter, no Company Employee Plan provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and neither Company nor any ERISA Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with post-termination or retiree welfare benefits, except to the extent required by applicable Legal Requirements.

(h) Effect of Transaction.

(i) Except as set forth on Section 3.11(h)(i) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (alone or in connection with additional or subsequent events) or any termination of employment or service in connection therewith will (i) result in any payment (including severance, bonus or otherwise), becoming due to any Employee, (ii) result in any forgiveness of indebtedness, (iii) materially increase any benefits otherwise payable by Company or any subsidiary or (iv) result in the acceleration of the time of payment or vesting of any such benefits except as required under Section 411(d)(3) of the Code.

(ii) Except as set forth on Section 3.11(h)(ii) of the Company Disclosure Letter, no payment or benefit which will or may be made by Company or its ERISA Affiliates with respect to any Employee or any other “disqualified individual” (as defined in Section 280G of the Code and the regulations thereunder) will be characterized as a “parachute payment,” within the meaning of Section 280G(b)(2) of the Code.

(i) COBRA. Company, each of its subsidiaries and each ERISA Affiliate has, prior to the Effective Time, complied, in all material respects, with COBRA and any similar provisions of state law applicable to its Employees.

(j) Employment Matters. Company and each of its subsidiaries is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, worker classification, tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, and hours of work, and in each case, with respect to Employees: (i) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no actions, suits, claims or administrative matters pending, threatened or reasonably anticipated against Company, any of its subsidiaries, or any of their Employees relating to any Employee, Employee Agreement or Company Employee Plan. There are no pending or threatened or reasonably anticipated claims or actions against Company, any of its subsidiaries, any Company trustee or any trustee of any subsidiary under any worker’s compensation policy or long-term disability policy. Neither Company nor any of its subsidiaries is party to a conciliation agreement, consent decree or other agreement or order with any federal, state, or local agency or governmental authority with respect to employment practices. The services provided by each of Company’s, each subsidiary’s and their ERISA Affiliates’ Employees are terminable at the will of Company and its ERISA Affiliates and any such termination would result in no liability to Company or any ERISA Affiliate. Neither Company nor any of its subsidiaries has any material liability with respect to any misclassification of: (a) any person as an independent contractor rather than as an employee, (b) any employee leased from another employer, or (c) any employee currently or formerly classified as exempt from overtime wages.

(k) Labor. No strike, labor dispute, slowdown, concerted refusal to work overtime, or work stoppage against Company or any of its subsidiaries is pending, or to the knowledge of Company, threatened or reasonably anticipated. Company has no knowledge of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Company, threatened or reasonably anticipated relating to any labor matters involving any Employee, including, without limitation, charges of unfair labor practices. Neither Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Neither Company nor any of its subsidiaries is presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Company or any of its subsidiaries. The employees of Company and its subsidiaries have not been, and currently are not, represented by a labor organization, works council, trade union, or any other labor organization. Neither Company nor any of its subsidiaries has taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any liability or obligation under the WARN Act or any similar state or local law that remains unsatisfied. No terminations prior to the Closing would trigger any notice or other obligations under the WARN Act or similar state or local law.

(l) International Employee Plan. Each International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued on Company’s Financial Statement. Except as required by applicable

Legal Requirements, no condition exists that would prevent Company or Acquiror from terminating or amending any International Employee Plan at any time for any reason without liability to Company or its ERISA Affiliates (other than ordinary administration expenses or routine claims for benefits).

(m) Section 409A; Stock Options and Other Equity Awards.

(i) Section 3.11(m)(i) of the Company Disclosure Letter lists each “nonqualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) sponsored or maintained by Company and each ERISA Affiliate. Each such nonqualified deferred compensation plan has been operated since January 1, 2005 in compliance with Section 409A of the Code and any IRS guidance issued with respect thereto. No such nonqualified deferred compensation plan that is not subject to Section 409A of the Code has been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2005.

(ii) Each Company Stock Option, stock appreciation right other similar right to acquire Company Common Stock or other Capital Stock of Company (A) has an exercise price equal to one hundred percent (100%) of the fair market value of the underlying equity on the date of grant and such Company Stock Option, stock appreciation right or other similar right was granted in accordance with all governing documents and in compliance with all applicable Legal Requirements, (B) has no feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such Company Stock Option, stock appreciation right or other similar right, (C) to the extent it was granted after December 31, 2005, was granted with respect to a class of stock of Company that is “service recipient stock” (within the meaning of Section 409A of the Code or final regulations or other IRS guidance issued with respect thereto), and (D) has been properly accounted for in accordance with GAAP in Company’s audited financial statements included in documents filed with the SEC and provided to Acquiror prior to the date of this Agreement.

3.12 Proxy Statement. None of the information supplied by or on behalf of Company for inclusion or incorporation by reference in the proxy statement to be sent to the Company Stockholders in connection with the Company Meeting (the “Proxy Statement”) will on the date the Proxy Statement is mailed to Company’s stockholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies, if any, for the Company’s Stockholders’ Meeting which shall have become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information about Acquiror supplied by Acquiror for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement.

3.13 Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon Company or its subsidiaries, or to which Company or any of its subsidiaries is a party, which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice material to Company or any of its subsidiaries or any acquisition of property by Company or any of its subsidiaries or materially impairing the conduct of business by Company or any of its subsidiaries.

3.14 Property. Neither Company nor any of its subsidiaries owns any real property. Section 3.14 of the Company Disclosure Letter is a complete and accurate list of all real property leases, subleases or other occupancy agreements to which Company or any of its subsidiaries is a party and each amendment thereto, and sets forth the address of the property, the name of the lessor, master lessor and/or lessee, the term of the lease and the date of the lease or sublease. Each premises subject to any such lease, sublease or other occupancy agreement (collectively, the “Leases”) is hereinafter referred to as a “Leased Property.” Company does not occupy any real property other than the Leased Property. Company has made available to Acquiror true, complete and correct copies of each of the Leases; no term or condition of any of the Leases has been modified, amended or waived except as shown in such copies; each of the Leases constitutes the entire agreement of the landlord and the tenant thereunder; and there are no other agreements or arrangements whatsoever relating to Company’s use or occupancy of any of the premises described in any of the Leases. Company has not transferred, mortgaged or assigned any interest in any of the Leases, nor has Company subleased or otherwise granted rights of use or occupancy of any of the premises described therein to any other person or entity. There are no other parties occupying, or with a right to occupy, the Leased Property. Company and each of its subsidiaries have good and valid title to, or a valid leasehold interest in, all of their tangible real and personal property and assets, free and clear of all liens, charges and encumbrances, except liens for Taxes not yet due and payable, except as reflected in the financial statements contained in the Company SEC Documents and except for such Encumbrances or other non-monetary imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby; and all Leases pursuant to which Company or any of its subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such Leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Company or subsidiary has not taken adequate steps to prevent such default from occurring). There is no pending or, to Company’s knowledge, threatened condemnation or similar proceeding affecting any Leased Property or any portion thereof, and Company has no knowledge that any such action is currently contemplated. To the knowledge of Company, each Leased Property is supplied with utilities and other services sufficient to operate the business of Company as presently conducted. To the knowledge of Company, neither the operations of Company on the Leased Property, nor such Leased Property, nor the improvements thereon, violate in any material manner any applicable building code, zoning requirement, or classification or statute relating to the particular property or such operations and such non-violation is not dependent, in any instance on so-called non-confirming use exceptions. To the knowledge of Company, there are no Legal Requirements now in existence which could require the tenant of any Leased Property to make any expenditure in excess of $25,000 to modify or improve such Leased Property to bring it in to compliance therewith or to restore the Leased Property to the condition required under the Lease.

3.15 Taxes.

(a) For the purposes of this Agreement, “Tax” or “Taxes” refers to (i) any and all U.S. federal, state, local and non-U.S. taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, escheat, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 3.15(a) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including any arrangement for group or consortium relief or similar arrangement), and (iii) any liability for the payment of any amount of the type described in clauses (i) or (ii) of this Section 3.15(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor or transferor or otherwise by operation of law.

(b) Company and each of its subsidiaries have timely filed all material U.S. federal, state, local and non-U.S. returns, estimates, information statements and reports including, all attachments and addenda thereto (“Returns”) relating to Taxes required to be filed by Company and each of its subsidiaries with any Tax authority. Such Returns are true and correct in all material respects and have been or completed in accordance with applicable Legal Requirements in all material respects, and Company and each of its subsidiaries have paid all Taxes shown to be due on such Returns. There are (and immediately after the Effective Time there will be) no security interests or other liens on any of the assets of Company or its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than liens for Taxes not yet due and payable.

(c) Company and each of its subsidiaries have withheld with respect to their employees and other third parties all income taxes, amounts pursuant to the Federal Insurance Contribution Act and the Federal Unemployment Tax Act and other Taxes required to be withheld.

(d) Neither Company nor any of its subsidiaries executed any unexpired waiver or extension of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(e) No audit or other examination of any Return of Company or any of its subsidiaries by any Tax authority is presently in progress, nor has Company or any of its subsidiaries been notified in writing of any request for a pending audit or other examination. No claim has ever been made by an authority in a jurisdiction where Company or any of its subsidiaries does not file Returns that Company or any of its subsidiaries is or may be subject to taxation by that jurisdiction.

(f) No adjustment relating to any Returns filed by Company or any of its subsidiaries has been proposed in writing by any Tax authority to Company or any of its subsidiaries or any representative thereof.

(g) Neither Company nor any of its subsidiaries has any liability for any unpaid Taxes which has not been accrued for or reserved on the Company Balance Sheet in accordance with GAAP, other than any liability for unpaid Taxes that may have accrued since the Company Balance Sheet Date in connection with the operation of the business of Company and its subsidiaries in the ordinary course. Company and its subsidiaries have identified all uncertain tax positions contained in all Returns filed by Company or any of its subsidiaries and have established adequate reserves and made any appropriate disclosures in the Financial Statements in accordance with the requirements of Financial Interpretation No. 48 of FASB Statement No. 109.

(h) Company is not, and has not been at any time, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code.

(i) There is no contract, agreement, plan or arrangement to which Company or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee or any director of Company or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible by reason of Sections 280G, 404 or 162(m) of the Code. There is no Contract to which Company or any of its subsidiaries is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

(j) Neither Company nor any of its subsidiaries is, or has ever been (a) a member of an affiliated group within the meaning of Section 1504(a) of the Code filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was Company), (b) a party to or bound by any Tax indemnity, sharing or allocation agreement or similar Contract (such agreements and Contracts, “Tax Indemnity Agreements”) and neither Company nor any of its subsidiaries has or, by reason of the consummation of the transactions contemplated under this Agreement, will have any liability or obligation under any Tax Indemnity Agreement, (c) liable for the Taxes of any person (other than Company or any of its subsidiaries) by reason of Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. law, including any arrangement for group or consortium relief or similar arrangement), as a transferee or successor, by contract, by operation of law, or otherwise, or (d) party to any joint venture, partnership or other agreement or arrangement that, to the knowledge of Company, could be treated as a partnership for Tax purposes.

(k) Neither Company nor any of its subsidiaries will be required after the Closing Date to include any material adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under any Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

(l) Neither Company nor any of its subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (as such terms are defined in Section 355(a) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(m) Neither Company nor any of its subsidiaries has engaged in a reportable transaction under Treas. Reg. § 1.6011-4(b), including any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. § 1.6011-4(b)(2).

(n) Company and each of its subsidiaries is in full compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order (each, a “Tax Incentive”), and, to Company’s knowledge, the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax Incentive.

(o) Neither Company nor any of its subsidiaries is subject to Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment or other place of business in that country.

(p) To Company’s knowledge, Company and its subsidiaries are in compliance in all material respects with all applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of Company and its subsidiaries.

3.16 Environmental Matters. Company and its subsidiaries (i) have been in compliance in all material respects with all Environmental Laws; (ii) have not received any written notice or other written communication of any alleged claim, violation of or liability under any Environmental Law that has not been resolved; (iii) have not disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, distributed, sold or otherwise placed on the market Hazardous Materials or any product containing Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any material liability or corrective or remedial obligation under any Environmental Laws; (iv) have not entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws that could give rise to any material liability or corrective or remedial obligation of Company or any of its subsidiaries; (v) have no knowledge of any fact or circumstance that could involve Company or any of its subsidiaries in any material environmental litigation or impose upon Company or any of its subsidiaries any material environmental liability, and (vi) have delivered to Acquiror or made available for inspection by Acquiror and its agents, representatives and employees all environmental audits and environmental assessments of any facility owned, leased or used at any time by Company or any of its subsidiaries. To the knowledge of Company, no Hazardous Materials are present in, on, or under any properties (including both land and improvements thereon) owned, leased or used by Company or any of its subsidiaries such as could give rise to any material liability or corrective or remedial obligation of Company under any Environmental Laws. For the purposes of this Section 3.16, (i) “Environmental Laws” means all federal, state, local and foreign laws and regulations relating to pollution, protection of the environment, exposure of any individual to Hazardous Materials, including laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, registration, distribution, labeling, recycling, use, treatment, storage, disposal, transport or handling of Hazardous Materials and including any Hazardous Materials related electronic waste, product content or product take-back requirements and (ii) “Hazardous Materials” means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials (ACM), hazardous substances, petroleum and petroleum products or any fraction thereof.

3.17 Brokers. Except for fees payable to RBC Capital Markets Corporation (“Company Financial Advisor”) (pursuant to an engagement letter dated October 4, 2007, as amended, a true and complete copy of which has been provided to Acquiror), no broker, finder or investment banker (other than Company Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company, its subsidiaries or any of their respective directors, officers or employees.

3.18 Intellectual Property.

(a) For the purposes of this Agreement, the following terms have the following meanings:

(i) “Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and mask works and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all computer software, including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; (viii) all processes, devices, prototypes, designs, design information, architectures, test methodologies, and hardware development tools; (ix) any similar, corresponding or equivalent rights to any of the foregoing; and (x) all documentation related to any of the foregoing.

(ii) “Company Intellectual Property” shall mean any Intellectual Property that is owned by or exclusively licensed to Company or any of its subsidiaries, including the Company Registered Intellectual Property (as defined below). Without in any way limiting the generality of the foregoing, Company Intellectual Property includes all Intellectual Property owned by or exclusively licensed to Company related to Company’s products, including without limitation all rights owned by or exclusively licensed to Company in any design information, documentation, and tooling for all current products and products in design and development.

(iii) “Company Products” shall mean all products, software or service offerings that currently are being, or since June 11, 2001 have been, sold, distributed, provided or made commercially available by Company or any of its subsidiaries or which Company or any of its subsidiaries currently intends to sell, distribute, provide or otherwise make commercially available within ninety (90) days of the date of this Agreement, including any products or service offerings under development, but excluding any software specifically developed for and owned by a specific customer.

(iv) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, Company or any of its subsidiaries.

(v) “Personal Data” shall mean a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, credit or debit card number or customer or account number, or any other piece of information that allows the identification of a natural person.

(vi) “Registered Intellectual Property” shall mean all United States, international and foreign: (i) Patents; (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered Copyrights and applications for Copyright registration; and (iv) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any Governmental Entity.

(vii) “User Data” shall mean any Personal Data or other data or information collected by or on behalf of Company or any of its subsidiaries from users of any Company Product or website of Company or any of its subsidiaries.

(viii) “Company Privacy Policy” shall mean any external or internal, past or present privacy policy of Company or any of its subsidiaries, including any policy relating to: (1) the privacy of users of any Company Product or of any website of Company or any of its subsidiaries, (2) the collection, storage, use, disclosure, and transfer of any User Data or Personal Data, or (3) any Employee information.

(ix) “Projectware” shall mean software that is made available by Company to customers solely pursuant to professional services engagements. For the avoidance of doubt, “Projectware” shall in no event include any software included in any current or prior versions of S-PLUS Enterprise Developer, S-PLUS Enterprise Server, Insightful Miner, Insightful Clinical Graphics, S+FinMetrics, S+SpatialStats, S+Wavelets, S+NuOpt, S+SeqTrial, S+Array Analyzer, EnvironmentalStats for S-PLUS, Insightful Clinical Review, Array analyzer server solution, Insightful Clinical Reporting Solution, rtfTools library, pkReport library, Risk Aggregation, SolvSim, Risk HyperCube, S+Excel Connector, S-PLUS, S-PLUS 2000, S-PLUS for Arcview GIS, S-PLUS Server, StatServer, StatServer 2000, Analytic Server, S+Garch, InFact, S+FlexBayes, DemographicsCS, DemographicsJ, DemographicsJS, GraphicDisplay, SplusServerPortal.

(x) “Free Product” shall mean any product or software that Company has exclusively made available to third parties free of charge (i.e., Company has never charged a license or other fee for such product or software), including as a free download from the Company’s website.

(b) Section 3.18(b) of the Company Disclosure Letter is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the “PTO”) or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

(c) Section 3.18(c) of the Company Disclosure Letter is a complete and accurate list (by name and version number) of all Company Products sold since January 1, 2005, or which Company or any of its subsidiaries currently intends to sell, distribute, provide or otherwise make commercially available within ninety (90) days of the date of this Agreement.

(d) No Company Intellectual Property or Company Product is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation materially restricting the use, transfer, or licensing thereof by Company or any of its subsidiaries, or which may adversely affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

(e) Each material item of Company Registered Intellectual Property is valid and enforceable, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of perfecting or maintaining such Company Registered Intellectual Property. There are no actions that must be taken within one hundred twenty (120) days of the date hereof, including the payment of any registration, maintenance or renewal fees or the filing of any response to PTO office actions, documents, applications or certificates for the purposes of obtaining, perfecting, maintaining or preserving or renewing any Company Registered Intellectual Property.

(f) Company and each of its subsidiaries owns and has good and exclusive title to, each item of material Company Intellectual Property free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course, and rights held by law by the U.S. government pursuant to government contracts, grants and funding).

(g) To the extent that any technology or Intellectual Property: (A) has been developed or created independently or jointly by a third party for Company or any of its subsidiaries and is currently used or proposed by Company or any of its subsidiaries to be used in the conduct of its business (whether or not in any of the Company Products); or (B) has been developed or created independently or jointly by a third party and is incorporated into any of the Company Products other than Free Products and Projectware,

Company has a written agreement with such third party with respect thereto and Company thereby either (i) has obtained ownership and is the exclusive owner of, or (ii) has obtained a perpetual and irrevocable license (sufficient for the conduct of its business as currently conducted and as proposed by Company or any of its subsidiaries to be conducted) to such technology or Intellectual Property by operation of law or by valid assignment or license, to the fullest extent it is legally possible to do so.

(h) The Company Intellectual Property and other Intellectual Property licensed to Company and its subsidiaries constitutes all the technology, software and Intellectual Property rights used in and/or necessary to the conduct of the business of Company and its subsidiaries as it currently is conducted and currently planned or contemplated to be conducted by Company and its subsidiaries within ninety (90) days from the date of this Agreement, including, without limitation, the design, development, manufacture, use, import and sale of Company Products.

(i) Schedule 3.18(i) of the Company Disclosure Letter sets forth a list of all technology or Intellectual Property owned by a third party that is incorporated into, integrated or bundled with the most current version of any current Company Product other than Free Products and Projectware (“Third Party Product Technology”) and identifies each Contract pursuant to which Company or its subsidiaries licenses the Third Party Product Technology and the current Company Product(s) to which such Third Party Product Technology relates. No person who has licensed any technology or Intellectual Property to Company or any of its subsidiaries has ownership rights or license rights to improvements made by Company or such subsidiary in such technology or Intellectual Property.

(j) Neither Company nor any of its subsidiaries has transferred ownership of or granted any exclusive license with respect to any Intellectual Property that is, or was at any time since January 1, 2005, material Company Intellectual Property to any third party, or permitted Company’s rights in any Intellectual Property that is, or was at any time since January 1, 2005, material Company Intellectual Property to lapse or enter the public domain.

(k) Section 3.18(k) of the Company Disclosure Letter lists all material Contracts, licenses and agreements currently in force to which Company or any of its subsidiaries is a party: (i) with respect to Company Intellectual Property or current Company Products licensed, sold or transferred to any third party (other than non-exclusive end-user licenses for Company Products and related support and maintenance agreements with end users for Company Products that obligate Company to provide support and maintenance for no more than one (1) year after the Closing, in each case that were entered into in the ordinary course, and purchase orders and invoices with end users for Company Products in the ordinary course), including any material agreements with third party manufacturers, reproduction or fulfillment houses, resellers or distributors; or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property, including any Third Party Product Technology, to Company, other than (x) Contracts, licenses and agreements for software licenses granted to Company for Company’s internal use for the following types of generally commercially available software: system infrastructure, communications, accounting, order management, ERP, CRM, DBMS and other general business and productivity applications software that is generally commercially available and (y) “shrinkwrap” or “clickwrap” license agreements for software that is generally commercially available for less than $5,000.

(l) All Contracts, licenses and agreements described in Section 3.18(k) of the Company Disclosure Letter are in full force and effect (other than those which have expired by their terms). The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of, or acceleration of any payments with respect to, such Contracts, licenses and agreements under their terms. Each of Company and its subsidiaries is in material compliance with, and has not breached in any material respect any of the terms of, any such Contracts, licenses and agreements and, to the knowledge of Company, all other parties to such Contracts, licenses and agreements are in material compliance with, and have not breached in any material respect any of the terms of, such Contracts, licenses and agreements. There is no material dispute regarding the scope of or performance under any of such Contracts, licenses or agreements, including with respect to any payments to be made or received by Company or any of its subsidiaries thereunder. Following the Closing Date, the

Surviving Corporation or its subsidiaries, as the case may be, will be permitted to exercise all of Company’s and its subsidiaries rights under such Contracts, licenses and agreements to the same extent Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company or its subsidiaries would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement will result in (i) either Acquiror or the Surviving Corporation granting to any third party any right to or with respect to any Intellectual Property right owned by, or licensed to, either of them (other than Surviving Corporation and its subsidiaries continuing to be bound to licenses granted by Company or its subsidiaries, as the case may be, to Intellectual Property owned or licensed to Company or its subsidiaries, as the case may be, prior to the Closing), (ii) either Acquiror or the Surviving Corporation being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses or (iii) either Acquiror or the Surviving Corporation being obligated to pay any royalties or other amounts to any third party in excess of those payable by Acquiror or Surviving Corporation, respectively, prior to the Closing (other than any royalties or other amounts which Company or any of its subsidiaries would have otherwise been required to pay had the transactions contemplated by this Agreement not occurred).

(m) The operation of the business of Company and its subsidiaries as such business currently is conducted or is currently contemplated to be conducted by Company or any of its subsidiaries, including without limitation Company’s and its subsidiaries’ design, development, manufacture, use, distribution, reproduction, marketing, licensing or sale of the products or services of Company and its subsidiaries (including Company Products), has not, does not, and will not when conducted by Surviving Corporation or subsidiaries, as the case may be, in substantially the same manner following the Closing, materially infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

(n) Neither Company nor any of its subsidiaries has received notice from any third party that the operation of the business of Company or any of its subsidiaries or any act, product or service of Company or any of its subsidiaries (including the manufacture, distribution and sale of Company Products), infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

(o) To the knowledge of Company, no person has infringed or misappropriated or is infringing or misappropriating any Company Intellectual Property, including any employee or former employee of Company or any subsidiary of Company. Neither Company nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Company Intellectual Property, other than indemnification provisions contained in purchase orders or agreements for the sale, license or distribution of any Company Intellectual Property or products containing Company Intellectual Property arising in the ordinary course of business.

(p) Company and each of its subsidiaries has taken reasonable steps to protect Company’s and its subsidiaries’ rights in Company’s confidential information and trade secrets and any trade secrets or confidential information of third parties provided to Company or any of its subsidiaries under an obligation of confidentiality, and, without limiting the foregoing, each of Company and its subsidiaries has and enforces a policy requiring each employee and contractor that contributed and/or are contributing to the creation or development of Company Intellectual Property or Company Products to execute a proprietary information/confidentiality agreement substantially in the form of one of the designated forms provided to Acquiror and all current and former employees, contractors and consultants of Company and any of its subsidiaries that contributed and/or are contributing to the creation or development of Company Intellectual Property or Company Products have executed such an agreement.

(q) Privacy and Personal Data. Section 3.18(q)(i) of the Company Disclosure Letter contains the current Company Privacy Policy. Company has complied with all applicable Company Privacy Policies, and in all material respects with all applicable Legal Requirements relating to (a) the privacy of users of any Company Product or of any Internet website owned, maintained or operated by Company or any of its subsidiaries, and (b) the collection, storage, use, disclosure and transfer of any User Data or Personal Data (“Privacy Laws”). No claims have been asserted or, to the knowledge of Company, are threatened, against Company or any of its subsidiaries alleging any violation of privacy, personal or confidentiality rights or any breach of a Company Privacy Policy or any Privacy Laws. No breach or violation of any security policy maintained by Company with respect to any database containing Personal Data has occurred and, to Company’s knowledge, there has been no unauthorized or illegal use of or access to any of the data in any of such databases. Neither the execution, delivery, nor performance of this Agreement nor the consummation of any of the transactions contemplated by this Agreement, nor the Surviving Corporation’s possession or use of any User Data will result in any violation of any law or Company Privacy Policy.

(r) Source Code. Neither Company nor any of its subsidiaries nor any other party acting on its behalf has disclosed or made available to any party, or permitted the disclosure or delivery to any escrow agent or other party of, any Company Source Code (as defined below). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) shall, or would reasonably be expected to, result in the disclosure or delivery by Company or any of its subsidiaries or any other party acting on its behalf to any party of any Company Source Code. Section 3.18(r) of the Company Disclosure Letter identifies each Contract pursuant to which Company or any of its subsidiaries has deposited, or is or may be required to deposit, with an escrow agent or other party, any Company Source Code and further describes whether the execution of this Agreement or the consummation of the Merger and other transactions contemplated in this Agreement would reasonably be expected to result in the release from escrow or provision to any third party of any Company Source Code. The Company Source Code that is Company Intellectual Property and used in the most current version of any current Company Product other than Projectware (or any version of a Company Product that Company currently supports or maintains or currently has any obligation to support or maintain) contains clear and accurate annotations and programmer’s comments, and otherwise has been documented in a professional manner that is both: (i) consistent with customary code annotation conventions and best practices in the software industry; and (ii) sufficient to independently enable a programmer of reasonable skill and competence to understand, analyze, and interpret program logic, correct errors and improve, enhance, modify and support the current Company Products. As used in this Section 3.18(r), “Company Source Code” means any human readable software source code or similar source material for any Company Product, or any material portion or aspect thereof, but excluding any Open Source Material (as defined in Section 3.18(s) that is not Company Intellectual Property.

(s) Open Source. For purposes of this Agreement, “Open Source Material” shall mean any software or other Intellectual Property that is distributed or made available as “open source software” or “free software”, or is otherwise publicly distributed or made generally available in source code or equivalent form under terms that permit modification and redistribution of such software or Intellectual Property. Open Source Materials includes, without limitation, software that is licensed under the GNU General Public License, GNU Lesser General Public License, Mozilla License, Common Public License, Apache License or BSD License, as well as all other similar “public” licenses.

(i) Section 3.18(s)(i) of the Company Disclosure Letter accurately identifies (A) each item of Open Source Material that is contained in, distributed with, or used in the development of the most current version of a current Company Product other than Free Products and Projectware (or any prior version if the current version was released less than six (6) months prior to the date of this Agreement) or from which any part of such version has been derived, or which is distributed or made available (or has been distributed or made available within six (6) months prior to the date of this Agreement) to any third party by or for Company or any of its subsidiaries, other than Free Products and Projectware (B) the applicable license terms for each such item of Open Source Material, (C) the current Company Product(s) (or the prior version if the current version was released less than six (6) months prior to the date of this Agreement ) (if any) to which each such item of Open Source Material relates, and (D) whether each such item of Open Source Material has been modified or distributed by or for Company or any of its subsidiaries.

(ii) Neither Company nor any of its subsidiaries has (A) incorporated Open Source Materials into, or combined Open Source Materials with, any Company Product or Company Intellectual Property or used Open Source Materials to develop or provide any Company Product or Company Intellectual Property, (B) distributed Open Source Materials in conjunction with or for use with any Company Product or Company Intellectual Property, or (C) otherwise used Open Source Materials, in each case, in a manner that (x) imposes or could impose a requirement or condition that such Company Product or Company Intellectual Property (or any portion thereof other than unmodified Open Source Material itself) (1) be disclosed or distributed in source code form, (2) be licensed for the purpose of making modifications or derivative works, or (3) be redistributable at no charge, or (y) grants or would require the grant of a license to any Person of any Company Intellectual Property.

(t) Company has provided to Acquiror’s third party source code auditor copies of all human readable software source code or similar source material for the current versions of all Company Products currently sold by Company (other than Free Products and Projectware) for purposes of auditing such source code or material.

3.19 Agreements, Contracts and Commitments.

(a) Neither Company nor any of its subsidiaries (x) is a party to any of the following Contracts that are currently in effect or pursuant to which any liability exists or could arise in the future or (y) is bound by any of the following Contracts:

(i) any employment, contractor or consulting agreement, or Contract with an employee or individual consultant, contractor, or salesperson, that is not an at-will employment or services agreement providing no severance or other post-termination benefits (other than continuation coverage required by law);

(ii) any Contract to grant any severance or termination pay or benefits (in cash or otherwise) to any employee, individual consultant, or any contractor, consulting or salesperson working with a firm or other organization;

(iii) any Contract or plan, including, without limitation, any stock option plan, stock appreciation right plan, stock purchase plan or other equity incentive plan (regardless if awards issued thereunder are settled in stock, cash or other property), any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions (either alone or upon the occurrence of any additional or subsequent events) contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions (either alone or upon the occurrence of any additional or subsequent events) contemplated by this Agreement, except as expressly provided for in Section 2.1(b) or Section 2.1(c);

(iv) any Contract of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license or purchase of products or services in the ordinary course of business;

(v) any Contract currently in force relating to the disposition or acquisition by Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company or any of its subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company’s subsidiaries;

(vi) any dealer, distributor, joint marketing or development agreement currently in force under which Company or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material agreement pursuant to which Company or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Company or any of its subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

(vii) any Contract currently in force to provide source code to any third party for any product or technology that is material to Company and its subsidiaries taken as a whole;

(viii) any Contract currently in force to license any third party to manufacture or reproduce any Company product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Company products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Acquiror;

(ix) any Contracts relating to the borrowing of money or extension of credit;

(x) any material settlement Contract entered into within five (5) years prior to the date of this Agreement

(xi) any Contract containing any covenant (A) limiting in any respect the right of Company or any of its subsidiaries to engage in any line of business, to make use of any Company Intellectual Property or compete with any person in any line of business, (B) granting any exclusive rights, (C) granting any person “Most Favored Nations” or similar status, or (D) otherwise having an adverse effect on the right of Company and/or its subsidiaries to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or subassemblies;

(xii) any “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Company or its subsidiaries;

(xiii) any Contracts providing for any joint venture, partnership or similar arrangement involving the sharing of profits;

(xiv) any Contract with any labor union, works council, or other labor organization or entity or any collective bargaining agreement or similar Contract with its employees; or

(xv) any other Contract that involve current or future obligations to a third party or current or future obligations to Company of $50,000 or more individually or the termination of which would reasonably be expected to materially affect Company and its subsidiaries, taken as a whole.

(b) Neither Company nor any of its subsidiaries, nor to Company’s knowledge any other party to any of the Contracts to which Company or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Disclosure Letter (any such Contract, a “Company Contract”), is in material breach, violation or default under, and neither Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the Company Contracts in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would be material to the business of Company as currently conducted.

(c) Each material Company Contract is, with respect to Company or any of its subsidiaries (as applicable), and, to the knowledge of Company with respect to the other party thereto, valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.20 Insurance. Company and all of its subsidiaries maintain the policies of insurance and bonds set forth in Section 3.20 of the Company Disclosure Letter, including all legally required workers’ compensation insurance and errors and omissions, casualty, fire and general liability insurance. Section 3.20 of the Company Disclosure Letter sets forth the name of the insurer under each such policy and bond, the type of policy or bond, the coverage amount and any applicable deductible and any other material provisions as of the date hereof as well all material claims made under such policies and bonds since inception of such policy. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid, and Company and each of its subsidiaries are otherwise in material compliance with the terms of such policies and bonds. All such policies and bonds remain in full force and effect, and neither Company nor any of its subsidiaries has any knowledge of any threatened termination of, or material premium increase with respect to, any of such policies or bonds. Company has delivered to Acquiror correct and complete copies of all such policies of insurance and bonds issued at the request or for the benefit of Company or any of its subsidiaries.

3.21 Opinion of Financial Advisor. Company and the Company Board have received the written opinion of Company Financial Advisor to the effect that as of the date of such opinion and based upon and subject to matters stated therein, in its opinion the Per Share Merger Consideration is fair to the Company Stockholders from a financial point of view. Company shall make available a complete and correct signed copy of such opinion to Acquiror solely for informational purposes as soon as practicable after the date of this Agreement.

3.22 Board Approval. The Company Board has unanimously (i) declared this Agreement to be advisable, (ii) approved this Agreement and approved and authorized the Merger and the other transactions contemplated hereby, (iii) determined that the Merger is fair to, and in the best interests of, Company and its stockholders, and (iv) determined to recommend that the stockholders of Company adopt this Agreement.

3.23 State Takeover Statutes. Each of Company and the Company Board has taken all action required to be taken by it to exempt this Agreement, the Voting Agreements, and any other related transaction documents and the transactions contemplated hereby and thereby from, and this Agreement, and any other related transaction document and the transactions contemplated hereby and thereby are exempt from the requirements of, any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other antitakeover laws and regulations of any state or other jurisdiction, including the provisions of Section 203 of Delaware Law and any other applicable state takeover statute or similar statute or regulation. No other state takeover statute or similar statute or regulation purports to apply to the Merger, the Agreement or the transactions contemplated hereby and thereby.

3.24 Customers and Suppliers.

(a) As of the date of this Agreement, neither Company nor any of its subsidiaries has any outstanding material disputes concerning its products and/or services with any customer or distributor who, in the year ended December 31, 2007, was one of the ten (10) largest sources of revenues for Company and its subsidiaries, taken as a whole, during such periods (each, a “Significant Customer”) that would reasonably be expected to result in a material deterioration in, or termination of, the relationship between Company or any of its subsidiaries and such Significant Customer. Each Significant Customer is listed on Section 3.24(a) of the Company Disclosure Letter. As of the date of this Agreement, neither Company nor any of the its subsidiaries has received any written notice from any Significant Customer that such customer shall not continue as a customer of Company (or the Surviving Corporation or Acquiror) after the Closing or that such customer intends to terminate or materially adversely modify the existing Contracts with Company.

(b) As of the date of this Agreement, neither Company nor any of its subsidiaries has any outstanding material dispute concerning products and/or services provided by any supplier who, in the year ended December 31, 2007, was one of the ten (10) largest suppliers of products and/or services to Company and its subsidiaries, based on amounts actually paid by Company and its subsidiaries during such periods (each, a “Significant Supplier”) that would reasonably be expected to result in a material deterioration in, or termination of, the relationship between Company or any of its subsidiaries and such Significant Supplier. Each Significant Supplier is listed on Section 3.24(b) of the Company Disclosure Letter. As of the date of this Agreement, neither Company nor any of its subsidiaries has received any written notice from any Significant Supplier that such supplier shall not continue as a supplier to Company (or the Surviving Corporation or Acquiror) after the Closing or that such supplier intends to terminate or materially adversely modify the existing Contracts with Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

Acquiror hereby represents and warrants to Company, as follows:

4.1 Organization and Qualification; Merger Sub. Each of Acquiror and Merger Sub is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to be so organized or have such power and authority, would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror or Merger Sub, as applicable. Each of Acquiror and Merger Sub is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror or Merger Sub, as applicable. Each of Acquiror and Merger Sub is duly qualified or licensed as a foreign or extra-provincial corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Acquiror or Merger Sub, as applicable.

4.2 Charter Documents. Acquiror has previously furnished to Company complete and correct copies of its Certificate of Incorporation and Bylaws as amended to date (together, the “Acquiror Charter Documents”). Such Acquiror Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Acquiror is not in violation of any of the provisions of the Acquiror Charter Documents, and no subsidiary of Acquiror, including Merger Sub, is in violation of any of its equivalent organizational documents.

4.3 Authority Relative to this Agreement. Acquiror has all necessary corporate power and authority to execute and deliver this Agreement and the Voting Agreements and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Voting Agreements by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Acquiror, and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement and the Voting Agreements or to consummate the transactions so contemplated hereby. Each of this Agreement and the Voting Agreements has been duly and validly executed and delivered by Acquiror, and assuming the due authorization, execution and delivery by Company, constitutes a legal and binding obligation of Acquiror, enforceable against Acquiror in accordance with its respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Merger Sub, and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby. This Agreement has been duly and validly executed and delivered by Merger Sub, and assuming the due authorization, execution and delivery by Company, constitutes a legal and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

4.4 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Acquiror do not, and the performance of this Agreement by Acquiror will not, (i) conflict with or violate the Acquiror Charter Documents or the equivalent organizational documents of any of Acquiror’s subsidiaries; (ii) subject to compliance with the requirements set forth in Section 4.4(b) below, conflict with, or result in any violation of, any law, rule, regulation, order, judgment or decree applicable to Acquiror or any of its subsidiaries or by which either Acquiror or any of its subsidiaries or any of their respective properties is bound or affected, except that which could not reasonably be expected to have a Material Adverse Effect with respect to Acquiror; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Acquiror’s or any of its subsidiaries’ rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or encumbrance on any of the properties or assets of Acquiror or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or any of its subsidiaries is a party or by which Acquiror or any of its subsidiaries or its or any of their respective properties are bound or affected, except that which could not reasonably be expected to have a Material Adverse Effect with respect to Acquiror.

(b) The execution and delivery of this Agreement by Acquiror and Merger Sub do not, and the performance of this Agreement by Acquiror and Merger Sub will not, require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the rules and regulations of Nasdaq and the filing and recordation of the Certificate of Merger as required by Delaware Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Acquiror or a material adverse effect on the ability of Acquiror to perform its obligations under this Agreement or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

4.5 Proxy Statement. None of the information supplied or to be supplied by Acquiror or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of Company, the time of the Company Meeting, and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Acquiror makes no representation or warranty with respect to any information supplied by Company which is contained in the Proxy Statement.

4.6 Brokers. Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.7 No Prior Merger Sub Operations. Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

4.8 Financing. Acquiror and Merger Sub have sufficient funds to perform all of their respective obligations under this Agreement and to consummate the Merger.

4.9 Ownership of Shares. During the period three (3) years prior to the date hereof (other than by reason of the execution, delivery and performance of this Agreement) the consummation of the transactions contemplated hereby and thereby, neither Acquiror nor any of its subsidiaries, including Merger Sub, was an “interested stockholder” of Company, as such term is defined in Section 203 of the Delaware Law or an “acquiring person” as such term is defined in Chapter 23B.19 of the Washington Business Corporation Act.

ARTICLE V

CONDUCT PRIOR TO THE EFFECTIVE TIME

5.1 Conduct of Business by Company.

(a) During the period from the date of this Agreement and continuing until the earlier of termination of this Agreement or the Effective Time, Company shall, and shall cause each of its subsidiaries to, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable Legal Requirements, pay its debts and Taxes when due (subject to good faith disputes over such debts or Taxes for which adequate reserves have been established in accordance with GAAP), pay or perform its other liabilities and obligations when due, and use its commercially reasonable efforts to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and current Employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has contractual or business dealings. If Company becomes aware of a material deterioration in the relationship with any key customer, key advertiser, key supplier or key current Employee, it shall promptly bring such information to Acquiror’s attention in writing and, if requested by Acquiror, shall cooperate with Acquiror to promptly restore the relationship. At Acquiror’s request, such cooperation shall include joint customer calls and cooperation in setting post-closing sales, marketing and manufacturing strategies.

(b) Company shall, and shall cause each of its subsidiaries to, use its diligent efforts to assure that each of its Contracts (other than with Acquiror and Merger Sub) entered into after the date of this Agreement and prior to the earlier of the termination of this Agreement pursuant to Section 8.1 or the Effective Time will not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the Merger.

(c) During the period from the date of this Agreement and continuing until the earlier of termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following, in each case without Acquiror’s prior written consent:

(i) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock or preferred stock purchase rights, or re-price options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(ii) (A) grant (or agree to grant, whether orally or in writing) any severance or termination pay (cash, equity or otherwise), special remuneration or other additional salary or compensation (including equity based compensation) to any director, officer or Employee, except pursuant to written agreements outstanding, or policies existing, on the date hereof (copies of which have been previously provided to Acquiror), except as forth in Section 5.1(c)(xi) of the Company Disclosure Letter, or (B) adopt any new severance or termination pay plan, or other compensation plan (including equity based compensation) or amend, modify or alter in any respect any severance or termination pay plan, or other compensation plan (including equity based compensation), agreement or arrangement existing on the date hereof, unless expressly contemplated by this Agreement;

(iii) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent or other Intellectual Property rights, other than granting licenses of the Company Products to end users in the ordinary course of business consistent with past practices; without limiting the foregoing, in no event shall Company license, sell, assign or transfer any Company Intellectual Property other than non-exclusive licenses of the Company Products to end users in the ordinary course of business;

(iv) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any of its capital stock;

(v) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries;

(vi) issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of (A) shares of Company Common Stock pursuant to the exercise of stock options outstanding as of the date of this Agreement and (B) up to an aggregate of 33,214 shares of Company Common Stock issuable to participants in the Company ESPP consistent with the terms thereof;

(vii) cause, permit or propose any amendments to the Company Charter Documents (or similar governing instruments of any of its subsidiaries);

(viii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Company or enter into any material joint ventures, strategic partnerships or alliances;

(ix) sell, lease, license, encumber or otherwise dispose of any properties or assets except (A) sales, leases or licenses of product or of inventory in the ordinary course of business, or (B) sales, leases or dispositions of property or assets which are not material, individually or in the aggregate, to the business of Company;

(x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, except for indebtedness or guarantees to wholly-owned subsidiaries;

(xi) adopt or amend any employee benefit plan, policy, employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration (cash, equity or otherwise) to any stockholder or Employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its stockholders or Employees other than as required by applicable Legal Requirements or this Agreement, other than payments (A) made with respect to non-officers and non-directors in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or (B) as set forth on Section 5.1(c)(xi) of the Company Disclosure Letter;

(xii) (A) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Company included in the Company SEC Documents or incurred since the date of such financial statements, or (B) amend, terminate, waive in writing or release any confidentiality or similar agreement to which Company or any of its subsidiaries is a party or of which Company or any of its subsidiaries is a beneficiary (and Company will use its good faith efforts to enforce any such agreements specifically requested to be enforced by Acquiror);

(xiii) make any individual or series of related payments outside of the ordinary course of business (excluding payments to financial, legal, accounting or other professional service advisors incurred in connection with the transactions contemplated by this Agreement or otherwise) in excess of $50,000;

(xiv) enter into, materially modify, amend or terminate any material Company Contract to which Company or any subsidiary thereof is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(xv) other than the entry into Contracts providing for commercial sales of Company’s products and services in the ordinary course of business and consistent with past practice, enter into any material Contract, violate, terminate, amend or otherwise modify or waive any of the material terms of any material Contract, or enter into any material transaction;

(xvi) revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

(xvii) incur or enter into any Contract outside of the ordinary course of business providing for obligations of Company in excess of $50,000 individually;

(xviii) make or change any Tax election or adopt or change any Tax accounting method that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Company or any of its subsidiaries, enter into any closing agreement, settle or compromise any material Tax liability, file any material amended Return or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment;

(xix) (i) lend any money, other than reasonable and normal advances to current employees or independent contractors for bona fide expenses that are incurred in the ordinary course of business consistent with its past practices (provided that no proceeds of any such advances are used directly or indirectly to purchase shares of Company Common Stock), (ii) make any investments in or capital contributions to, any person, (iii) forgive or discharge in whole or in part any outstanding loans or advances, or (iv) prepay any indebtedness;

(xx) modify or amend in any manner that is adverse to Company any standstill or similar agreements to which Company or any of its subsidiaries is a party;

(xxi) engage in any action or enter into any transaction or permit any action to be taken that could reasonably be expected to (A) directly or indirectly materially delay the consummation of any of the transactions contemplated by this Agreement or (B) increase the possibility that any Governmental Entity will seek to object to or challenge or take any action to interfere in any respect with or delay the consummation of any of the transactions contemplated by this Agreement;

(xxii) hire or offer to hire directors, officers, employees or consultants; provided, however, that Company shall be permitted, after reasonable notice to and consultation (which consultation shall include performing director, officer, employee or consultant screening procedures consistent with Acquiror’s director, officer, employee or consultant screening procedures and providing Acquiror with the reasonable opportunity to interview such director, officer, employee or consultant) with Acquiror (A) to hire or offer to hire new employees solely to fill those vacancies listed on Schedule 5.1(c)(xxii) with salaries not to exceed the amounts as set forth on Schedule 5.1(c)(xxii) for such vacancies and with benefits (in aggregate) commensurate with similarly situated employees of Company performing similar functions and (B) to hire or offer to hire employees to fill any vacancies arising after the date of this Agreement due to the departure of any employees or consultants, with annual salaries not to exceed 120% of the amount of the annual salary of such departed employee at the time of departure and consulting fees not to exceed $250 per hour;

(xxiii) (A) initiate any litigation or Action (other than for the routine collection of bills) or (B) settle or agree to settle any litigation or Action (except in either case where the amount in controversy does not exceed $50,000 and does not involve injunctive or other equitable relief);

(xxiv) send any written communications (including electronic communications) to current Employees describing this Agreement or the transactions contemplated hereby;

(xxv) make any representations or issue any communications to employees that are inconsistent with this Agreement or the transactions contemplated thereby, including any representations regarding offers of employment from Acquiror; or

(xxvi) agree in writing or otherwise to take any of the actions described in Section 5.1(c)(i) through Section 5.1(c)(xxv) above, inclusive.

For purposes of this Section 5.1 “Company Contract” includes any Company Contract existing on the date hereof and any Contract arising subsequent to the date of this Agreement and prior to the Effective Time that would have been a Company Contract had such Contract been in effect on the date of this Agreement.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Proxy Statement. As promptly as practicable after the execution of this Agreement, Company and Acquiror, in consultation with each other, shall prepare and Company shall file with the SEC the Proxy Statement. Company shall not make any filing of, or amendment or supplement to the Proxy Statement without Acquiror’s prior written consent (which shall not be unreasonably withheld). Company and Acquiror shall respond to any comments of the SEC or its staff and shall cause the Proxy Statement to be mailed to the Company Stockholders at the earliest practicable time after the resolution of any such comments. Company shall notify Acquiror promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply Acquiror with copies of all correspondence between Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. Company shall cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.1 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, Acquiror or Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Company, such amendment or supplement. Company and Acquiror shall make any necessary filings with respect to the Merger under the Exchange Act and the rules and regulations thereunder.

6.2 Company Meeting.

(a) As soon as reasonably practicable following the date of this Agreement, Company shall take all action necessary in accordance with Delaware Law, the Company Charter Documents, the rules of Nasdaq, and all other applicable Legal Requirements, and to call, duly give notice of, convene and hold the Company Meeting. The purpose of the Company Meeting will be to obtain the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in favor of the adoption of this Agreement (the “Required Company Stockholder Approval”) and nothing herein shall be deemed to relieve Company of such obligation. Company shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement, and shall take all other commercially reasonable action necessary or advisable to secure the Required Company Stockholder Approval including, with the prior written consent of Acquiror, adjourning the Company Meeting to solicit additional proxies if, at the time of the Company Meeting, Company does not have sufficient votes to obtain the Required Company Stockholder Approval (unless, the Company Board concludes in good faith, following the receipt of advice of its outside legal counsel, that it would be a breach of the Company Board’s fiduciary duties to the Company Stockholders under applicable Legal Requirements to do so). Notwithstanding anything to the contrary contained in this Agreement, Company may adjourn or postpone the Company Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to its stockholders in advance of a vote on the adoption of this Agreement or if, as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Company Meeting. Company shall ensure that the calling, notice, convening and conduct of the Company Meeting, and that all proxies solicited by it in connection with the Company Meeting, are solicited and done in compliance with Delaware Law, the Company Charter Documents, the rules of Nasdaq, and all other applicable Legal Requirements. Without the prior written consent of Acquiror, adoption of this Agreement (including adjournment of the Company Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Required Company Stockholder Approval), election of directors and ratification of the appointment of Company’s independent auditor are the only matters which Company shall propose to be acted on by its stockholders at the Company Meeting.

(b) Except to the extent expressly permitted by Section 6.5(d): (i) the Company Board shall unanimously recommend that Company’s stockholders vote in favor of the adoption of this Agreement at the Company Meeting; (ii) the Proxy Statement shall include (A) the fairness opinion referred to in Section 3.21, and (B) a statement to the effect that the Company Board has unanimously recommended that the Company Stockholders vote in favor of the adoption of this Agreement at the Company Meeting; and (iii) neither the Company Board nor any committee thereof shall withdraw, withhold, amend, change, qualify or modify, or publicly-propose, or resolve to withdraw, withhold, amend, change, qualify or modify in any manner adverse to Acquiror, the unanimous recommendation of the Company Board that Company’s stockholders vote in favor of the adoption of this Agreement (any of the foregoing actions in this clause (iii), whether by the Company Board or a committee thereof, or, in the case of a tender or exchange offer made by a third party directly to Company’s stockholders, a failure by the Company Board to recommend that Company’s stockholders reject such tender or exchange offer, a “Change in Recommendation”). For purposes of this Agreement, a Change in Recommendation shall be deemed to have occurred if the recommendation referred to in clause (i) of the immediately preceding sentence shall no longer be unanimous.

6.3 Confidentiality. The parties acknowledge that Company and Acquiror have previously executed a Confidentiality Agreement, dated as of February 22, 2008 (the “Confidentiality Agreement”), which Acquiror and Company mutually agree shall continue in full force and effect after the date of this Agreement.

6.4 Access to Information. During the period prior to the Effective Time, Company shall, and shall cause each of its subsidiaries to: (a) afford to Acquiror and to the officers, employees, accountants, counsel, financial advisors and other representatives of Acquiror, reasonable access during normal business hours to all their properties, books, contracts, commitments, personnel and records; and (b) furnish promptly to Acquiror (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning its business, properties and personnel as Acquiror may reasonably request. No review pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.

6.5 No Solicitation.

(a) No Solicitation by Company. Company shall not, and will cause its subsidiaries, and its and its subsidiaries’ respective officers, directors, affiliates, employees, agents and representatives (including any investment banker, attorney, accountant or other advisor or representative retained by, or otherwise working on behalf of, Company or any of its subsidiaries whether on the date hereof or any time thereafter) (collectively, “Representatives”) not to directly or indirectly: (i) solicit, initiate, seek, knowingly encourage, knowingly facilitate or knowingly induce any Acquisition Proposal (as defined in Section 6.5(f)(i)), any inquiry with respect to any Acquisition Proposal, or the making, submission or announcement of, any Acquisition Proposal, (ii) participate or otherwise engage in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action (including granting any person a waiver or release under any standstill or similar agreement with respect to any class of equity security of Company or any of its subsidiaries, other than as contemplated by this Agreement) to facilitate, any Acquisition Proposal, any inquiry with respect to any Acquisition Proposal or the making, submission or announcement of any proposal that constitutes or would reasonably be expected to lead to, any Acquisition Proposal (other than the notification of third parties as to the existence of these provisions), (iii) approve, endorse or recommend any Acquisition Proposal with respect to Company or any of its subsidiaries, or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment (whether binding or not) contemplating or otherwise relating to any Acquisition Proposal or any transaction contemplated thereby. Company shall immediately cease, and shall cause its subsidiaries and Representatives to immediately cease, any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal and, upon Acquiror’s request, shall request the prompt return or destruction of all confidential information previously furnished to any person with which Company, its subsidiaries or Representatives have engaged in any such activities within the twelve (12) month period preceding the date of this Agreement. Company shall, and shall cause its subsidiaries and Representatives to, use commercially reasonable efforts to enforce (and will not waive any provisions of) any confidentiality or standstill agreement (or any similar agreement) which Company or any of its subsidiaries is a party relating to any such Acquisition Proposal. Any breach of the foregoing provisions of this subsection by any of Company’s subsidiaries or Representatives shall be deemed to be a breach by Company.

(b) Notification of Unsolicited Acquisition Proposals.

(i) As promptly as practicable after receipt by Company (but in no event more than 24 hours after receipt by Company thereof), and of its subsidiaries or any of its Representatives of any Acquisition Proposal or any request for nonpublic information or any expression of interest or inquiry relating in any way to any Acquisition Proposal or which would reasonably be expected to lead to an Acquisition Proposal, Company shall provide to Acquiror (A) oral and written notice of the material terms and conditions of such Acquisition Proposal, request, expression of interest or inquiry, (B) the identity of the person or group making any such Acquisition Proposal, request, expression of interest or inquiry, (C) a copy of all written materials (including written material provided by e-mail or other electronic format) provided in connection with such Acquisition Proposal, request, expression of interest or inquiry, and (D) a written summary of all material information provided orally in connection with such Acquisition Proposal. In addition, Company shall provide to Acquiror as promptly as practicable (but in no event more than 24 hours after receipt by Company of any such Acquisition Proposal, request, expression of interest or inquiry, oral and written notice setting forth all such information as is reasonably necessary to keep Acquiror informed of the status and details (including amendments or proposed amendments) of any such Acquisition Proposal, request, expression of interest or inquiry (including any negotiations or discussions pursuant to Section 6.5(c)(ii)) and shall promptly provide to Acquiror a copy of all written materials (including written material provided by e-mail or other electronic format) subsequently provided by it or to it in connection with such Acquisition Proposal, request, expression of interest or inquiry and a written summary of all material information provided orally in connection with such Acquisition Proposal.

(ii) Company shall provide Acquiror with at least 48 hours prior notice (or such lesser prior notice as is provided to the members of the Company Board but in no event less than 24 hours prior notice) of any meeting at which the Company Board is reasonably expected to consider any Acquisition Proposal.

(c) Superior Offers. Notwithstanding anything to the contrary contained in Section 6.5(a), in the event that prior to the time that the Required Company Stockholder Approval has been obtained, Company or any of its subsidiaries receives a bona fide written Acquisition Proposal from a third party that is not solicited or otherwise procured in violation of Section 6.5(a) that the Company Board has in good faith concluded (following the receipt of the advice of its outside legal counsel and its financial advisor) is, or is reasonably likely to become, a Superior Offer (as defined in Section 6.5(f)(ii)), Company may then take the following actions (but only if and to the extent that (i) the Company Board concludes in good faith, following the receipt of advice of its outside legal counsel, that such action is required in order for the Company Board to comply with its fiduciary duties to Company’s stockholders under applicable Legal Requirements, (ii) Company shall have given Acquiror at least one business day’s prior written notice of its intention to take any of the following actions, and (iii) Company shall not have breached in any material respect any of the provisions of this Section 6.5) in connection with such Acquisition Proposal:

(i) Furnish nonpublic information to the third party making such Acquisition Proposal, provided that (A) Company shall have first received from such third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party on its behalf, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement and shall include customary employee non-solicitation provisions binding such third party for a period of no less than twelve (12) months from the date of such confidentiality agreement; and (B) contemporaneously with furnishing any such nonpublic information to such third party, Company furnishes such nonpublic information to Acquiror (to the extent such nonpublic information has not been previously so furnished to Acquiror); and

(ii) Engage in negotiations with such third party with respect to such Acquisition Proposal.

(d) Changes in Recommendation. Solely in response to the receipt of a Superior Offer, the Company Board may make a Change in Recommendation, if all of the following conditions in clauses (i) through (v) are met:

(i) the Superior Offer with respect to Company has not been withdrawn and continues to be a Superior Offer;

(ii) the Required Company Stockholder Approval has not yet been obtained;

(iii) Company shall have (A) provided to Acquiror at least five (5) business days’ written notice which shall state expressly (1) that Company has received a Superior Offer, (2) the material terms and conditions of the Superior Offer and the identity of the person or group making the Superior Offer, and (3) that the Company Board intends to effect a Change in Recommendation and the manner in which it intends to do so, (B) provided or made available to Acquiror all materials and information delivered or made available to the person or group making the Superior Offer in connection with such Superior Offer, (C) made available to Acquiror all materials and information made available to the person or group making the Superior Offer in connection with such Superior Offer, and (D) during such five (5) business day period, engaged in good faith negotiations to amend this Agreement in a manner that would enable Company to proceed with the Company Board’s recommendation to Company Stockholders in favor of the Company Stockholder Approval with respect to this Agreement, as so amended (and Company shall make its Chairman and senior executives available for discussions with Acquiror with respect thereto during such five (5) business day period);

(iv) following such five (5) business day period, the Company Board has concluded in good faith, after receipt of advice of its outside legal counsel and financial advisor, that, in light of such Superior Offer, and notwithstanding any negotiations pursuant to Section 6.5(d)(iii)(D) or any resulting amendments, adjustment or revisions proposed to be made by Acquiror to this Agreement, that the failure to effect a Change in Recommendation would be inconsistent with its fiduciary duties to Company’s stockholders under applicable Legal Requirements; and

(v) Company shall not have breached in any material respect any of the provisions set forth in Section 6.2 or this Section 6.5.

(e) Compliance with Tender Offer Rules. Nothing contained in this Agreement shall prohibit the Company Board from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that Company has otherwise complied with

Section 6.5. Without limiting the foregoing proviso, the Company Board shall not effect a Change in Recommendation unless specifically permitted pursuant to the terms of Section 6.2 and Section 6.5(f)(i).

(f) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Acquisition Proposal,” shall mean, with respect to Company and its subsidiaries, any offer or proposal (whether written, oral or otherwise, and whether binding or not), or any public announcement of an intention to make any such offer or proposal, relating to any transaction or series of related transactions (other than the Merger) involving: (A) any purchase or acquisition by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a ten percent (10%) interest in the total outstanding voting securities of Company or any of its subsidiaries, or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning ten percent (10%) or more of the total outstanding voting securities of Company or any of its subsidiaries, or any merger, consolidation, business combination or similar transaction involving Company or any of its subsidiaries, (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, exclusive license or other license outside the ordinary course of business or acquisition or disposition of more than ten percent (10%) of the aggregate fair market value of the consolidated assets of Company and its subsidiaries taken as a whole, (C) any liquidation or dissolution of Company, or (D) any extraordinary dividend, whether of cash or other property.

(ii) “Superior Offer,” shall mean a bona fide written offer that is not solicited or otherwise procured in violation of Section 6.5(a) that is made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of Company or a majority of the total outstanding voting securities of Company and as a result of which the stockholders of Company immediately preceding such transaction would hold less than fifty percent (50%) of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or any subsidiary thereof, on terms that the Company Board has in good faith concluded (following the receipt of advice of its outside legal counsel and the Company Financial Advisor or another financial advisor of national standing), taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the offer and the identity of the person making the offer, (A) are, in the aggregate, more favorable, from a financial point of view, to Company’s stockholders (in their capacities as stockholders) than the terms of the Merger (as they may be amended or proposed to be amended by Acquiror as contemplated by Section 6.5(d)(iii)(D)), (B) provide for consideration consisting exclusively of cash and/or publicly traded equity securities and for which financing, to the extent required, is then committed, and (C) is reasonably likely to be consummated on the terms proposed (including receipt of all required governmental approvals on a timely basis).

(g) Nothing in this Section 6.5 shall permit Company to terminate this Agreement (except as expressly provided in Article VIII).

6.6 Public Disclosure. Acquiror and Company will consult with each other and agree before issuing any press release or otherwise making any public statement with respect to this Agreement, the Merger and the other transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by law or any listing agreement with a national securities exchange, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

6.7 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to satisfy the conditions to the obligations to consummate the Merger, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, it is expressly understood and agreed that Parent shall have no obligation to litigate or contest, any Action or any order, including any suit, objection, requirement or other action by the United States Federal Trade Commission (the “FTC”), the United States Department of Justice, any other such governmental authority, or any private party with respect to the transactions contemplated hereby; and (iii) nothing in this Agreement will require, or be deemed to require, the parties to this Agreement to agree to sell, hold separate, divest, discontinue or limit, any assets, businesses or interest in any assets or businesses of Parent or the Company. In connection with and without limiting the foregoing, Company and its board of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger and this Agreement or any of the transactions contemplated hereby, use reasonable best efforts to ensure that the Merger and this Agreement, and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement, and the transactions contemplated hereby.

6.8 Notification

(a) Company shall give prompt notice to Acquiror of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Company to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.3(a), Section 7.3(b), or Section 7.3(c) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Company shall notify Acquiror of any actions commenced against, relating to or involving or otherwise affecting Company or any of its subsidiaries that relate to the consummation of the Merger.

(b) Acquiror shall give prompt notice to Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of Acquiror or Merger Sub to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Acquiror shall notify Company of any actions commenced against, relating to or involving or otherwise affecting Acquiror or Merger Sub that relate to the consummation of the Merger.

6.9 Third Party Consents. As soon as practicable following the date hereof, Company will each use commercially reasonable efforts to identify and obtain any consents, waivers and approvals under any of its or its subsidiaries’ respective Contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

6.10 Company 401(k) Plan; Company ESPP; Employee Benefit Matters.

(a) 401(k) Plans. Effective as of the day immediately preceding the Closing Date, Company and its subsidiaries, as applicable, shall each terminate any and all group severance, separation or salary continuation plans, programs or arrangements and any and all plans intended to include a Code Section 401(k) arrangement (unless Acquiror provides written notice to Company that such 401(k) plan(s) shall not be terminated) (collectively, the “Terminating Company Plans”). Unless Acquiror provides such written notice to Company, no later than five (5) business days prior to the Closing Date, Company shall provide Acquiror with evidence that such Terminating Company Plan(s) have been terminated (effective as of the day immediately preceding the Closing Date) pursuant to resolutions of the Company Board. The form and substance of such resolutions shall be subject to review and approval of Acquiror. If a Terminating Company Plan includes a Code Section 401(k) arrangement, Company will take all actions required so that the termination of such Terminating Company Plan will result in full vesting of all Company contributions in accordance with the terms of such Terminating Company Plan and applicable laws. Company also shall take such other actions in furtherance of terminating such Terminating Company Plan(s) as Acquiror may reasonably require. In the event that the distribution or rollover of assets from the trust of a 401(k) plan that is terminated is reasonably anticipated to trigger liquidation charges, surrender charges, or other fees to be imposed upon the account of any participant or beneficiary of such terminated plan or upon Company or plan sponsor, then Company shall take all such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Acquiror prior the Closing Date.

(b) Company ESPP. The Company ESPP shall be treated as provided for in Section 2.1(c).

(c) Employee Benefit Matters. All employees of Company who continue employment with Company following the Closing Date shall continue on their existing benefit plans until such time as, in Acquiror’s sole discretion, an orderly transition can be accomplished to employee benefit plans and programs maintained by Acquiror for its and its affiliates’ employees. Acquiror shall take such reasonable actions, to the extent permitted by Acquiror’s benefits programs, as are necessary to allow eligible employees of Company to participate in the health, welfare and other employee benefits programs of Acquiror or alternative benefits programs that are, in the aggregate, substantially similar to those applicable to employees of Acquiror in similar functions and positions on similar terms. Following the Closing Date, employees of Company who continue employment with the Acquiror (or any subsidiary) (i) shall receive credit for purposes of eligibility and vesting for years of service with Company or any of its subsidiaries prior to the Closing Date in the applicable welfare benefit plans and retirement plan (intended to qualify within the meaning of Section 401(a) of the Code) of Acquiror, and (ii) subject to the approval of any insurance carrier and to the extent consistent with applicable law, Acquiror shall cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans of Acquiror in which such employees and their eligible dependents shall participate to be waived. Notwithstanding anything to the contrary, any such credit and waiver will not result in duplication of benefits.

6.11 Indemnification.

(a) If the Merger is consummated, then until the sixth (6th) anniversary of the Effective Time, Acquiror shall, and shall cause the Surviving Corporation to, fulfill and honor the obligations of Company to its directors and officers as of immediately prior to the Effective Time (the “Company Indemnified Persons”) pursuant to any (i) indemnification provisions under Company’s Certificate of Incorporation or Bylaws as in effect on the date of this Agreement, and (ii) written indemnification agreements between Company and such Company Indemnified Parties existing as of the date of this Agreement (the “Company Indemnification Provisions”), with respect to claims arising out of acts or omissions occurring at or prior to the Effective Time. Any claims for indemnification made under this Section 6.11(a) on or prior to the sixth (6th) anniversary of the Effective Time shall survive such anniversary until the final resolution thereof.

(b) For a period of six (6) years from and after the Effective Time, Acquiror shall, and shall cause the Surviving Corporation to, maintain in effect, if available, directors’ and officers’ liability insurance covering those persons who are currently covered by Company’s directors’ and officers’ liability insurance policy in an amount and on terms no less advantageous, when taken as a whole, to those applicable to the current directors and officers of Company; provided, however, Acquiror may fulfill its obligations under this Section 6.11(b) by purchasing a policy of directors’ and officers’ insurance or a “tail” policy under Company’s existing directors’ and officers’ insurance policy, in either case which (i) has an effective term of six (6) years from the Effective Time, (ii) covers only those persons who are currently covered by Company’s directors’ and officers’ insurance policy in effect as of the date hereof and only for actions and omissions occurring on or prior to the Effective Time, and (iii) contains terms and conditions (including, without limitation, coverage amounts) that are no less advantageous, when taken as a whole, to those applicable to the current directors and officers of Company, provided, further, that in no event shall Acquiror or the Surviving Corporation be required to expend an annual premium for any such coverage in excess of one hundred fifty percent (150%) of the annual premium currently paid by Company under its directors’ and officer’s liability insurance policy in effect as of the date hereof, and if the cost for any such coverage is in excess of such amount, Acquiror or the Surviving Corporation shall only be required to maintain such coverage as is available for such amount.

(c) This Section 6.11 shall survive the consummation of the Merger, is intended to benefit each Company Indemnified Person, shall be binding on all successors and assigns of the Surviving Corporation and Acquiror, and shall be enforceable by Company Indemnified Persons.

6.12 Disqualified Individuals. Ten (10) business days prior to the Closing Date, Company shall, as and to the extent necessary, deliver to Acquiror a schedule which sets forth each person who Company reasonably believes is, with respect to Company or any Company ERISA Affiliate, a “disqualified individual” within the meaning of Section  280G of the Code and the regulations promulgated thereunder, as of the date such schedule is delivered to Acquiror.

6.13 Form S-8. Acquiror will cause the Acquiror Common Stock issuable upon exercise of the Assumed Options for which a Form S-8 registration statement is available to be registered with the SEC on Form S-8 as soon as reasonably practicable following the Closing Date, will exercise commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as the Assumed Options remain outstanding and will reserve a sufficient number of shares of Acquiror Common Stock for issuance upon exercise thereof.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

(a) Stockholder Approval. The Required Company Stockholder Approval shall have been obtained, as required by Delaware Law, the Company Charter Documents, and the rules of Nasdaq, each as in effect on the date of such approval.

(b) Proxy Statement. No order suspending the use of the Proxy Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC or its staff.

(c) Governmental Approvals. All material regulatory consents, approvals, expiration of waiting periods and clearances of Governmental Entities under any applicable foreign or other applicable Legal Requirements in connection with this Agreement, the Merger and the other transactions contemplated hereby (other than the filing of the Certificate of Merger) shall have been obtained.

(d) No Injunctions or Restrictions. No judgment, order, injunction, decree, statute, law, ordinance, rule or regulation, or other legal restraint or prohibition (whether temporary, preliminary or permanent), entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction, shall be in effect which prohibits, makes illegal or enjoins the consummation of the Merger and no Governmental Entity shall have notified the parties of any intent on its part to seek such judgment, order, injunction, decree, ruling or charge, with respect to any of the transactions contemplated by this Agreement.

(e) No Litigation. No suit, action, proceeding, application or counterclaim shall be pending before any Governmental Entity wherein an unfavorable injunction, judgment, order, decree, ruling or charge is reasonably expected to occur and would (i) cause the Merger or any of the transactions contemplated by this Agreement to be rescinded, or (ii) result in any Antitrust Restraint.

7.2 Additional Conditions to Obligations of Company. The obligation of Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

(a) Representations and Warranties.

(i) The representations and warranties of Acquiror set forth in this Agreement (other than in Section 4.3) shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect”), in each case, both on and as of the date of this Agreement and on and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in each case as of such date), except to the extent that the failure of any such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate a Material Adverse Effect on Acquiror. At the Closing, Company shall have received a certificate to such effect signed on behalf of Acquiror by a duly authorized officer of Acquiror.

(ii) The representations and warranties of Acquiror set forth in Section 4.3 shall be true and correct in each case, both on and as of the date of this Agreement and on and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in each case as of such date). At the Closing, Company shall have received a certificate to such effect signed on behalf of Acquiror by a duly authorized officer of Acquiror.

(b) Agreements and Covenants. Acquiror and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Acquiror by an authorized officer of Acquiror.

7.3 Additional Conditions to the Obligations of Acquiror. The obligations of Acquiror to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Acquiror:

(a) Representations and Warranties.

(i) The representations and warranties of Company set forth in this Agreement (other than in Sections 3.3(a), 3.4, 3.18 and 3.23) shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect”), in each case, both on and as of the date of this Agreement and on and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in each case as of such date), except to the extent that the failure of any such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate a Material Adverse Effect on Company. At the Closing, Acquiror shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and Chief Financial Officer of Company.

(ii) Each representation and warranty of Company set forth in Section 3.3(a)(i) shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect”) in all respects (in each case, both on and as of the date of this Agreement and on and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in each case as of such date), except solely for inaccuracies in the number of shares, options, warrants, convertible or exchangeable securities or other securities or similar rights, which inaccuracies could not result in an amount of Fully Diluted As Adjusted Shares, both on and as of the date of this Agreement and on and as of the Closing Date, of greater than 14,248,589 (as adjusted in the event of any stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization, or other like change). At the Closing, Acquiror shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and Chief Financial Officer of Company.

(iii) The representations and warranties of Company set forth in Sections 3.4, and 3.23 shall be true and correct in each case, both on and as of the date of this Agreement and on and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in each case as of such date). At the Closing, Acquiror shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and Chief Financial Officer of Company.

(iv) Each representation and warranty of Company set forth in Section Sections 3.3(a)(ii) and 3.18 shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect”) in all material respects in each case, both on and as of the date of this Agreement and on and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in each case as of such date). At the Closing, Acquiror shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and Chief Financial Officer of Company.

(b) Agreements and Covenants. Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Acquiror shall have received a certificate to such effect signed on behalf of Company by an executive officer of Company.

(c) No Company Material Adverse Effect. No Material Adverse Effect on Company shall have occurred and be continuing. Acquiror shall have received a certificate with respect to the foregoing signed on behalf of Company by an executive officer of Company.

(d) Dissenting Shares. The holders of no more than ten percent (10%) of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall have delivered a notice or notices of intent to demand payment, in accordance with Section 262 of the Delaware Law (a “Demand”) and which Demand has not been finally withdrawn under Delaware Law and is not appealable.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party, whether before or after the Required Company Stockholder Approval is obtained (unless otherwise specified below):

(a) by mutual written consent of Acquiror and Company, duly authorized by Acquiror’s Board of Directors or the Company Board, respectively;

(b) by either Company or Acquiror if the Merger shall not have been consummated by November 30, 2008 (the “End Date”) for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before the End Date;

(c) by written notice of either Company or Acquiror if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

(d) by written notice of either Company or Acquiror if the Required Company Stockholder Approval shall not have been obtained at the Company Meeting or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to Company where the failure to obtain the Required Company Stockholder Approval shall have been caused by the failure of Company to comply with any provision of this Agreement or a breach of the Voting Agreement by any party thereto other than Acquiror;

(e) by written notice of Company, following a breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement, or if any representation or warranty of Acquiror shall have become untrue; in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, however, that if such breach by Acquiror or inaccuracies in the representations and warranties of Acquiror are curable by Acquiror or Merger Sub prior to the End Date through the exercise of its commercially reasonable efforts, then Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(e) prior to thirty (30) calendar days following receipt of written notice from Company to Acquiror of such breach or inaccuracy, as applicable, provided, that Acquiror continues to exercise commercially reasonable efforts to cure such breach or inaccuracy through such thirty (30) day period (it being understood that Company may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach or inaccuracy by Acquiror or Merger Sub is cured within such thirty (30) calendar day period);

(f) by written notice of Acquiror, following a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if such breach by Company or such inaccuracies in the representations and warranties of Company are curable by Company prior to the End Date through the exercise of its commercially reasonable efforts, then Acquiror shall not be permitted to terminate this Agreement pursuant to this Section 8.1(f) prior to thirty (30) calendar days following receipt of written notice from Acquiror to Company of such breach or inaccuracy, as applicable, provided, that Company continues to exercise commercially reasonable efforts to cure such breach or inaccuracy through such thirty (30) day period (it being understood that Acquiror may not terminate this Agreement pursuant to this Section 8.1(f) if it shall have materially breached this Agreement or such breach or inaccuracy by Company is cured within such thirty (30) calendar day period);

(g) by written notice of Acquiror, upon a material breach by Company of its obligations under Section 6.5;

(h) by Company in order to enter into a letter of intent or similar document or any Contract providing for any Company Acquisition; provided, however, that this Agreement may not be so terminated unless (i) the Company Board shall have complied with the procedures set forth in Section 6.5 and (ii) all of the payments required by Section 8.3 have been made in full to Acquiror;

(i) by written notice of Acquiror, if (i) the Company Board or any committee thereof shall for any reason have effected a Change in Recommendation; (ii) Company shall have failed to include in the Proxy Statement the unanimous recommendation of the Company Board that the Company Stockholders vote in favor of the adoption of this Agreement; (iii) the Company Board or any committee thereof shall have approved or recommended any Acquisition Proposal; (iv) Company shall have entered into any letter of intent or similar document or any Contract accepting any Acquisition Proposal; (v) a tender or exchange offer relating to securities of Company shall have been commenced by a person unaffiliated with Acquiror and Company shall not have sent to Company Securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that the Company Board recommends rejection of such tender or exchange offer; (vi) a majority of the Company Board shall have failed to reaffirm its approval or recommendation of this Agreement to the Company Stockholders as promptly as practicable (but in any event within five (5) business days) after receipt of a written request to do so from Acquiror; or (vii) Company shall have failed to call, duly give notice of, convene and hold the Company Meeting in accordance with Section 6.2.

8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(e) or 8.1(f) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice pursuant to Section 9.2 of the terminating party to the other party hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and there shall be no Liability to any party hereunder in connection with the Agreement or the Transactions, except (i) as set forth in the Confidentiality Agreement, this Section 8.2, Section 8.3, and Article IX, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for fraud in connection with, any willful breach of, or any intentional misrepresentation made in this Agreement.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

(b) Termination Fee.

(i) Company shall promptly, but in no event later than two Business Days after the date of such termination, pay to Acquiror in immediately available funds an amount equal $1,250,000 in cash (the “Termination Fee”) in the event this Agreement is terminated pursuant to Section 8.1(g), Section 8.1(h), or Section 8.1(i). Company shall pay to Acquiror the Termination Fee in the event this Agreement is terminated pursuant to Section 8.1(b), Section 8.1(d), or Section 8.1(f), if following the date hereof and prior to the Company Meeting (or, if the Company Meeting shall not have been convened, prior to termination of this Agreement), an Acquisition Proposal shall have been publicly announced by any person, shall have been made to Company’s stockholders by any person, or shall have been made to Company by any person and subsequently (and prior to the Company Meeting) publicly announced or otherwise publicly disclosed, and either (A) within twelve (12) months following the termination of this Agreement, any Company Acquisition (as defined below) is consummated, or (B) Company enters into a letter of intent or similar document or any Contract providing for any Company Acquisition within twelve (12) months following the termination of this Agreement and any Company Acquisition is later consummated, in which case such amount shall be paid promptly, but in no event later than two (2) business days, after the consummation of such Company Acquisition. For purposes of this Agreement, “Company Acquisition” shall mean any transaction contemplated by an Acquisition Proposal.

(ii) Company hereby acknowledges and agrees that the agreements contained in this Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Acquiror would not enter into this Agreement; accordingly, if Company fails to pay in a timely manner the amounts due pursuant to this Section 8.3(b) and, in order to obtain such payment, Acquiror makes a claim that results in a judgment against Company for the amounts set forth in this Section 8.3(b), Company shall pay to Acquiror its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(b) at the prime rate of Citibank N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 8.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

(iii) No payment under this Section 8.3 shall limit in any respect any rights or remedies available to Acquiror and Merger Sub relating to any willful breach or failure to perform any representation, warranty, covenant or agreement set forth in this Agreement resulting, directly or indirectly, in the right to receive any payment under this Section 8.3.

8.4 Amendment. Subject to the applicable Legal Requirements, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Acquiror and Company at any time before or after the Required Company Stockholder Approval has been obtained and prior to the filing of the Certificate of Merger with the Delaware Secretary of State; provided, however, that, after the Required Company Stockholder Approval shall have been obtained, no such amendment, modification or supplement shall alter the amount or change the form of the Per Share Merger Consideration to be delivered to

Company Stockholders or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the Company Stockholders. This Agreement may not be amended, changed or supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the parties.

8.5 Extension; Waiver. At any time prior to the Effective Time, Company, on the one hand, or Acquiror and Merger Sub, on the other hand, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations and Warranties. The representations and warranties of Company and Acquiror contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a)	if to Acquiror, to:

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, California 94304

Attention: General Counsel

Telephone: (650) 846-1000

Telecopy: (650) 846-1202

with a copy to:

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Attention: Larry W. Sonsini, Esq.

         Katharine A. Martin, Esq.

Telephone: (650) 493-9300

Telecopy: (650) 493-6811

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

1301 Avenue of the Americas

40th Floor

New York, New York 10019

Attention: Selim Day, Esq.

Telephone: (212) 999-5800

Telecopy: (212) 999-5899

(b)	if to Company, to:

Insightful Corporation

1700 Westlake Avenue N, Suite 500

Seattle, Washington 98109

Attention: General Counsel

Telephone: (206) 802-2365

Telecopy: (206) 777-8517

with a copy to:

Fenwick & West LLP

1191 Second Avenue

Suite 1610

Seattle, WA 98101

Attention: Alan C. Smith

Telephone: (206) 389-4530

Telecopy: (206) 389-4511

9.3 Interpretation; Definitions.

(a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section, respectively, of this Agreement unless otherwise indicated. Unless otherwise indicated the words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” As used herein, an item shall be deemed to have been “furnished,” “provided,” “delivered” or “made available” to Acquiror if such item has been (i) sent to Acquiror or its representatives, (ii) provided to Acquiror or its representatives or (iii) made available to Acquiror or its representatives for review, in an online data room or otherwise, including via the SEC’s EDGAR system. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. Where a reference is made to a law or Legal Requirement, such reference is to such law or Legal Requirement, as amended, and all rules and regulations promulgated thereunder, unless the context requires otherwise.

(b) For purposes of this Agreement:

(i) the term “business day” shall mean each day that is not a Saturday, Sunday or other day on which banking institutions located in San Francisco, California are authorized or obligated by law or executive order to close, and the term “day” when not immediately preceded by the word “business” shall mean a calendar day;

(ii) unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof,” “hereby,” “herein,” “hereunder,” and derivative or similar words refer to this entire Agreement;

(iii) the term “knowledge” means with respect to a party hereto, with respect to any matter in question, the actual knowledge of any of the executive officers or directors of such party after reasonable inquiry of the Employees with administrative or operational responsibility for such matter in question; provided, that, if any executive officer or director does not make such reasonable inquiry, then such executive officer or director shall be deemed to have actual knowledge of those facts or matters that such executive officer or director would have had, had he or she made such inquiry;

(iv) the term “Material Adverse Effect,” when used in connection with any entity, including Company and its subsidiaries, means any change, event, violation, inaccuracy, circumstance, or effect (each, an “Effect”), individually or when aggregated with other Effects, that is or is reasonably likely to be materially adverse to (A) the near-term or longer-term condition (financial or otherwise), business, prospects, assets (including intangible assets), liabilities, capitalization or results of operations of such entity and its subsidiaries taken as a whole, or (B) the ability of such entity to perform its obligations under this Agreement or consummate without material delay the transactions contemplated hereby, except, in the case of clause (A), to the extent that any such Effect directly results from: (1) compliance with changes in laws or GAAP applicable to Company; (2) changes in general economic conditions or changes affecting the industry generally in which such entity operates (provided that such changes do not affect such entity disproportionately as compared to companies operating in the same industry in which such entity operates); (3) changes in the trading volume or trading prices of such entity’s capital stock in and of itself (provided that such exclusion shall not apply to any underlying Effect that may have caused such change in trading prices or volumes); (4) any action by such entity required by the specific terms of this Agreement; (5) the fees or expenses of Company Financial Advisor set forth on the Company Disclosure Letter and any fees or expenses up to $350,000 incurred after the date hereof in connection with this Agreement or the Merger; (6) any Effect caused by an impact to the customers, suppliers or partners of such entity as a result of announcement or pendency of the Merger or the announcement of this Agreement; or (7) any failure by such entity to meet internal or publicly published guidance, milestones, forecasts or projections (provided that such exclusion shall not apply to any underlying Effect that may have caused such failure to meet such internal or publicly published guidance, milestones, forecasts or projections).

(v) the term “person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity; and

(vi) the terms “subsidiary” and “subsidiaries” with respect to any party shall mean any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are directly or indirectly owned by such party, or (ii) such party or any subsidiary of such party is a general partner (excluding partnerships in which such party or any subsidiary of such party does not have a majority of the voting interest of such partnership).

9.4 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

9.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights (including rights of action), benefits or remedies of any nature whatsoever under or by reason of this Agreement, except as specifically provided in Section 6.11.

9.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, and other purposes of such void or unenforceable provision.

9.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, pursuant to Section  9.8, this being in addition to any other remedy to which they are entitled at law or in equity.

9.8 Governing Law. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties hereto: (a) irrevocably and unconditionally consents and submits, for itself and its property, to the exclusive jurisdiction and venue of any Delaware State court (or, in the case of any claim as to which the federal courts have exclusive subject matter jurisdiction, the Federal court of the United States of America, sitting in Delaware); (b) agrees that all claims in respect of such action or proceeding must be commenced, and may be heard and determined, exclusively in such Delaware State court (or, if applicable, such Federal court); (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such Delaware State court (and, if applicable, such Federal court); and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such Delaware State court (or, if applicable, such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by any Legal Requirements.

9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.10 Assignment. Neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that Merger Sub’s rights, interests or obligations hereunder may be assigned to and assumed by Acquiror or any other corporation directly or indirectly wholly owned by Acquiror. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

TIBCO SOFTWARE INC.

By:	/s/ WILLIAM R. HUGHES
Name:	William R. Hughes
Title:	EVP, General Counsel & Secretary

INSIGHTFUL CORPORATION

By:	/s/ JEFFREY E. COOMBS
Name:	Jeffrey E. Coombs
Title:	CEO

MINERAL ACQUISITION CORPORATION

By:	/s/ WILLIAM R. HUGHES
Name:	William R. Hughes
Title:	EVP

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

Exhibit A

List of Stockholders Entering into Voting Agreements

Samuel Meshberg

Jeffrey Coombs

Sachin Chawla

Mark Ozur

Ronald Stevens

Richard Barber

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Exhibit B

VOTING AGREEMENT

This Voting Agreement (“Agreement”) is made and entered into as of June 18, 2008, by and between TIBCO Software Inc., a Delaware corporation (“TIBCO”), and the undersigned stockholder (“Stockholder”) of Insightful Corporation, a Delaware corporation (“Insightful”).

RECITALS

A. TIBCO, Mineral Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of TIBCO (“Sub”), and Insightful have entered into an Agreement and Plan of Merger dated as of June 18, 2008 (the “Merger Agreement”), which provides for the merger of Sub with and into Insightful (the “Merger”), with Insightful being the surviving corporation. Pursuant to the Merger, all outstanding capital stock of Insightful shall be converted into the right to receive cash as provided in the Merger Agreement.

B. Stockholder is the holder of record and the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of the outstanding capital stock of Insightful, and such number of shares of capital stock of Insightful issuable upon the exercise of outstanding options and warrants, as is indicated on the signature page of this Agreement.

C. In consideration of the execution of the Merger Agreement by TIBCO, Stockholder (in his or her capacity as such) has agreed to vote the Shares (as defined below) and such other shares of capital stock of Insightful over which Stockholder has voting power, so as to facilitate consummation of the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Certain Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

1.1 “Expiration Date” shall mean the earliest to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms, (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement or (iii) the date of the written agreement of the parties hereto to terminate this Agreement.

1.2 “Person” shall mean any individual, any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental authority.

1.3 “Securities” shall mean: (i) all securities which Stockholder directly or indirectly has the power to vote or direct the voting of and shares of Insightful Common Stock (“Current Shares”) and all options, warrants, other securities and other rights to acquire shares of Insightful Common Stock (“Current Derivatives”), if any, Owned by Stockholder as of the date of this Agreement, and (ii) all additional securities which Stockholder directly or indirectly has the power to vote or direct the voting of and shares of Insightful Common Stock (“After-Acquired Shares” and, together with the Current Shares, the “Shares”) and all additional options, warrants, other securities and other rights to acquire shares of Insightful Common Stock (“After-Acquired Derivatives” and, together with the Current Derivatives, the “Derivatives”) of which Stockholder acquires Ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date. Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a Security if Stockholder: (i) is the record owner of such Security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such Security.

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1.4 “Transfer”. A Person shall be deemed to have effected a “Transfer” of a Security if such Person directly or indirectly (i) sells, tenders, pledges, encumbers, hypothecates, grants an option with respect to, transfers, assigns or otherwise disposes of such Security or any interest therein, or (ii) enters into an agreement, arrangement, understanding or commitment, whether or not in writing, to effect any of the foregoing, or (iii) reduces such Person’s Ownership of such Security.

2. Transfer of Shares.

2.1 Restriction on Transfer of Securities. Subject to Section 2.2, Stockholder shall not, during the term of this Agreement, directly or indirectly: (i) cause or permit any Transfer of any or all of the Securities or any interest therein; (ii) grant any proxies or powers of attorney with respect to any Securities not Transferred or deposit any Securities not Transferred into a voting trust or enter into a voting agreement with respect to any Securities not Transferred, or (iii) take any action (other than any action of Stockholder in the exercise of Stockholder’s fiduciary duties to Company, to the extent any such duties shall exist) that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of impairing Stockholder from performing any of Stockholder’s obligations under this Agreement (it being understood that nothing contained in this Agreement shall be deemed to restrict the ability of Stockholder to exercise (but not Transfer) any Derivatives held by Stockholder prior to the Expiration Date). Stockholder further agrees with and covenants to TIBCO that Stockholder shall not request that Insightful register the Transfer of any certificate or uncertificated interest representing any of the Securities, unless such Transfer is made in compliance with this Agreement. Stockholder agrees that, in order to ensure compliance with the restrictions referred to herein, Insightful may issue appropriate “stop transfer” instructions to its transfer agent.

2.2 Permitted Transfers. Section 2.1 shall not prohibit (i) a Transfer of Securities expressly contemplated by the Merger Agreement, (ii) a Transfer of Securities by Stockholder to any member of Stockholder’s immediate family or to a trust established for the benefit of Stockholder and/or for the benefit of one or more members of Stockholder’s immediate family or upon the death of Stockholder, (iii) a Transfer in connection with or for the purpose of personal tax-planning, (iv) a Transfer or other disposition of Shares to a charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended or (v) a Transfer of Shares pursuant to a court order or as otherwise required by law, provided that a Transfer referred to in clauses (ii), (iii) or (iv) shall be permitted only if, as a precondition to such Transfer, the transferee of such Securities agrees to be bound by the terms and conditions of this Agreement.

3. Agreement to Vote Shares. The Stockholder hereby revokes any and all previous proxies granted by such stockholder with respect to such Shares. Until the Expiration Date, at every meeting of stockholders of Insightful called with respect to any of the following, and at every adjournment or postponement thereof, Stockholder shall vote, to the extent not voted by the Person(s) appointed under the Proxy (as defined in Section 4 hereof), the Shares Owned by Stockholder:

3.1 in favor of (i) the adoption of the Merger Agreement, and (ii) the Proxy and any action required in furtherance thereof;

3.2 against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement; and

3.3 against any other action that is intended, or could reasonably be expected to, impede, interfere with, expect to frustrate, delay, postpone, or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, including without limitation any Acquisition Proposal (as defined in the Merger Agreement) or any agreement or transaction providing for a transaction contemplated by any Acquisition Proposal; provided, that, TIBCO shall use commercially reasonable efforts to give the Stockholder written notice no fewer than three (3) business days prior to the meeting of stockholders of Insightful at which such matters are to be considered, that it is TIBCO’s viewpoint that a vote in favor of such matter would constitute a breach of this Section 3.3.

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In all other matters, the Shares shall be voted by and in a manner determined by Stockholder in Stockholder’s sole discretion. Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to TIBCO a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by applicable law, with respect to the Shares.

5. Representations, Warranties and Covenants of Stockholder.

5.1 Stockholder hereby represents and warrants to TIBCO that, as of the date hereof and at all times until the Expiration Date, (i) Stockholder is and will be the beneficial owner of the Current Shares and Current Derivatives set forth on the signature page of this Agreement (unless otherwise Transferred in accordance with this Agreement, including, but not limited to pursuant to a Permitted Transfer), with full power to vote or direct the voting of the Shares; (ii) the Securities are and will be, unless otherwise Transferred in accordance with this Agreement, including, but not limited to pursuant to a Permitted Transfer, free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances of any kind or nature (other than pursuant to the terms of restricted stock agreements as in effect on the date hereof and except for applicable restrictions on transfer under applicable securities laws or under this Agreement and except for applicable community property laws); (iii) Stockholder does not Own any Securities of Insightful other than the Current Shares and Current Derivatives set forth on the signature page of this Agreement; (iv) with respect to the Shares, Stockholder has and will have full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy (unless such Shares are otherwise Transferred in accordance with this Agreement) and to perform Stockholder’s obligations hereunder and thereunder; (v) the execution, delivery and performance of this Agreement by Stockholder will not violate any agreement or court order to which the Securities are subject, including, without limitation, any voting agreement or voting trust; and (vi) this Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, subject to: (A) laws of general application relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and the relief of debtors; and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.2 Stockholder agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, or (ii) alleges that the execution and delivery of this Agreement by Stockholder, either alone or together with the other Insightful voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the board of directors of Insightful, breaches any fiduciary duty of the board of directors of Insightful or any member thereof; provided, that Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against Stockholder that relates solely to Stockholder’s capacity as a director or officer of Insightful.

6. Additional Documents. Stockholder and TIBCO hereby covenant and agree, from the date hereof to the Expiration Date, to execute and deliver any additional documents reasonably necessary or desirable, in the reasonable opinion of TIBCO upon advice of its counsel, to carry out the purpose and intent of this Agreement.

7. Legending of Shares. If so requested by TIBCO, Stockholder hereby agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy.

8. Termination. This Agreement shall terminate automatically and be of no further force or effect as of the Expiration Date.

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9. Fiduciary Duties. Each Stockholder is signing this Agreement solely in such Stockholder’s capacity as an owner of his, her or its respective Shares, and nothing herein shall affect, limit, prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of Insightful, to the extent permitted by the Merger Agreement.

10. Miscellaneous.

10.1 Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

10.2 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.3 Binding Effect; Assignment. Except as provided or required herein, neither party may assign or delegate, in whole or in part, by operation of law or otherwise, either this Agreement or any of the rights, interests, or obligations hereunder without the prior written approval of the other party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.4 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto. A copy of such written agreement shall be provided to Insightful promptly following execution thereof.

10.5 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located within Newcastle County in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter

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of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.8 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

10.7 Entire Agreement. This Agreement and the Proxy and the other agreements referred to in this Agreement set forth the entire agreement and understanding of TIBCO and Stockholder with respect to the subject matter hereof and thereof, and supersede all prior discussions, agreements and understandings between TIBCO and Stockholder, both oral and written, with respect to the subject matter hereof and thereof.

10.8 Notices. All notices and other communications pursuant to this Agreement shall be deemed given or made as follows (i) on the date of delivery, delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt, if sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a)	if to TIBCO, to:

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

Attention: General Counsel

Facsimile: (650) 846-1202

with a copy to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Attention: Larry W. Sonsini, Esq.

Katharine A. Martin, Esq.

Facsimile: (650) 493-6811

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1301 Avenue of the Americas, 40th Floor

New York, NY 10017-6022

Attention: Selim Day, Esq.

Facsimile: (212) 999-5899

(b)	if to Stockholder, to the address for notice set forth on the last page hereof,

with a copy to:

Fenwick & West LLP

1191 Second Avenue

Suite 1610

Seattle, WA 98101

Attention: Alan C. Smith

Facsimile: (206) 389-4511

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

10.9 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when

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one or more counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signatures will be deemed to have the same effect as if the original signature had been delivered to the other party.

10.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

TIBCO SOFTWARE INC.

By:
Name:
Title:

[SIGNATURE PAGE TO VOTING AGREEMENT]

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STOCKHOLDER:

(Print Stockholder Name)

By:
(Signature)

Name:
(Print Name)

Title:

Telephone

Facsimile No.

Shares Owned:

shares of Insightful Common Stock

shares of Insightful Common Stock issuable upon the exercise of outstanding options, warrants, other securities or other rights

Address:

[SIGNATURE PAGE TO VOTING AGREEMENT]

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EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder of Insightful Corporation, a Delaware corporation (“Insightful”), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of TIBCO Software Inc., a Delaware corporation (“TIBCO”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all securities which Stockholder directly or indirectly has the power to vote or direct the voting of and all of the shares of capital stock of Insightful that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Insightful issued or issuable in respect thereof commencing with the execution and delivery of this Proxy until the Expiration Date (as defined below) (collectively, the “Shares”) in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of Insightful as of the date of this Proxy are listed on the final page of this Proxy. Upon the execution of this Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between TIBCO and the undersigned stockholder (the “Voting Agreement”), and is granted in consideration of TIBCO entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among TIBCO, Mineral Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of TIBCO (“Sub”) and Insightful, which provides for the merger of Sub with and into Insightful (the “Merger”), with Insightful being the surviving corporation. This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date. As used herein, the term “Expiration Date” shall have the same meaning ascribed to it in the Voting Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of Insightful and in every written consent in lieu of such meeting: (i) in favor of (A) the adoption of the Merger Agreement and (B) the Proxy and any action required in furtherance thereof; (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement; and (iii) against any other action that is intended, or could reasonably be expected to, impede, interfere with, expect to frustrate, delay, postpone, or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, including without limitation any Acquisition Proposal (as defined in the Merger Agreement) or any agreement or transaction providing for a transaction contemplated by any Acquisition Proposal; provided, that, TIBCO shall use commercially reasonable efforts to give the Stockholder written notice no fewer than three (3) business days prior to the meeting of stockholders of Insightful at which such matters are to be considered, that it is TIBCO’s viewpoint that a vote in favor of such matter would constitute a breach of this Proxy.

The attorneys and proxies named above may not exercise this Proxy to vote, consent or act on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

[Remainder of Page Intentionally Left Blank]

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Dated: June                     , 2008

Signature of Stockholder:

Print Name of Stockholder:

Shares beneficially owned:

shares of Insightful Common Stock

shares of Insightful Common Stock issuable upon the exercise of outstanding options, warrants, other securities or other rights

[SIGNATURE PAGE TO IRREVOCABLE PROXY]

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Exhibit C-1

List of Employees Entering into Employment and Noncompetition Agreements

Louis Bajuk-Yorgan

Thomas Hurley

Stephen Kaluzny

Michael Sannella

A-C-1

Exhibit C-2

List of Contractors Entering into Contractor Agreements

Michael O’Connell

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Exhibit D

Dear                     :

I am very pleased to offer you a position with TIBCO Software Inc. (“TIBCO”) as                         . This offer is expressly contingent upon the final closing of the acquisition of Insightful by TIBCO (the “Closing”). The effective date of your employment will be the first business day following the date of the Closing (the “Effective Date”). In the event such Closing does not occur, for whatever reason, this employment offer shall be null and void and there shall be no liability or obligation hereunder on the part of TIBCO.

This letter will confirm the terms of this offer of employment, which are set forth below.

In your position with TIBCO, you will be reporting to                         , and will be expected to devote your full business time, attention, and energies to the performance of your duties with TIBCO.

TIBCO will pay you a salary at a rate of $                     semi-monthly in accordance with TIBCO’s standard payroll policies, including compliance with applicable withholding. This is equivalent to $                     annually. The first and last payment by TIBCO to you will be adjusted, if necessary, to reflect a commencement or termination date other than the first or last working day of a pay period.

You should be aware that your employment with TIBCO is for no specified period and constitutes “at-will” employment. As a result, you are free to terminate your employment at any time, for any reason or for no reason. Similarly, TIBCO is free to terminate your employment at any time, for any reason or for no reason.

For purposes of federal immigration laws, you will be required to provide to TIBCO documentary evidence of your identity and eligibility for employment in the United States as set forth in the attached Form I-9. Such documentation must be provided within 3 business days of the Effective Date of your employment, or your employment relationship with TIBCO may be terminated.

This offer letter and TIBCO’s employment agreement, when signed by you, set forth the terms of your employment with TIBCO and its subsidiaries and supersede as of the Closing any and all prior employment agreements, offer letters or similar agreements, including such agreements between you and Insightful, whether written or oral. Any amendment of this offer letter or any waiver of a right under this offer letter must be in a writing signed by you and an officer of TIBCO. This offer letter will be governed by the laws of Washington, without regard for choice-of-law provisions.

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We are pleased to have you join us, and look forward to a successful and mutually rewarding association. If the terms above are acceptable, please indicate your acceptance by signing below and returning an executed copy of this offer letter to                          in the FedEx envelope provided and/or by fax to                         .

Sincerely,

ACCEPTED BY:

Date:

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Exhibit E

Dear                     :

                        , a                          corporation, and Insightful Corporation, a Delaware corporation (the “Company”), are parties to the                         . TIBCO Software Inc., a Delaware corporation (the “Buyer”), the Company and a wholly-owned subsidiary of the Buyer are entering into an Agreement and Plan of Merger (as amended or otherwise modified, the “Merger Agreement”), which provides (subject to the conditions set forth therein) for the execution and delivery of certain ancillary documents. As a condition to the willingness of the Buyer to enter into the Merger Agreement,                          agrees that it shall not terminate the                          as a result of the transactions contemplated by the Merger Agreement.

Yours very truly,

TIBCO SOFTWARE INC.

By:
[Name]
[Title]

The foregoing is accepted and approved as of the date first above written.

[NAME]

By:

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ANNEX B

CONFIDENTIAL

June 18, 2008

The Special Committee of the Board of Directors

Insightful Corporation

1700 Westlake Avenue North, Suite 500

Seattle, WA 98109

Members of the Special Committee:

You have requested our opinion as to the fairness, from a financial point of view, to the holders (the “Stockholders”) of the common stock, par value $0.01 per share (“Company Common Stock”), of Insightful Corporation, a Delaware corporation (the “Company”), of the Per Share Merger Consideration (as defined below) provided for under the terms of the proposed Agreement and Plan of Merger (the “Agreement”) by and among TIBCO Software Inc., a Delaware corporation (“Acquiror”), the Company and Mineral Acquisition Corporation, a wholly owned Delaware subsidiary of Acquiror (“Merger Sub”). Capitalized terms used herein shall have the meanings used in the Agreement unless otherwise defined herein.

The Agreement provides, among other things, that Merger Sub will merge with and into the Company (the “Merger”) and, at the Effective Time, each share of Company Common Stock (a “Share”) issued and outstanding immediately prior to the Effective Time (other than any cancelled Shares pursuant to Section 2.1(d) of the Agreement and any Dissenting Shares) will be converted into the right to receive $1.87 in cash without interest (the “Per Share Merger Consideration”). The terms and conditions of the Merger are set forth more fully in the Agreement and are qualified in entirety by the terms thereof.

RBC Capital Markets Corporation (“RBC”), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.

We are acting as financial advisor to the Special Committee (the “Special Committee”) of the Board of Directors of the Company (the “Company Board”) in connection with the Merger, and we will receive a fee for our services upon delivery of this opinion, which is not contingent upon the successful completion of the Merger or whether such opinion is accepted by the Company. In addition, for our services as financial advisor to the Company in connection with the Merger, if the Merger is successfully completed we will receive an additional larger fee against which the opinion fee will be credited. Further, in the event that the Merger is not completed and our engagement by the Company expires or is terminated and the Company consummates at any time thereafter, pursuant to a definitive agreement, letter of intent or other evidence of commitment entered into by the Company within twelve months after such expiration or termination, a transaction or series of related transactions with one or more of certain parties, resulting in a change of control of the Company or a minority investment transaction (all as determined in accordance with the terms of our engagement agreement with the Company dated October 4, 2007 and as amended on December 27, 2007 (the “Engagement Agreement”)), we will be entitled to receive the same contingent transaction fee as if no such expiration or termination had occurred, all as determined in accordance with the terms of the Engagement Agreement. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement. In the ordinary course of business, RBC may act as a market maker and broker in the publicly traded securities of the Company and/or Acquiror and receive customary compensation, and may also actively trade securities of the Company and/or Acquiror for our own account and the accounts of our customers, and, accordingly, RBC and its affiliates, may hold a long or short position in such securities.

For the purposes of rendering our opinion, we have undertaken such review and inquiries as we deemed necessary or appropriate under the circumstances, including the following: (i) we reviewed the financial terms of the draft Agreement received by us on June 18, 2008 (the “Latest Agreement”); (ii) we reviewed and analyzed certain publicly available financial and business data with respect to the Company and certain other relevant historical operating data relating to the Company made available to us from published sources and from the internal records of the Company; (iii) we reviewed financial projections and forecasts of the Company (“Forecasts”), prepared by the management of the Company; (iv) we conducted discussions with members of the senior management of the Company with respect to the business prospects and financial outlook of the Company as a standalone entity; (v) we reviewed the reported prices and trading activity for Company Common Stock; and (vi) we performed other studies and analyses as we deemed appropriate.

In arriving at our opinion, we performed the following analyses in addition to the review, inquiries, and analyses referred to in the preceding paragraph: to the extent publically available (i) we compared selected market valuation metrics of the Company and other comparable publicly traded companies we deemed similar to those of the Company with the financial metrics implied by the Per Share Merger Consideration; (ii) we compared the financial metrics of selected comparable precedent transactions with the financial metrics implied by the Per Share Merger Consideration; and (iii) we compared the premiums paid on selected precedent transactions with the premium implied by the Per Share Merger Consideration.

Several analytical methodologies have been employed and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions we have reached are based on all the analysis and factors presented, taken as a whole, and also on application of our own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more parts of the analyses.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all the information that was publicly available to us and all of the financial, legal, tax, operating and other information provided to or discussed with us by the Company (including, without limitation, the financial statements and related notes thereto of the Company) as they exist and can be evaluated on the date hereof, and have not assumed responsibility for independently verifying and have not independently verified such information. We have been advised and have assumed that all Forecasts provided to us by the Company were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of the Company, as a standalone entity, and represent reasonable estimates and judgments as to the future financial performance of the Company. We express no opinion as to such Forecasts or the assumptions upon which they were based.

In rendering our opinion, we have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, and we have not been furnished with any such valuations or appraisals. We have not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of the Company. We have not investigated, and make no assumption regarding, any litigation or other claims affecting the Company.

We have assumed, in all respects material to our analysis, that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have further assumed that the executed version of the Agreement will not differ, in any respect material to our opinion, from the Latest Agreement.

Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof and do not have an obligation to update, revise or reaffirm this opinion.

The opinion expressed herein is provided for the information and assistance of the Special Committee in connection with the Merger. We express no opinion and make no recommendation to any Stockholder as to how such Stockholder should vote with respect to the Merger. All advice and opinions (written and oral) rendered by RBC are intended solely for the use and benefit of the Special Committee and may not be used or relied upon by any other person. Such advice or opinions may not be reproduced, summarized, excerpted from or referred to in any public document or given to any other person without the prior written consent of RBC. If required by applicable law, such opinion may be included in any disclosure document filed by the Company with the SEC with respect to the Merger; provided, however, that such opinion must be reproduced in full and that any description of or reference to RBC must be in a form reasonably acceptable to RBC and its counsel. RBC shall have no responsibility for the form or content of any such disclosure document, other than the opinion itself. RBC consents to a description of and the inclusion of the text of this opinion in any filing required to be made by the Company with the SEC in connection with the Merger and in materials delivered to the Stockholders that are a part of such filings; provided, however, that such description must be reproduced in a form reasonably acceptable to RBC and its counsel.

Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger or the relative merits of the Merger compared to any alternative business strategy or transaction in which the Company might engage.

Our opinion addresses solely the fairness of the Per Share Merger Consideration, from a financial point of view, to the Stockholders. Our opinion does not in any way address other terms or arrangements of the Merger or the Agreement, including, without limitation, the financial or other terms of any other agreement contemplated by, or to be entered into in connection with, the Agreement. Further, in rendering our opinion we express no opinion about the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the public Stockholders of the Company.

Our opinion has been approved by RBC’s Fairness Opinion Committee.

Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Per Share Merger Consideration is fair, from a financial point of view, to the Stockholders.

Very truly yours,

/s/     RBC Capital Markets Corporation

RBC CAPITAL MARKETS CORPORATION

ANNEX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16.)

PROXY

Insightful the knowledge to act

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

INSIGHTFUL CORPORATION

The undersigned hereby appoints Richard P. Barber and Ann L. Parker-Way, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of INSIGHTFUL CORPORATION

Common Stock that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held

August 29, 2008 or at any adjournment or postponement thereof, with all powers that the undersigned would possess if present at the Annual Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

You can now access your Insightful Corporation account online.

Access your Insightful Corporation stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Insightful Corporation, now makes it easy and convenient to get current information on your stockholder account.

• View account status • View payment history for dividends

• View certificate history • Make address changes

• View book-entry information • Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. Please Mark

Here for

Address

Change or

Comments

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

ITEM 2. ELECTION OF DIRECTOR

Nominee:

01 Ronald M. Stevens

FOR WITHHELD

ITEM 3. RATIFICATION OF APPOINTMENT

OF INDEPENDENT ACCOUNTANTS

FOLD AND DETACH HERE

SEE REVERSE SIDE

FOR AGAINST ABSTAIN

ITEM 1. ADOPTION OF AN AGREEMENT AND PLAN

OF MERGER WITH TIBCO SOFTWARE INC.

ITEM 4. ADJOURNMENT, POSTPONEMENT

OR CONTINUATION OF THE ANNUAL

MEETING, IF NECESSARY OR

APPROPRIATE

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

INTERNET

http://www.proxyvoting.com/iful

Use the Internet to vote your proxy.

Have your proxy card in hand

when you access the web site.

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to

vote your proxy. Have your proxy

card in hand when you call.

OR

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to

Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

FOLD AND DETACH HERE